AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2004
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                  SUPERCOM LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            ISRAEL                             3674                    NOT APPLICABLE
----------------------------------------------------------------------------------------
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)      Classification Code Number)     Identification No.)

                                  SUPERCOM LTD.
                                MILLENNIUM BLDG.
                            3 TIDHAR ST., P.O.B. 2094
                              RAANANA 43665 ISRAEL
                              (011) +972-9-7750800
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                 SUPERCOM, INC.
                           245 5TH AVENUE, SUITE 2103
                            NEW YORK, NEW YORK 10016
                                 (212) 554-4002
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                 WITH COPIES TO:

                              KENNETH R. KOCH, ESQ.
                           MINTZ, LEVIN, COHN, FERRIS,
                             GLOVSKY AND POPEO, P.C.
                                666 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 935-3000

                                   ----------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered or on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of each class of securities    Amount to be  Proposed maximum offering price  Proposed maximum aggregate     Amount of
          to be registered           registered (1)          per share (2)               offering price (2)     registration fee
                                                                                                                       (2)
-----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value
NIS .01 .............................  6,341,713 (3)              $2.02                      $12,810,260              $1,623
===================================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of our common stock purchase warrants.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales price of the ordinary shares on October 29, 2004, which date was within five business days of the date of filing of this registration statement, as reported on Euronext Brussels stock market. The ordinary shares we are registering are expected to be sold by selling shareholders, including affiliates. We will not receive proceeds from the sale of shares by the selling shareholders.

(3) This registration statement covers the resale of 6,341,713 ordinary shares, consisting of: 1,558,826 ordinary shares issued in connection with a private placement completed on July 15, 2004; 623,535 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued in connection with a private placement completed on July 15, 2004; 2,470,589 ordinary shares issued in connection with a private placement completed on September 10, 2004; 988,234 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued in connection with a private placement completed on September 10, 2004; 444,706 ordinary shares issuable upon the exercise of warrants having an exercise price of $0.85 per share and 177,882 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued to Broadband Capital LLC as a portion of the placement agent fee issued in connection with a private placement completed on September 10, 2004; 75,000 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued to Meitav Capital Ltd. as a portion of the placement agent fee issued in connection with a private placement completed on July 15, 2004; and 2,941 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued to Max Tech Ltd. as a portion of the placement agent fee issued in connection with a private placement completed on July 15, 2004.

                                   ----------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.


PROSPECTUS
SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2004



                                [LOGO] SUPERCOM


                            6,341,713 ORDINARY SHARES


      SuperCom Ltd. is registering 6,341,713 ordinary shares for sale by selling shareholders. We will pay all expenses of registering the securities. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. A market maker has filed a Form 211 with the NASD so that our ordinary shares can be quoted on the OTC Bulletin Board in the United States. We are currently waiting to receive approval from the NASD. We expect that our ordinary shares will be traded on the OTC Bulletin Board under the symbol "SPCM". Our ordinary shares also are listed on Euronext Brussels under the symbol "SUP". On October 29, 2004, the last reported sale price of our ordinary shares on Euronext Brussels was (euro)1.60 per share, equivalent to $2.04 per share, calculated using the exchange rate of $1.274 per Euro on such date.

                            ------------------------

                   INVESTING IN OUR SECURITIES INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                            ------------------------

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                 The date of this prospectus is _________, 2004.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. In this prospectus, "SuperCom," "we," "us" and "our" refer to SuperCom Ltd. (unless the context otherwise requires).





                                                               TABLE OF CONTENTS

                                                                                                                                Page
Prospectus Summary................................................................................................................1
Risk Factors......................................................................................................................6
Cautionary Note Regarding Forward-Looking Statements.............................................................................17
Use of Proceeds..................................................................................................................17
Dividend Policy..................................................................................................................17
Exchange Rate Information........................................................................................................17
Current Outstanding Share Capital................................................................................................18
Capitalization...................................................................................................................19
Price Range of Ordinary Shares...................................................................................................20
Selected Consolidated Financial Data.............................................................................................21
Management's Discussion and Analysis of Financial Condition and Results of Operations............................................24
Business.........................................................................................................................38
Management.......................................................................................................................55
Certain Relationships and Related Party Transactions.............................................................................63
Principal Shareholders...........................................................................................................64
Description of Share Capital.....................................................................................................65
Selling Shareholders.............................................................................................................67
Plan of Distribution.............................................................................................................70
Memorandum and Articles of Association...........................................................................................71
Description of Ordinary Shares...................................................................................................75
Shares Eligible for Future Sale..................................................................................................78
Conditions in Israel.............................................................................................................79
Taxation.........................................................................................................................81
Enforceability of Civil Liabilities..............................................................................................85
Legal Matters....................................................................................................................86
Experts..........................................................................................................................86
Where You Can Find More Information..............................................................................................86
Index...........................................................................................................................F-1

                               PROSPECTUS SUMMARY


      This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before buying ordinary shares in this offering. You should carefully read this entire prospectus, including "Risk Factors" and our consolidated financial statements, before making an investment decision.

      We are a smart card technology company that designs, develops and markets advanced smart card technologies and products for the governmental and commercial secured identification markets. With an embedded microcontroller, smart cards have the unique ability to store large amounts of data, perform on-card functions, such as encryption, and interact intelligently with a smart card reader. Smart cards connect to a smart card reader through either direct physical contact or a remote contactless radio frequency interface. We function as a "one stop" technological integration and support source for smart card system integrators, utilizing our know-how and technologies. We develop and market a wide range of complementary technologies and solutions for the smart card market, including customizable smart cards, smart card-related products, proprietary smart card production technologies, and advanced identification, or ID, technologies, complemented by brand protection and authentication technologies.

      Since 1994, our technologies and products have been included in several large governmental projects worldwide, such as the Hong Kong government passport project, the United Kingdom passport project and the Ukraine passport project. We believe that our extensive product line and experience, combined with our growth strategy in governmental projects and commercial solutions, position us for further growth. We cannot assure you however, that such growth will be achieved.

      Beginning in the fourth quarter of 2001, we completely reorganized our operational and strategic structure. This reorganization included an in-depth analysis of our technologies, products, applications, target markets, business and marketing strategies, as well as instituting aggressive cost-cutting measures. As a result of this process, we decided to focus on what we believed to be our core strengths:

      o     Smart card technology integration know-how;

      o     High security solution integration;

      o     Proprietary smart card technologies and products;

      o     Expertise in multi-application smart cards; and

      o     Extensive experience with the government ID market.

      Our objective is to become a leading provider of high-end smart card systems by marketing our extensive technological know-how, advanced technologies and value-added products and applications for government and commercial smart cards in the secured identification and access control markets, worldwide. While we intend to continue to participate in governmental ventures, we also plan to increase our sales efforts in the private commercial market through our distribution channels, including our recently entered into distribution arrangements with Clinton Electronics Corporation, TransTech Systems, Inc., Laminex, Inc. and Eastern DataComm.

      We will seek to market our products and proprietary technologies to position us as:

      o A horizontal smart card technology provider and integrator with the ability to respond to complex security and multi-application smart card system challenges; and

      o A provider of a combination of unique and traditional smart cards and complementary smart card-related products, which, as applicable, will be sold "off-the-shelf" as complete solutions.

      There can be no assurance as to whether we shall achieve our objective, as to the degree of our success in growth in the commercial market or as to whether we shall achieve the desired position.

      Our executive offices are located at Millennium Bldg., 3 Tidhar St., P.O.B. 2094, Raanana, Israel and our telephone number is (011) +972-9-7750800. Our website is located at http://www.supercomgroup.com. The information contained on our website is not intended to be a part of this prospectus.

----------------------------------------------------------------------------------------------------

                                  THE OFFERING

Ordinary shares which may be sold
    by selling shareholders ...........         6,341,713 ordinary shares, including 2,312,298
                                                ordinary shares issuable upon exercise of warrants

Ordinary shares to be outstanding
  after the offering...................         16,996,287 ordinary shares, excluding (i) the
                                                ordinary shares issuable as of the date of this
                                                prospectus upon exercise of options, and (ii)
                                                2,312,298 ordinary shares issuable upon
                                                effectiveness of the registration statement of which
                                                this prospectus forms a part and upon exercise of
                                                warrants. We have outstanding options to purchase
                                                2,172,878 ordinary shares, 1,602,194 of which are
                                                currently exercisable. In addition, we authorized
                                                grants of options to employees and officers, under
                                                our option plan, with an exercise price of $0.85, to
                                                purchase an aggregate of 1,400,000 shares, which
                                                remains subject to all required approvals under
                                                Israeli law.

Use of proceeds........................         We will not receive any proceeds from the sales
                                                described in this prospectus. We will bear the
                                                expenses related to the registration of the ordinary
                                                shares.

Anticipated OTC Bulletin Board Symbol..         SPCM.OB

Euronext Brussels Symbol...............         SUP



      The number of ordinary shares to be outstanding after this offering does not include, as of October 28,2004:

      3,572,878 ordinary shares reserved for issuance upon exercise of (i) outstanding options to purchase 2,172,878 ordinary shares at a weighted average exercise price of $ 0.97 per share and (ii) authorized grants of options to employees and officers, under our option plan, with an exercise price of $0.85, to purchase an aggregate of 1,400,000 shares, which remains subject to all required approvals under the Israeli law.


      As used in this prospectus:

      o all references to "New Shekels" or "NIS" are to the lawful currency of Israel;

      o all references to "Euros", "EUR" or "(euro)" are to the lawful currency of the European Union; and

      o all references to "dollars" or "$" are to the lawful currency of the United States.

----------------------------------------------------------------------------------------------------

                      SUMMARY CONSOLIDATED FINANCIAL DATA

      The following is a summary of financial data included elsewhere in the prospectus. You should read the following data with the more detailed information contained in "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.


                                             SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                                    YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------
                                                                Audited
                                         (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                           *1999      *2000     *2001    2002      2003
SUMMARY OF STATEMENT OF OPERATIONS:     --------  ---------  --------  ------   -------
Revenues                                   3,894      3,062     6,889   8,027     7,244
Cost of Revenues                           1,956      1,756     2,574   1,830     3,102
                                        --------  ---------  --------  ------   -------
Gross Profit                               1,938      1,306     4,315   6,197     4,142
                                        --------  ---------  --------  ------   -------
Operating Expenses:
   Research and Development                1,975      2,477     1,225   1,334       918
   Selling and Marketing                   1,588      4,180     4,628   2,828     3,026
   General and Administrative              2,990      3,385     3,604   1,988     1,829
                                        --------  ---------  --------  ------   -------
Total Operating Expenses                   6,553     10,042     9,457   6,150     5,773
                                        --------  ---------  --------  ------   -------

Operating Income  (Loss)                  (4,615)    (8,736)   (5,142)     47    (1,631)
Financial Income (Expenses), Net             545        744       123     (35)     (233)

OTHER INCOME (EXPENSES), NET                  (5)    (1,688)     (241)  6,203       (83)
                                        --------  ---------  --------  ------   -------
Income Loss before Taxes on Income        (4,075)    (9,680)   (5,260)  6,215    (1,947)
Income Taxes                                   6          2        --      --        --
Equity in Earnings (Loss) of
 an Affiliated Company, Net of taxes          18         19        --     (38)      (48)
                                        --------  ---------  --------  ------   -------
Net Income (Loss) from
   continuing operations                  (4,063)    (9,663)   (5,260)  6,177    (1,995)
                                        ========  =========  ========  ======   =======
Loss from discontinued operations             97      1,276     1,288     427        --

Net income (loss)                       $ (4,160) $ (10,939) $ (6,548) $5,750   $(1,995)
                                        ========  =========  ========  ======   ========

PER SHARE DATA:

Basic and Diluted earning (loss)
from continuing operations                 (0.34) $   (0.76) $  (0.42) $ 0.49   $ (0.15)

Basic and Diluted earning (loss)
from discontinued operations            $  (0.01) $    (0.1) $   (0.1) $(0.04)  $    --

Basic and Diluted earning
 (loss) per share                       $  (0.35) $   (0.86) $  (0.52) $ 0.45   $ (0.15)

SUMMARY OF BALANCE SHEET DATA:

Cash and Cash Equivalents                  5,295      8,565       274   4,567     1,912
Bank deposit                              13,068         --       100             1,196
Marketable debt securities                    --         --        --     609       117

Trade receivables                            225        161       573   2,202     1,808
Inventories                                1,079      2,832     3,777   3,144     3,236
Total Current Assets                      20,883     12,887     6,006  11,092     9,630
TOTAL ASSETS                              21,941     15,219     8,531  13,756    12,434
Total Current Liabilities                  1,583      4,016     4,226   3,468     4,199
Accrued Severance Pay                        705        858       442     362       436
TOTAL SHAREHOLDERS' EQUITY                19,653     10,345     3,863   9,497     7,612



SUMMARY OF CONSOLIDATED
FINANCIAL DATA                       THREE MONTHS             SIX MONTHS
                                     ENDED JUNE 30,           ENDED JUNE 30,
                                     ------------------       ------------------
                                         Unaudited                Unaudited
                               (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)
                                          2003        2004        2003        2004
SUMMARY OF STATEMENT OF OPERATIONS:

Revenues                                 1,021       1,173       3,905       2,484
Cost of Revenues                           447         738       1,504       1,564
                                      --------    --------    --------    --------
Gross Profit                               574         435       2,401         920
                                      --------    --------    --------    --------
Operating Expenses:
   Research and Development                229         183         465         377
   Selling and Marketing                   260         572       1,547       1,129
   General and Administrative              438         441         939         944
                                      --------    --------    --------    --------
Total Operating Expenses                   927       1,196       2,951       2,450
                                      --------    --------    --------    --------

Operating Income  (Loss)                  (353)       (761)       (550)     (1,530)
Financial Income (Expenses), Net          (131)        (70)       (146)        (77)
OTHER INCOME (EXPENSES), NET               (11)        (49)        (41)        (53)
                                      --------    --------    --------    --------
Income Loss before Taxes on Income        (495)       (880)       (737)     (1,660)
Income Taxes                                --          --          --          --
Equity in Earnings (Loss) of
an Affiliated Company, Net of taxes         --          --          --          --
                                      --------    --------    --------    --------

Net Income (Loss) from
continuing operations                     (495)       (880)       (737)     (1,660)
                                      ========    ========    ========    ========
Loss from discontinued operations           --          --          --          --

Net income (loss)                     $   (495)   $   (880)   $   (737)   $ (1,660)
                                      ========    ========    ========    ========


PER SHARE DATA:
Basic and Diluted earning (loss)
  from continuing operations          $  (0.04)   $  (0.07)   $  (0.06)   $  (0.13)

Basic and Diluted earning (loss)
from discontinued operations          $     --    $     --    $     --    $     --

Basic and Diluted earning
 (loss) per share
                                      $  (0.04)   $  (0.07)   $  (0.06)   $  (0.13)

SUMMARY OF BALANCE SHEET DATA:
Cash and Cash Equivalents                3,932       1,528       3,932       1,528
Bank deposit                               791         601         791         601
Marketable debt securities                 274          --         274          --

Trade receivables                        3,851       1,798       3,851       1,798
Inventories                              2,898       2,836       2,898       2,836
Total Current Assets                    12,255       8,076      12,255       8,076
TOTAL ASSETS                            14,776      11,032      14,776      11,032
Total Current Liabilities                5,253       3,626       5,253       3,626
Accrued Severance Pay                      392         465         392         465
TOTAL SHAREHOLDERS' EQUITY               8,786       6,756       8,786       6,756

                                  RISK FACTORS


      This offering involves a high degree of risk. You should carefully consider the following risks together with the other information in this prospectus before deciding to invest in our ordinary shares. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks described below are not necessarily in order of degree or magnitude of risk.

WE HAVE A HISTORY OF OPERATING LOSSES AND NEGATIVE CASH FLOWS AND MAY NOT BE PROFITABLE IN THE FUTURE.

      We have incurred substantial losses and negative cash flows since our inception. We had an accumulated deficit of approximately $19,902,000 at June 30, 2004. We had an accumulated deficit of approximately $18,242,000 at December 31, 2003. Although we generated net income of approximately $5,750,000 for the year ended December 31, 2002, such net income was generated primarily from the sale of our equity ownership in our former subsidiary InkSure. We incurred losses of approximately $1,995,000 and $6,548,000 for the years ended December 31, 2003 and 2001, respectively. We expect to have net operating losses and negative cash flows for the foreseeable future, and expect to spend significant amounts of capital to enhance our products and services, develop further sales and operations, and fund expansion. As a result, we will need to generate significant revenue to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

      Part of our operating expense levels are based on internal forecasts for future demand and not on firm customer orders for products or services. Our results may be affected by fluctuating demand for our products and services from one quarter to the next and by increases in the costs of components and raw materials acquired from suppliers.

WE WILL FACE A NEED FOR ADDITIONAL CAPITAL AND MAY NEED TO CURTAIL OUR OPERATIONS IF IT IS NOT AVAILABLE.

      We believe that our current cash and cash equivalents, in addition to our revenues generated from our business operations, will satisfy our operating capital needs for at least the next 12 months based upon our currently anticipated business activities. However, we may need additional capital even within the next 12 months if we undertake large projects or have a delay in one of our anticipated projects. Our need for additional capital to finance our operations and growth will be greater should, among other things, our revenue or expense estimates prove to be incorrect. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which would force us to curtail our operations or not pursue opportunities which present themselves.

WE DERIVE A SUBSTANTIAL PORTION OF OUR REVENUE FROM A SMALL NUMBER OF CUSTOMERS, AND THE REDUCTION OF SALES TO ANY ONE OF THOSE CUSTOMERS COULD ADVERSELY IMPACT OUR OPERATING RESULTS BY CAUSING A DROP IN REVENUES.

      We depend on a limited number of customers for a substantial portion of our revenue. During the years ended December 31, 2003, 2002 and 2001, we derived 66%, 73%, and 70%, respectively, of our consolidated net revenue for that year from four individual customers. In 2003, our customers Ministry of Internal Affairs of Ukraine, Intercomsoft China travel CHK and China travel holding accounted for 27%, 16% 12% and 11%, respectively, of our consolidated net revenues. A substantial reduction in sales to any of our significant customers would adversely affect our business unless we were able to replace the revenue we received from those customers, which replacement we may not be able to do.

      During 2002, we began the delivery of the first phase of the Ukraine ID smart card project pursuant to Contract No.10/82, dated April 9, 2002 (the "Contract") between SuperCom and the Ministry of Internal Affairs of Ukraine (the "Ministry") and generated revenues of $2,100,000. During 2003,we generated an aggregate of $1,970,000 in revenues from this project. In April 2004, we were informed by the International Commercial Arbitration Court at the Ukrainian Chamber of Commerce and Industry ("Arbitration Court") that the Department for Resources Supply of the Ministry had filed with the Arbitration Court a statement of claim to declare the Contract as void due to defaults in the tender proceedings under which the Contract had been awarded to SuperCom. On July 22, 2004 we were informed by the law firm representing us in the arbitration proceedings that on July 19, 2004, the Arbitration Court issued a negative award declaring the Contract as void. We strongly believe that the award is wrong due to many defaults that occurred in the arbitration proceedings and we intend to challenge the validity of the award in the civil courts of Ukraine. We are not anticipating any revenues from this project during the year 2004 and the following years, which represented approximately $13,300,000 of anticipated revenues for the remainder of the term through 2006.

WE DERIVE A SUBSTANTIAL PORTION OF OUR REVENUE FROM A SMALL NUMBER OF CUSTOMERS, AND THE LOSS OF ANY ONE OF THOSE CUSTOMERS COULD ADVERSELY IMPACT OUR OPERATING RESULTS BY CAUSING A DROP IN REVENUES.

      We depend on a limited number of customers for a substantial portion of our revenue. The termination or non-renewal of any significant contract upon expiration, would adversely affect our business unless we were able to replace the revenue we received from those customers, which replacement we may not be able to do.

OUR RELIANCE ON THIRD PARTY TECHNOLOGIES, RAW MATERIALS AND COMPONENTS FOR THE DEVELOPMENT OF SOME OF OUR PRODUCTS AND OUR RELIANCE ON THIRD PARTIES FOR MANUFACTURING MAY DELAY PRODUCT LAUNCH, IMPAIR OUR ABILITY TO DEVELOP AND DELIVER PRODUCTS OR HURT OUR ABILITY TO COMPETE IN THE MARKET.

      Most of our products integrate third-party technology that we license and/or raw materials and components that we purchase or otherwise obtain the right to use, including: operating systems, microchips, security and cryptography technology for card operating systems, which prevents unauthorized parties from tampering with our cards, and dual interface technology, which enables cards to operate in both contact and contactless mode. Our ability to purchase and license new technologies and components from third parties is and will continue to be critical to our ability to offer a complete line of products that meets customer needs and technological requirements. We may not be able to renew our existing licenses or be able to purchase components and raw materials on favorable terms, or at all. If we lose the rights to a patented technology, we may need to stop selling or may need to redesign our products that incorporate that technology, and we may lose the potential competitive advantage such technology gave us. In addition, competitors could obtain licenses for technologies for which we are unable to obtain licenses, and third parties may develop or enable others to develop a similar solution to security issues, either of which events could adversely affect our results of operations. Also, dependence on the patent protection of third parties may not afford us any control over the protection of the technologies upon which we rely. If the patent protection of any of these third parties were compromised, our ability to compete in the market also would be impaired.

DELAYS IN DELIVERIES FROM OUR SUPPLIERS OR DEFECTS IN GOODS OR COMPONENTS SUPPLIED BY OUR VENDORS COULD CAUSE OUR REVENUES AND GROSS MARGINS TO DECLINE.

      We rely on a limited number of vendors for certain components for the products we are supplying. Any undetected flaws in components supplied by our vendors could lead to unanticipated costs to repair or replace these parts. We currently purchase some of our components from a single supplier to take advantage of volume discounts which presents a risk that the components may not be available in the future on commercially reasonable terms or at all. Although we believe that there are additional suppliers for the equipment and supplies that we require, we may not be able to make such alternative arrangement promptly. If one of our suppliers were unable to meet our supply demands and we could not quickly replace the source of supply, it could cause a delay of receipt of revenues and damage to our business reputation.

OUR INABILITY TO MAINTAIN AND DEVELOP NEW STRATEGIC RELATIONSHIPS WITH PRIMARY INTEGRATORS FOR GOVERNMENTAL SECURED ID AND PASSPORT PROJECTS COULD IMPACT OUR ABILITY TO OBTAIN OR SELL OUR PRODUCTS, AND PREVENT US FROM GENERATING SALES REVENUES.

      We obtain and sell many of our products through strategic alliance and supplier agreements in which we act as subcontractors or suppliers to the primary integrator or contractor, including China Travel Service (Holdings) H.K. Ltd. in Hong Kong for the Hong Kong passport and China re-entry card projects and Intercomsoft in Moldova for the Moldova national documentation project. The loss of any of our existing strategic relationships, or the inability to create new strategic relationships in the future, could adversely affect our ability to develop and sell our products.

      We sometimes depend upon our strategic partners to market our products and to fund and perform their obligations as contemplated by our agreements with them. We do not control the time and resources devoted by our partners to these activities. These relationships may not continue or may require us to spend significant financial, personnel and administrative resources from time to time. We may not have the resources available to satisfy our commitments, which may adversely affect our strategic relationships.

      If alliance or supplier agreements are cancelled, modified or delayed, if alliance or supplier partners decide not to purchase our products or to purchase only limited quantities of our products, or if we are unable to enter into additional alliance or supplier agreements, our ability to produce and sell our products and to generate sales revenues could be adversely affected.

OUR DEPENDENCE ON THIRD PARTY DISTRIBUTORS, SALES AGENTS, AND VALUE-ADDED RESELLERS COULD RESULT IN MARKETING AND DISTRIBUTION DELAYS WHICH WOULD PREVENT US FROM GENERATING SALES REVENUES.

      We market and sell some of our products using a network of distributors covering several major world regions, including the United States. We are currently engaged in discussions with other potential distributors, sales agents, and value-added resellers. Such arrangements may never be finalized and, if finalized, such arrangements may not increase our revenues or enable us to achieve profitability.

      Our ability to terminate a distributor who is not performing satisfactorily may be limited. Inadequate performance by a distributor would adversely affect our ability to develop markets in the regions for which the distributor is responsible and could result in substantially greater expenditures by us in order to develop such markets. Our operating results will be highly dependent upon: (i) our ability to maintain our existing distributor arrangements; (ii) our ability to establish and maintain coverage of major geographic areas and establish access to customers and markets; and (iii) the ability of our distributors, sales agents, and value-added resellers to successfully market our products. A failure to achieve these objectives could result in lower revenues.

THIRD PARTIES COULD OBTAIN ACCESS TO OUR PROPRIETARY INFORMATION OR COULD INDEPENDENTLY DEVELOP SIMILAR TECHNOLOGIES BECAUSE OF THE LIMITED PROTECTION FOR OUR INTELLECTUAL PROPERTY AND SUCH ACTIONS WOULD ENABLE THIRD PARTIES TO COMPETE MORE EFFECTIVELY WITH US AND, ACCORDINGLY, THESE ACTIONS WOULD HAVE A HARMFUL EFFECT ON OUR OPERATIONS.

      Despite the precautions we take, third parties may copy or obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or may independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between us and most of our employees, distributors and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. If we are not able to defend successfully our industrial or intellectual property rights, we might lose rights to technology that we need to develop our business, which may cause us to lose potential revenues, or we might be required to pay significant license fees for the use of such technology. To date, we have relied primarily on a combination of patent, trade secret and copyright laws, as well as nondisclosure and other contractual restrictions on copying, reverse engineering and distribution to protect our proprietary technology. We currently have three registered patents in Israel, one in Europe, one in the United States, one in Hong Kong, one in Ukraine and two patent applications pending in the United States and Europe and other jurisdictions for technology related to our smart card technology. We may not be issued patents based on our patent applications. Any inability to protect intellectual property rights in our technology could enable third parties to compete more effectively with us and/or could reduce our ability to compete. In addition, these efforts to protect our intellectual property rights could require us to incur substantial costs even when our efforts are successful.

      In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of Israel or the United States. Our means of protecting our intellectual property rights in Israel, the United States or any other country in which we operate may not be adequate to fully protect our intellectual property rights. For instance, the intellectual property rights of our Asian subsidiary, SuperCom Asia Pacific Ltd. may not be fully protected by the laws of Hong Kong and the People's Republic of China, or PRC. The PRC does not yet possess a comprehensive body of intellectual property laws. As a result, the enforcement, interpretation and implementation of existing laws, regulations or agreements may be sporadic, inconsistent and subject to considerable discretion. The PRC's judiciary has not had sufficient opportunity to gain experience in enforcing laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As the legal system develops, entities such as the Company may be adversely affected by new laws, changes to existing laws (or interpretations thereof) and preemption of provincial or local laws by national laws. Even when adequate law exists in the PRC, it may not be possible to obtain speedy and equitable enforcement of the law.

WE MAY FACE HARMFUL CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS, WHICH COULD REQUIRE US TO DEVOTE SUBSTANTIAL TIME AND RESOURCES TOWARD MODIFYING OUR PRODUCTS OR OBTAINING APPROPRIATE LICENSES.

      There is a risk that our products infringe the proprietary rights of third parties. On August 8, 2003, we received a letter stating that we may be infringing certain patents of third parties with respect to our hot lamination process for plastic cards. We reviewed the claims made in the letter and we do not believe that our products or technology infringes such parties' patents or any other third party's patents. Since the initial letter, we received another letter dated July 13, 2004 from the same party requesting that we respond to their claim and stating that attractive licenses are available. To date, no infringement claims have been filed against us. We believe that hot lamination of plastic cards is a widely known process that is used by most card manufacturers. Even if it were determined that we are infringing such third party's patents, we feel that we could use another process to laminate plastic cards and our business would not be materially affected.

      Regardless of whether our products infringe on proprietary rights of third parties, infringement or invalidity claims may be asserted or prosecuted against us and we could incur significant expenses in defending them. If any infringement claims or actions are successfully asserted against us, we may be required to discontinue the use of certain processes, cease the manufacture, use and sale of infringing products and services, expend significant resources to develop non infringing technology, modify our products and services or seek licenses for these intellectual property rights. We may not be able to modify our products or obtain licenses on commercially reasonable terms, in a timely manner or at all. Our failure to do so could adversely affect our business by preventing us from selling some or all of our products. Adverse or protracted litigation or the failure to obtain necessary licenses or other rights could increase our expenses, as well as delay our increasing revenues, due to the possible devotion of significant financial and human resources in defending such litigation.

A SECURITY BREACH OF OUR INTERNAL SYSTEMS OR THOSE OF OUR CUSTOMERS COULD HARM OUR BUSINESS BY ADVERSELY AFFECTING THE MARKET'S PERCEPTION OF OUR PRODUCTS AND SERVICES THEREBY CAUSING OUR REVENUES TO DECLINE.

      For us to penetrate further the marketplace, the marketplace must be confident that we provide effective security protection for national identity and other secured ID documents and cards. Although we have not experienced any act of sabotage or unauthorized access by a third party of our software or technology to date, if an actual or perceived breach of security occurs in our internal systems or those of our customers, regardless of whether we caused the breach, it could adversely affect the market's perception of our products and services. This could cause us to lose customers, resellers, alliance partners or other business partners thereby causing our revenues to decline. If we or our customers were to experience a breach of our internal systems, our business could be severely harmed by adversely affecting the market's perception of our products and services.

WE MAY BE EXPOSED TO SIGNIFICANT LIABILITY FOR ACTUAL OR PERCEIVED FAILURE TO PROVIDE REQUIRED PRODUCTS OR SERVICES WHICH COULD DAMAGE OUR REPUTATION AND ADVERSELY AFFECT OUR BUSINESS BY CAUSING OUR REVENUES TO DECLINE AND OUR COSTS TO RISE.

      Products as complex as those we offer may contain undetected errors or may fail when first introduced or when new versions are released. Despite our product testing efforts and testing by current and potential customers, it is possible that errors will be found in new products or enhancements after commencement of commercial shipments. The occurrence of product defects or errors could result in adverse publicity, delay in product introduction, diversion of resources to remedy defects, loss of or a delay in market acceptance, or claims by customers against us, or could cause us to incur additional costs or lose revenues, any of which could adversely affect our business.

      Because our customers rely on our products for critical security applications, we may be exposed to claims for damages allegedly caused to a customer as a result of an actual or perceived failure of our products. An actual or perceived breach of security systems of one of our customers, regardless of whether the breach is attributable to our products or solutions, could adversely affect our business reputation. Furthermore, our failure or inability to meet a customer's expectations in the performance of our services, or to do so in the time frame required by the customer, regardless of our responsibility for the failure, could result in a claim for substantial damages against us by the customer, discourage other customers from engaging us for these services, and damage our business reputation.

      We currently carry product liability insurance, errors and omissions for high-technology companies insurance and insurance to guard against losses caused by employees' dishonesty. We believe that this insurance coverage is comparable to that of other similar companies in our industry. However, that insurance may not continue to be available to us on reasonable terms or in sufficient amounts to cover one or more large claims, or the insurer may disclaim coverage as to any future claim. We do not maintain insurance coverage for employee errors or security breaches, nor do we maintain specific insurance coverage for any interruptions in our business operations. The successful assertion of one or more large claims against us that exceed available insurance coverage, or changes in our insurance policies, including premium increases or the imposition of large deductibles or co-insurance requirements, could adversely affect our business by increasing our costs.

OUR EFFORTS TO EXPAND OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO A NUMBER OF RISKS, ANY OF WHICH COULD ADVERSELY REDUCE OUR FUTURE INTERNATIONAL SALES.

      Most of our business to date has been in jurisdictions other than the United States and we plan to increase our international sales outside of the United States. Our inability to obtain or maintain federal or foreign regulatory approvals relating to the import or export of our products on a timely basis could adversely affect our ability to expand our international business. Additionally, our international operations could be subject to a number of risks, any of which could adversely affect our future international sales, including:

      o     increased collection risks;

      o     trade restrictions;

      o     export duties and tariffs;

      o     uncertain political, regulatory and economic developments;

      o     inability to protect our intellectual property rights;

      o     very aggressive competitors;

      o     lower gross margins in commercial sales in Hong Kong and China;

      o business development in Hong Kong and China is time consuming and risky due to the uncertain political, regulatory and legal environment; and

      o     currency issues.

      In addition, in many countries the national security organizations require our employees to obtain clearance before such employees can work on a particular transaction. Failure to receive, or delays in the receipt of, relevant foreign qualifications also could have a material adverse effect on our ability to obtain sales at all or on a timely basis. Additionally, as foreign government regulators have become increasingly stringent, we may be subject to more rigorous regulation by governmental authorities in the future. If we fail to adequately address any of these regulations, our business will be harmed.

THE MARKETS THAT WE TARGET FOR A SUBSTANTIAL PART OF OUR FUTURE GROWTH ARE IN VERY EARLY STAGES OF DEVELOPMENT, AND IF THEY DO NOT DEVELOP OUR BUSINESS MIGHT NOT GROW AS MUCH OR AS PROFITABLY AS WE HOPE.

      Many of the markets that we target for our future growth are currently small or non-existent and need to develop if we are to achieve our growth objectives. If some or all of these markets do not develop, or if they develop more slowly than we anticipate, then we will not grow as quickly or profitably as we hope. For example, we are developing smart card products and services for the national government ID market. Smart card technology has not been widely adopted by national governments until recently, largely due to the cost of the necessary infrastructure and the relatively limited capabilities of previous microchips. We are investing in identification and security networks products and services, but so far we have not deployed our systems on a widespread basis. In 2003, our revenues from the government market totaled approximately $5,500,000 compared to $1,800,000 from the commercial market. Although we believe the government market is critical to our success in the short term, we believe that both the government and commercial markets will be critical to our long-term future success. The development of these markets will depend on many factors that are beyond our control, including the factors that are discussed in these Risk Factors.

IF SMART CARD AND HIGHLY SECURED DOCUMENT TECHNOLOGY IS NOT ADOPTED IN GOVERNMENT AND INDUSTRY ORGANIZATIONS, WE MAY LOSE SOME OF OUR EXISTING CUSTOMERS AND OUR BUSINESS MIGHT NOT GROW AS MUCH OR AS PROFITABLY AS WE HOPE.

      Our ability to grow depends significantly on whether governmental and industrial organizations adopt smart card technology as part of their new standards. If these organizations do not adopt smart card and highly secured document technology, then we might not be able to penetrate some of the new markets we are targeting, or we might lose some of our existing customer base.

      In order for us to achieve our growth objectives, smart card technology must be adopted in a variety of areas, including:

      o bank credit and debit card systems, which in most countries have traditionally relied on magnetic stripe cards as their principal technology;

      o computer equipment, which must include smart card readers as standard equipment if the use of smart cards for Internet and other applications is to become common;

      o widely used digital signature information technology security systems;

      o national identity card programs, which are considering smart cards with biometric technology;

      o government issued passports and ID cards which include contactless smart card chips, which has been recently recommended as the new standard by International Committee of Aviation Organizations;

      o     transportation applications using cards as method of payment; and

      o     access control in such fields as education and health care.

Any or all of these areas may not adopt smart card technology.

WE NEED TO DEVELOP OUR POSITION AS A PROVIDER OF SOFTWARE, SYSTEMS AND SERVICES TO EARN HIGH MARGINS FROM OUR TECHNOLOGY AND, IF WE ARE UNABLE TO DEVELOP SUCH POSITION, OUR BUSINESS WILL NOT BE AS PROFITABLE AS WE HOPE, IF PROFITABLE AT ALL.

      The increasing sophistication of smart card technology places a premium on providing innovative software systems and services to customers, in addition to manufacturing and supplying smart cards. While we have had some early success positioning ourselves as a provider of services and systems, may not continue to be successful with this strategy and we may not be able to capture a significant share of the market for the sophisticated services and systems that we believe are likely to produce attractive margins in the future. A significant portion of the value of smart card technology lies in the development of operating systems and applications that will permit the use of smart cards in new markets. In contrast, the margins involved in manufacturing and selling smart cards can be relatively small, and might not be sufficient to permit us to earn an attractive return on our development investments.

IF WE ARE UNABLE TO KEEP UP WITH RAPID CHANGES IN SMART CARD TECHNOLOGY, OUR EXISTING PRODUCTS AND SERVICES COULD BECOME OBSOLETE AND OUR REVENUES WILL DECLINE.

      The market for our products and services is marked by rapid technological change, frequent new product introductions and smart card technology enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. New products and services based on new or improved technologies or new industry standards can render existing products and services obsolete and unmarketable. To succeed, we will need to enhance our current products and service offerings and develop new products and services on a timely basis to keep pace with developments related to smart card technology and to satisfy the increasingly sophisticated requirements of our customers. Any delays in developing and releasing enhanced or new products and services or in keeping pace with continuous technological change may cause us to lose our existing customer base.

      The process of developing our products and services is extremely complex and requires significant continuing development efforts. Our investments in research and development have been considerable and may increase in the future. In order to earn an adequate return on these investments, we need to expand our sales significantly. We may not achieve our development objectives or expand our sales.

THE TIME FROM OUR INITIAL CONTACT WITH A CUSTOMER TO A SALE IS LONG AND SUBJECT TO DELAYS, WHICH COULD RESULT IN THE POSTPONEMENT OF OUR RECEIPT OF REVENUES FROM ONE ACCOUNTING PERIOD TO THE NEXT, INCREASING THE VARIABILITY OF OUR RESULTS OF OPERATIONS AND CAUSING SIGNIFICANT FLUCTUATIONS IN OUR REVENUE FROM QUARTER TO QUARTER.

      The period between our initial contact with a potential customer and the purchase of our products and services is often long and subject to delays associated with the budgeting, approval and competitive evaluation processes that frequently accompany significant capital expenditures, particularly by governmental agencies. The typical sales cycle for our government customers has to date ranged from three to 24 months and the typical sales cycle for our commercial customers has ranged from one to six months. A lengthy sales cycle may have an impact on the timing of our revenue, which may cause our quarterly operating results to fall below investor expectations. We believe that a customer's decision to purchase our products and services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell our products and services, we generally must educate our potential customers regarding their use and benefits, which can require significant time and resources. This significant expenditure of time and resources may not result in actual sales of our products and services.

OUR MARKETS ARE HIGHLY COMPETITIVE AND COMPETITION COULD HARM OUR ABILITY TO SELL PRODUCTS AND SERVICES AND COULD REDUCE OUR MARKET SHARE.

      The market for smart card and secured document products and services is intensely competitive. We expect competition to increase as the industry grows and as smart card technology begins to converge with the information technology industry. We may not be able to compete successfully against current or future competitors. We face competition from technologically sophisticated companies, many of which have substantially greater technical financial, and marketing resources than us. In some cases, we compete with entities that have pre-existing relationships with potential customers. As the national documentation production market expands, we expect additional competitors to enter the market.

      Some of our competitors and potential competitors have larger technical staffs, larger customer bases, more established distribution channels, greater brand recognition and greater financial, marketing and other resources than we do.

      Our competitors may be able to develop products and services that are superior to our products and services, that achieve greater customer acceptance or that have significantly improved functionality as compared to our existing and future smart card products and services. In addition, our competitors may be able to negotiate strategic relationships on more favorable terms than we are able to negotiate. Many of our competitors may also have well established relationships with our existing and prospective customers. Increased competition may result in our experiencing reduced margins, loss of sales or decreased market shares.

WE RELY ON THE SERVICES OF CERTAIN EXECUTIVE OFFICERS AND KEY PERSONNEL, THE LOSS OF WHOM COULD ADVERSELY AFFECT OUR OPERATIONS BY CAUSING A DISRUPTION TO OUR BUSINESS.

      Our future success depends largely on the efforts and abilities of our executive officers and senior management and other key employees, including technical and sales personnel. The loss of the services of any of these persons could disrupt our business until replacements, if available, can be found. We do not maintain any key-person insurance for any of our employees.

OUR ABILITY TO REMAIN COMPETITIVE DEPENDS IN PART ON ATTRACTING, HIRING AND RETAINING QUALIFIED TECHNICAL PERSONNEL AND, IF WE ARE NOT SUCCESSFUL IN SUCH HIRING AND RETENTION, OUR BUSINESS COULD BE DISRUPTED.

      Our future success depends in part on the availability of qualified technical personnel, including personnel trained in software and hardware applications within specialized fields. As a result, we may not be able to successfully attract or retain skilled technical employees, which may impede our ability to develop, install implement and otherwise service our software and hardware systems and to efficiently conduct our operations.

      The information technology and network security industries are characterized by a high level of employee mobility and the market for technical personnel remains extremely competitive in certain regions, including Israel. This competition means there are fewer highly qualified employees available to hire, the costs of hiring and retaining such personnel are high and highly qualified employees may not remain with our Company once hired. Furthermore, there may be pressure to provide technical employees with stock options and other equity interests in our Company, which may dilute our earnings (loss) per share.

      Additions of new personnel and departures of existing personnel, particularly in key positions, can be disruptive, might lead to additional departures of existing personnel and could have a material adverse effect on our business, operating results and financial condition.

OUR PLANNED GROWTH WILL PLACE SIGNIFICANT STRAIN ON OUR FINANCIAL AND MANAGERIAL RESOURCES AND MAY NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS AND ABILITY TO GROW.

      Our ability to manage our growth effectively will require us:

      o to continue to improve our operations, financial and management controls, reporting systems and procedures;

      o     to train, motivate and manage our employees; and

      o     as required, to install new management information systems.

      Our existing management and any new members of management may not be able to augment or improve existing systems and controls or implement new systems and controls in response to anticipated future growth. If we are successful in achieving our growth plans, such growth is likely to place a significant burden on the operating and financial systems, resulting in increased responsibility for our senior management and other personnel.

SOME OF OUR PRODUCTS ARE SUBJECT TO GOVERNMENT REGULATION OF RADIO FREQUENCY TECHNOLOGY WHICH COULD CAUSE A DELAY OR INABILITY TO INTRODUCE SUCH PRODUCTS IN THE UNITED STATES AND OTHER MARKETS.

      The rules and regulations of the United States Federal Communications Commission or, the "FCC" limit the radio frequency used by and level of power emitting from electronic equipment. Our readers, controllers and other radio frequency technology scanning equipment are required to comply with these FCC rules which may require certification, verification or registration of the equipment with the FCC. Certification and verification of new equipment requires testing to ensure the equipment's compliance with the FCC's rules. The equipment must be labeled according to the FCC's rules to show compliance with these rules. Testing, processing of the FCC's equipment certificate or FCC registration, and labeling may increase development and production costs and could delay introduction of our verification scanning device and next generation radio frequency technology scanning equipment into the U.S. market. Electronic equipment permitted or authorized to be used by the FCC through our certification or verification procedures must not cause harmful interference to licensed FCC users, and it is subject to radio frequency interference from licensed FCC users. Selling, leasing or importing non compliant equipment is considered a violation of FCC rules and federal law and violators may be subject to an enforcement action by the FCC. Any failure to comply with the applicable rules and regulations of the FCC could have a material adverse effect on our business, operating results and financial by increasing our costs due to compliance and/or limit our sales in the United States.

CONDITIONS IN ISRAEL AFFECT OUR OPERATIONS IN ISRAEL AND MAY LIMIT OUR ABILITY TO SELL OUR PRODUCTS AND SERVICES.

      We are incorporated under Israeli law and our manufacturing facility and research and development facility will continue to be located in Israel. Political, economic and military conditions in Israel will, accordingly, directly affect our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Despite negotiations to effect peace between Israel and its Arab neighbors, the future of these peace efforts is uncertain. Since October 2000, there has been a significant increase in violence primarily in the West Bank and Gaza Strip, negotiations between Israel and the Palestinian Authority have ceased from time to time and there has been increased military activity characterized by some as war. More recently, violence has spread to Jerusalem and areas near Tel Aviv. Furthermore, several countries still restrict trade with Israeli companies, which may limit our ability to make sales, or purchase components from, in those countries. Any future armed conflict, political instability, continued violence in the region or restrictions could have a material adverse effect on our business, operating results and financial condition.

OUR OPERATIONS COULD BE DISRUPTED AS A RESULT OF THE OBLIGATION OF MANAGEMENT OR KEY PERSONNEL TO PERFORM MILITARY SERVICE IN ISRAEL.

      Generally, all nonexempt male adult citizens and permanent residents of Israel are obligated to perform annual military reserve duty and are subject to being called for active duty at any time under emergency circumstances. Currently, Israeli law requires most male Israeli citizens to perform military reserve duty annually until the age of 45. Generally, between five and ten, representing approximately 8% to 15%, of our officers and employees are at any one time obligated to perform annual reserve duty. We believe that a maximum of approximately 15% of our employees at any one time could be called for active duty under emergency circumstances. While we have operated effectively under these requirements since our incorporation, we cannot predict the full impact of such conditions on us in the future, particularly if emergency circumstances occur. If many of our employees are called for active duty, our operations in Israel and our business, results and financial condition may be adversely affected.

FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN THE UNITED STATES DOLLAR AND FOREIGN CURRENCIES MAY AFFECT OUR OPERATING RESULTS.

      We incur expenses for our operations in Israel in New Israeli Shekels
(NIS) and translate these amounts into United States dollars for purposes of reporting consolidated results. As a result, fluctuations in foreign currency exchange rates may adversely affect our expenses and results of operations, as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. In addition, we hold foreign currency balances, primarily NIS, that will create foreign exchange gains or losses, depending upon the relative values of the foreign currency at the beginning and end of the reporting period, affecting our net income and earnings per share. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price. In addition, future currency exchange losses may increase if we become subject to exchange control regulations restricting our ability to convert local currencies into United States dollars or other currencies.

WE ARE EXPOSED TO SPECIAL RISKS IN FOREIGN MARKETS WHICH MAY MAKE IT DIFFICULT IN SETTLING TRANSACTIONS AND THEREBY FORCE US TO CURTAIL OUR BUSINESS OPERATIONS.

      In conducting our business in foreign countries, we are subject to political, economic, legal, operational and other risks that are inherent in operating in other countries. For instance, business development in Hong Kong and China is time consuming and risky due to the uncertain political, regulatory and legal environment. Other risks inherent to operating in other countries include range from difficulties in settling transactions in emerging markets to possible nationalization, expropriation, price controls and other restrictive governmental actions. We also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by it in their countries into United States dollars or other currencies, or to take those dollars or other currencies out of those countries.

OUR SHAREHOLDERS MAY FACE DIFFICULTIES IN THE ENFORCEMENT OF CIVIL LIABILITIES AGAINST SUPERCOM LTD. AND ITS OFFICERS AND DIRECTORS.

      Certain of our directors and our professional advisors are residents of Israel or otherwise reside outside of the United States. SuperCom Ltd. is incorporated under Israeli law and its principal office and facilities are located in Israel. All or a substantial portion of the assets of such persons are or may be located outside of the United States. It may be difficult to effect service of process within the United States upon us or upon any such directors or professional advisors or to realize in the United States upon judgments of United States' courts predicated upon civil liability of SuperCom Ltd. or such persons under United States federal securities laws. We have been advised by our Israeli counsel that there is doubt as to whether Israeli courts would (i) enforce judgments of United States' courts obtained against SuperCom Ltd. or such directors or professional advisors predicated solely upon the civil liabilities provisions of United States' federal securities laws, or (ii) impose liabilities in original actions against SuperCom Ltd. or such directors and professional advisors predicated solely upon such United States' laws. However, subject to certain time limitations, Israeli courts will enforce foreign (including United States) final executory judgments for liquidated amounts in civil matters, obtained after due trial before a court of competent jurisdiction which recognizes similar Israeli judgments, provided that (1) due process has been observed, (2) such judgments or the execution thereof are not contrary to Israeli law, public policy, security or sovereignty, (3) such judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties and (4) an action between the same parties in the same matter is not pending in any Israeli court at the time the law suit is instituted in the foreign court.

WE ARE UNLIKELY TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

      We distributed a cash dividend to our shareholders on one occasion on August 26, 1997 in the aggregate amount of NIS 1 million and prior to that dividends in the form of bonus shares were distributed on two other occasions. We do not expect to declare or pay cash dividends in the foreseeable future and currently intend to retain future earnings, if any, to finance the growth and development of our business.

WITH OUR COMMON SHARES BEING TRADED ONLY ON THE OTC BULLETIN BOARD OR ON THE "PINK SHEETS" IN THE UNITED STATES, THE LIQUIDITY OF OUR COMMON SHARES IN THE UNITED STATES MAY BE LIMITED.

      Our ordinary shares trade on the Euronext Brussels stock market. A market maker has filed a Form 211 with the NASD so that our ordinary shares could be quoted on the OTC Bulletin Board in the United States. We are currently waiting to receive approval from the NASD. If we fail to be accepted by the NASD for quotation of our ordinary shares on the OTC Bulletin Board System, our shares will only be traded on the "pink sheet" market. Stocks in the OTC Bulletin Board or in the "pink sheet" market ordinarily have much lower trading volume than in other markets, such as the Nasdaq SmallCap Market or the Nasdaq National Market. Very few market makers take interest in shares traded over-the-counter, and accordingly the markets for such shares are less orderly than is usual for Nasdaq stocks. As a result of the low trading volumes ordinarily obtained in OTC Bulletin Board and "pink sheet" markets, sales of our ordinary shares in any significant amount could not be absorbed without a dramatic reduction in price. Moreover, thinly traded shares in the OTC Bulletin Board and in the "pink sheet" markets are more susceptible to trading manipulations than is ordinarily the case for more actively traded shares.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR ORDINARY SHARES DIFFICULT, SEVERELY LIMITING THE MARKET PRICE OF OUR ORDINARY SHARES AND THE LIQUIDITY OF OUR SHARES IN THE UNITED STATES.

      Trading in our ordinary shares will most likely be subject to the "penny stock" regulations adopted by the U.S. Securities and Exchange Commission. These regulations generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require delivery, prior to any transaction involving a "penny stock," of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our stock, which could severely limit their market price and the liquidity of our stock.

BEING A FOREIGN PRIVATE ISSUER EXEMPTS US FROM CERTAIN SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS.

      We are a foreign private issuer within the meaning of rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States public companies including:

      o the rules under the Exchange Act requiring the filing with the Commission of quarterly reports on Form 10-Q or current reports on Form 8-K;

      o the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

      o the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

      o the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer's equity securities within less than six months);

      Because of these exemptions, investors are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in "Summary" and under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For purposes of this "Risk Factors" section, when we state that a risk, uncertainty or problem may, could or would have "a material adverse effect on our business" or words to that effect, we mean that the risk, uncertainty or problem may, could or would have a "material adverse effect on the business, result of operations, financial condition, cash flow or prospects of our company."


                                USE OF PROCEEDS

      We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.


                                DIVIDEND POLICY

      The payment of future dividends will be dependent on our earnings, our financial situation and cash requirements, general business conditions in the markets in which we operate, legal, tax and regulatory considerations and other factors. We have never declared or paid any dividends, and we currently intend to retain all available earnings generated by our operations for the development and growth of our business.

                           EXCHANGE RATE INFORMATION

      For a discussion of the impact of exchange rate fluctuations on our business, financial condition and results of operations, see "Risk Factors-- Fluctuations in the exchange rate between the United States dollar and foreign currencies may affect our operating results." and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

           We incur expenses for our operations in Israel in New Israeli Shekels
(NIS) and translate these amounts into United States dollars for purposes of reporting consolidated results. On December 31, 2003, the exchange rate between the NIS and the U.S. dollar was NIS 4.379 = US$ 1.00 and the exchange rate between the NIS and the euro was NIS 5.5331 = 1.00 euro. The following table shows for the periods and dates indicated, certain information concerning the representative US dollar exchange rate for translating NIS as determined by the Bank of Israel for the years ended December 31, 1999 through 2003.

                 Exchange Rate
     Year      At End of Period     Average Rate (1)          High     Low
----------------------------------------------------------------------------
     1999            4.15                  4.14                4.29     4.01
     2000            4.04                  4.08                4.20     3.97
     2001            4.416                 4.205               4.416    4.041
     2002            4.737                 4.738               4.991    4.437
     2003            4.379                 4.5483              4.924    4.283

(1) The average of the daily exchange rates during the year.

The following table shows the high and low exchange rates for the previous six months:

Period                         High                  Low
------                         ----                  ---
Apr. 2004                      4.599                4.515
May  2004                      4.634                4.555
June 2004                      4.552                4.49
July 2004                      4.527                4.471
August 2004                    4.555                4.454
September 2004                 4.526                4.478
October 2004                   4.481                4.432

On November 1, 2004, the exchange rate between the NIS and the U.S. dollar was NIS 4.441 = $1 US.



                        CURRENT OUTSTANDING SHARE CAPITAL

      Our capital stock consists of 26,500,000 ordinary shares, NIS 0.01 par value, authorized. As of the date hereof, we had 16,996,287 ordinary shares outstanding, which are all fully paid. We also have outstanding warrants to purchase an aggregate of 2,312,298 ordinary shares and outstanding options to purchase an aggregate of 2,172,878 ordinary shares, 1,602,194 of which are currently exercisable. In addition, we authorized grants of options to employees and officers, under our option plan, with an exercise price of $0.85, to purchase an aggregate of 1,400,000 shares, which remains subject to all required approvals under Israeli law.

                                 CAPITALIZATION

      The table below sets forth our total indebtedness in US dollars and capitalization as of December 31, 2003, June 30, 2004 and our pro forma as adjusted capitalization as of June 30, 2004 after giving effect to all transactions since June 30, 2004. You should read this table in conjunction with the audited consolidated financial statements and accompanying notes included in this prospectus.



OUTSTANDING AS AT
                                        DECEMBER 31, 2003    June 30, 2004   June 30, 2004
                                        Actual               Actual          As adjusted
                                        Audited              Unaudited       Unaudited
                                                (IN THOUSANDS OF US DOLLARS)
                                        -----------------------------------------------
Liabilities
  Total bank debt including
    current portion                        2,318                1,926             1,926
  Warrants                                     0                    0               197

Shareholders' Equity
     Ordinary Shares                          40                   41                50
     (Authorized: 26,500,000)..........
     Additional paid-in-capital........   25,814               25,856            28,183
     Deferred compensation.............        0                  (14)              (14)
     Receipt on account of shares              0                  775                 0
                                        -----------------------------------------------
     Deficit...                          (18,242)             (19,902)          (19,902)
                                        -----------------------------------------------
Total Shareholders' Equity                 7,612                6,756             8,317
                                        ===============================================

The following table sets forth our total capitalization as adjusted after giving effect to all transactions after June 30, 2004.

---------------------------------------------------------------------------------------------------------------------------------
                                                            SHARE CAPITAL
                               NUMBER OF ORDINARY SHARE     (IN THOUSANDS)       NUMBER OF WARRANTS      NUMBER OF OPTIONS*
---------------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 30, 2004                   12,966,872                 $ 41                         -               2,172,878
---------------------------------------------------------------------------------------------------------------------------------
ISSUANCE OF SHARES AND
WARRANTS IN PRIVATE
PLACEMENTS                            4,029,415                  $ 9                  2,312,298                       -
---------------------------------------------------------------------------------------------------------------------------------
AS ADJUSTED AS OF JUNE 30,
2004                                  16,996,287                 $ 50                 2,312,298              2,172,878*
---------------------------------------------------------------------------------------------------------------------------------

* In addition, we authorized grants of options to employees and officers, under our option plan, with an exercise price of $0.85, to purchase an aggregate of 1,400,000 shares, which remains subject to all required approvals under Israeli law.

                         PRICE RANGE OF ORDINARY SHARES

      Currently, the principal trading market for our ordinary shares is the Euronext Brussels stock market.

      The following table sets forth, for the periods indicated, the reported high and low quoted closing prices of our ordinary shares, on the Euronext Brussels stock market since October 23, 2003 and Nasdaq Europe for the periods indicated. Our ordinary shares began trading on Nasdaq Europe on April 23, 1999. On October 29, 2004, the closing price of our ordinary shares on Euronext Brussels was (euro)1.60 per share, equivalent to $2.04 per share.


   FISCAL YEAR ENDED:

   ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
                             DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                2003              2002              2001              2000              1999
   ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
   High ($)                   0.75              0.565             1.6               6.95              3.0
   ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
   Low ($)                    0.28              0.10              0.25              1.8               3.0
   ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------

      The following table sets forth for the most recent full financial years and any subsequent period: the high and low market prices for each full financial quarter:


   QUARTER ENDED:
   ------------ -----------  ----------- ---------- ------------ ------------ ----------- ----------- ------------
                 SEPTEMBER  JUNE         MARCH      DECEMBER     SEPTEMBER     JUNE 30,    MARCH 31,   DECEMBER
                 30, 2004   30, 2004     31, 2004   31, 2003     30, 2003      2003        2003        31, 2002
   ------------ ----------- ----------- ---------- ------------ ------------- ----------- ----------- -----------
   High ($)      1.042         1.205         0.730      0.75         0.665         0.525       0.675       0.55
   ------------ ----------- ---------- ------------ ------------- ----------- ----------- ----------- -----------
   Low ($)       0.791         0.616         0.546      0.28         0.29          0.3088      0.38        0.10
   ------------ ----------- ---------- ------------ ------------- ----------- ----------- ----------- -----------
                SEPTEMBER  JUNE
                30, 2002   30, 2002
   ------------ ---------- ------------
   High ($)         0.535      0.565
   ------------ ---------- ------------
   Low ($)          0.12       0.275
   ------------ ---------- ------------

      The following table sets forth for the most recent six months: the high and low market prices for each month:

---------- --------------  --------------  --------------  -----------   ------------ ------------
           October 2004    September 2004    August 2004    July 2004     June 2004    May 2004
---------- --------------   ------------  ---------------  -----------   ------------ ------------

High ($)         2.663          0.857           0.945           1.04          1.2         0.960
---------- --------------   ------------  ------------     -----------   ------------ ------------
Low ($)          0.819          0.791           0.797           0.855         0.83        0.770
---------- --------------   ------------  ------------     -----------   ------------ ------------

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following selected consolidated financial data as of December 31, 2002 and 2003 and for the years ended December 31, 2001, 2002 and 2003 have been derived from our audited consolidated financial statements. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, and audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global. The consolidated selected financial data as of December 31, 1999, 2000 and 2001 and for the years ended December 31, 1999 and 2000 have been derived from other consolidated financial statements not included in this prospectus and have also been prepared in accordance with U.S. GAAP and audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global. The consolidated selected financial data as of June 30, 2004, and 2003 are unaudited. The selected consolidated financial data set forth below should be read in conjunction with and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto and other financial information included elsewhere in this prospectus.

                                             SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                                      YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------
                                       (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)
                                           *1999      *2000     *2001    2002      2003
SUMMARY OF STATEMENT OF OPERATIONS:

Revenues                                   3,894      3,062     6,889   8,027     7,244
Cost of Revenues                           1,956      1,756     2,574   1,830     3,102
                                           -----      -----     -----   -----     -----
Gross Profit                               1,938      1,306     4,315   6,197     4,142
                                           -----      -----     -----   -----     -----
Operating Expenses:
   Research and Development                1,975      2,477     1,225   1,334       918
   Selling and Marketing                   1,588      4,180     4,628   2,828     3,026
   General and Administrative              2,990      3,385     3,604   1,988     1,829
                                           -----      -----     -----   -----     -----
Total Operating Expenses                   6,553     10,042     9,457   6,150     5,773
                                           -----     ------     -----   -----     -----

Operating Income  (Loss)                  (4,615)    (8,736)   (5,142)     47    (1,631)
Financial Income (Expenses), Net             545        744       123     (35)     (233)

OTHER INCOME (EXPENSES), NET                  (5)    (1,688)     (241)  6,203       (83)
                                           -----     ------     -----   -----     -----
Income Loss before Taxes on Income        (4,075)    (9,680)   (5,260)  6,215    (1,947)
Income Taxes                                   6          2        --      --        --
Equity in Earnings (Loss) of an Affiliated
Company, Net of taxes                         18         19        --     (38)      (48)
                                           -----     ------     -----   -----     -----

Net Income (Loss) from
continuing operations                     (4,063)    (9,663)   (5,260)  6,177    (1,995)
                                         =======    =======   =======   =====    ======
Loss from discontinued operations             97      1,276     1,288     427        --

Net income (loss)                       $ (4,160)  $(10,939)  $(6,548) $5,750   $(1,995)
                                        ========   ========   =======  ======   =======

PER SHARE DATA:

Basic and Diluted earning (loss)
from continuing operations                 (0.34)   $ (0.76)  $ (0.42) $ 0.49   $ (0.15)

Basic and Diluted earning (loss)
from discontinued operations            $  (0.01)   $  (0.1)  $  (0.1) $(0.04)  $    --

Basic and Diluted earning (loss)
per share                               $  (0.35)   $ (0.86)  $ (0.52) $ 0.45   $ (0.15)


SUMMARY OF BALANCE SHEET DATA:

Cash and Cash Equivalents                  5,295      8,565       274   4,567     1,912
Bank deposit                              13,068         --       100             1,196
Marketable debt securities                    --         --        --     609       117

Trade receivables                            225        161       573   2,202     1,808
Inventories                                1,079      2,832     3,777   3,144     3,236
Total Current Assets                      20,883     12,887     6,006  11,092     9,630
TOTAL ASSETS                              21,941     15,219     8,531  13,756    12,434
Total Current Liabilities                  1,583      4,016     4,226   3,468     4,199
Accrued Severance Pay                        705        858       442     362       436
TOTAL SHAREHOLDERS' EQUITY                19,653     10,345     3,863   9,497     7,612


SUMMARY OF CONSOLIDATED FINANCIAL DATA

                                        THREE MONTHS                 SIX MONTHS
                                        ENDED JUNE 30,               ENDED JUNE 30,
                                        ------------------           ---------------------
                                             Unaudited                     Unaudited
                                      (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                           2003        2004        2003        2004
SUMMARY OF STATEMENT OF OPERATIONS:

Revenues                                  1,021       1,173       3,905       2,484
Cost of Revenues                            447         738       1,504       1,564
                                       --------    --------    --------    --------
Gross Profit                                574         435       2,401         920
                                       --------    --------    --------    --------
Operating Expenses:
   Research and Development                 229         183         465         377
   Selling and Marketing                    260         572       1,547       1,129
   General and Administrative               438         441         939         944
                                       --------    --------    --------    --------
Total Operating Expenses                    927       1,196       2,951       2,450
                                       --------    --------    --------    --------

Operating Income  (Loss)                   (353)       (761)       (550)     (1,530)
Financial Income (Expenses), Net           (131)        (70)       (146)        (77)
OTHER INCOME (EXPENSES), NET                (11)        (49)        (41)        (53)
                                       --------    --------    --------    --------
Income Loss before Taxes on Income         (495)       (880)       (737)     (1,660)
Income Taxes                                 --          --          --          --
Equity in Earnings (Loss) of
 an Affiliated Company, Net of taxes         --          --          --          --
                                       --------    --------    --------    --------

Net Income (Loss) from
continuing operations                      (495)       (880)       (737)     (1,660)
                                       ========    ========    ========    ========
Loss from discontinued operations            --          --          --          --

Net income (loss)                      $   (495)   $   (880)   $   (737)   $ (1,660)
                                       ========    ========    ========    ========


PER SHARE DATA:
Basic and Diluted earning (loss)
from continuing operations             $  (0.04)   $  (0.07)   $  (0.06)   $  (0.13)

Basic and Diluted earning (loss)
from discontinued operations           $     --    $     --    $     --    $     --

Basic and Diluted earning
(loss) per share
                                       $  (0.04)   $  (0.07)   $  (0.06)   $  (0.13)

SUMMARY OF BALANCE SHEET DATA:

Cash and Cash Equivalents                 3,932       1,528       3,932       1,528
Bank deposit                                791         601         791         601
Marketable debt securities                  274          --         274          --

Trade receivables                         3,851       1,798       3,851       1,798
Inventories                               2,898       2,836       2,898       2,836
Total Current Assets                     12,255       8,076      12,255       8,076
TOTAL ASSETS                             14,776      11,032      14,776      11,032
Total Current Liabilities                 5,253       3,626       5,253       3,626
Accrued Severance Pay                       392         465         392         465
TOTAL SHAREHOLDERS' EQUITY                8,786       6,756       8,786       6,756

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following section should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2003, and the financial years ended December 31, 2003 and 2002, which have been prepared in accordance with U.S. GAAP and which are included in this prospectus. Some of the statements contained in this section constitute forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements express or implied by such forward-looking statements.

OVERVIEW

      We were incorporated under the laws of the State of Israel in 1988. From our incorporation until 1999, we were a development-stage company primarily engaged in research and development, establishing relationships with suppliers and potential customers and recruiting personnel. During the fiscal year ended December 31, 2002, we completed our reorganization plan which began in 2001. According to such plan, we decided to focus our marketing and sales efforts on the commercial market with a new line of products, including SmartGate 2400, EduGate, DynaGate and Flight Gate, while still maintaining our business in the governmental market.

      During 2002, we began the delivery of the first phase of the Ukraine ID smart card project pursuant to Contract No. 10/82, dated April 9, 2002 (the "Contract") between SuperCom and the Ministry of Internal Affairs of Ukraine (the "Ministry") and generated revenues of $2.1 million. During 2003, we generated an aggregate of $1.97 million in revenues from this project. In April 2004, we were informed by the International Commercial Arbitration Court at the Ukrainian Chamber of Commerce and Industry ("Arbitration Court") that the Department for Resources Supply of the Ministry had filed with the Arbitration Court a statement of claim to declare the Contract as void due to defaults in the tender proceedings under which the Contract had been awarded to SuperCom. On July 22, 2004 we were informed by the law firm representing us in the arbitration proceedings that on July 19, 2004, the Arbitration Court issued a negative award declaring the Contract as void. We strongly believe that the award is wrong due to many defaults that occurred in the arbitration proceedings and we intend to challenge the validity of the award in the civil courts of Ukraine. We are not anticipating any revenues from this project during the year 2004 and the following years, representing the loss of approximately $13,300,000 of anticipated revenues for the remainder of the term through 2006. If we are not able to replace this revenue with revenue from other projects, we expect that our total revenues will decrease and our net loss will increase in 2004.

      During fiscal 2002, we sold our equity interest in our subsidiary, InkSure Technologies, Inc., or InkSure, for which we received aggregate proceeds of approximately $6,600,000 from the sale of shares.

      In October 2004, the United States Government Printing Office (GPO) informed us that our proposal as a prime contractor for the integration of smart card technology in the US new electronic passports has been accepted for award. In addition, our proposal as a sub-contractor with a leading American system integrator corporation has also been accepted for award in this project.We believe that this project will be the largest and most advanced smart passport project in the world to date. The US authorities have announced multiple awards for the implementation of the project that will include the production of smart inlay for the new passports with a sophisticated chip containing personal identification such as biometric data. This type of passport will be difficult to forge and will replace the traditional passport that contained a printed personal photograph and was considered to be easy to falsify. The scope of the project based on the RFP is estimated at 50 million passports over the following five years.

      In this project, we will supply the smart card technology that we have developed over recent years, including the smart chip with an operating system and antenna that is embedded in the passport. Our advanced technology meets the new strict international standards (ISO and ICAO) and the high requirements for travel documents set forth by the United States authorities in this tender.

      We expect that the award of the tender will positively influence our business in the coming years. We cannot currently estimate the impact on our results of operations. We expect that the final order for 2005 pursuant to the project will be received prior to the end of the year. Thus, we do not expect to start generating substantial revenues from this project until the first quarter of 2005.

      REVENUES

      The primary products that we sell are smart card systems, smart card production machines and raw materials used for the production of smart cards and secured ID cards. We derive the majority of our revenues during the first two years of an agreement with a customer. This revenue is generated by the delivery of the data collection and document production systems. Following delivery of such systems, the majority of revenues generated from the agreement results from ongoing deliveries of raw materials for use with the installed systems. We also typically generate additional revenues from maintenance fees.

      Our systems are tailored to meet the specific needs of our customers. In order to satisfy these needs, the terms of each agreement, including the duration of the agreement and prices for our products and services differ from agreement to agreement.

      Additional revenue is generated through licensing technology, mostly with commercial customers.

      OPERATING EXPENSES

      Our costs associated with a particular project may vary significantly depending on the specific requirements of the customer and the terms of the agreement, as well as on the extent of the technology licensing. As a result, our gross profits from each project may vary significantly.

      Our research and development expenses consist of salaries, raw material and equipment costs, as well as financing research and development operations in subsidiaries.

      NET INCOME

      Our operating results are significantly affected by, among other things, the timing of contract awards and performance of agreements. As a result, our revenues and income may fluctuate substantially from quarter to quarter, and comparisons over longer periods of time may be more meaningful. Our operating results are not seasonal because contracts are awarded and performed throughout the year. The nature of our expenses (including cost of revenues) are mainly fixed or semi-fixed and any fluctuation in revenues will generate a significant variation in gross profit and net income.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, allowance for bad debts, and valuation of inventories and impairment of long-lived assets.

      We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Under different assumptions or conditions, actual results may differ from these estimates.

      Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). Our significant accounting principles are presented within Note 2 to our Consolidated Financial Statements. While all the accounting policies impact the financial statements, certain policies may be viewed to be critical. These policies are those that are most important to the portrayal of our financial condition and results of operations. Actual results could differ from those estimates. Management believes that the significant accounting policies which affect its more significant judgments and estimates used in the preparation of the consolidated financial statements and are the most critical to aid in fully understanding and evaluating our reported results include the following:

      o     Revenue recognition

      o     Allowance for doubtful accounts

      o     Inventory valuation

      o     Impairment of long-lived assets

      o     Contingencies

      REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

      We generate revenues primarily from governmental projects sales and commercial sales. We recognize revenues in respect of products when, among other things, we have delivered the goods being purchased and we believe collectability to be reasonably assured. We do not grant a right of return to our customers. We perform ongoing credit evaluations of our customers' financial condition and we require collateral as deemed necessary. An allowance for doubtful accounts is determined with respect to those accounts that we have determined to be doubtful of collection. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would be required.

      INVENTORIES VALUATION

      At each balance sheet date, we evaluate our inventory balance for excess quantities and obsolescence. This evaluation includes analyses of sales levels by product line and projection of future demand. In addition, we write off inventories that we considered obsolete. Remaining inventory balances are adjusted to the lower of the cost or market value. If future demand or market conditions are less favorable than our projections, additional inventory write-downs may be required and would be reflected in cost of sales in the period the revision is made.

      IMPAIRMENT OF LONG-LIVED ASSETS

      Long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the carrying amount of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs.

      The determination of the value of such long-lived and intangible assets requires management to make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or the related assumptions change in the future, we could be required to record impairment charges. Any material change in our valuation of assets in the future and any consequent adjustment for impairment could have a material adverse impact on our future reported financial results.

      CONTINGENCIES

      From time to time, we are defendant or plaintiff in various legal actions, which arise in the normal course of business. We are required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of reserves required for these contingencies, if any, which would be charged to earnings, is made after careful and considered analysis of each individual action together with our legal advisors. The required reserves may change in the future due to new developments in each matter or changes in circumstances, such as a change in settlement strategy. A change in the required reserves would affect our earnings in the period the change is made.

RESULTS OF OPERATIONS

      The following table sets forth selected consolidated income statement data for SuperCom for each of the three years ended December 31, 2001, 2002 and 2003 expressed as a percentage of total revenues. Figures may not add up due to rounding.


------------------------------------------------------------ ---------------- ----------------- -----
                                                              2001              2002             2003
------------------------------------------------------------ ---------------- ----------------- -----
Revenues                                                      100%              100%             100%
------------------------------------------------------------ ---------------- ----------------- -----
Cost of revenues                                              37.4              22.8             42.8
------------------------------------------------------------ ---------------- ----------------- -----
Gross profit                                                  62.6              77.2             57.2
------------------------------------------------------------ ---------------- ----------------- -----
Operating expenses:
------------------------------------------------------------ ---------------- ----------------- -----
   Research and development                                   17.8              16.6             12.7
------------------------------------------------------------ ---------------- ----------------- -----
   Selling and marketing, net                                 67.2              35.2             41.8
------------------------------------------------------------ ---------------- ----------------- -----
   General and administrative                                 52.3              24.8             25.2
------------------------------------------------------------ ---------------- ----------------- -----
Total operating expenses                                     137.3              76.6             79.7
------------------------------------------------------------ ---------------- ----------------- -----
Operating income (loss)                                     (74.7)              0.6            (22.5)
------------------------------------------------------------ ---------------- ----------------- -----
Financial income (expenses), net                              1.8             (0.4)             (3.2)
------------------------------------------------------------ ---------------- ----------------- -----
Other income (expenses), net                                 (3.5)             77.3             (1.1)
------------------------------------------------------------ ---------------- ----------------- -----
Income (loss) before income taxes                           (76.4)             77.5            (26.8)
------------------------------------------------------------ ---------------- ----------------- -----
Equity in losses of affiliates and impairment, net of taxes     --             (0.5)            (0.7)
------------------------------------------------------------ ---------------- ----------------- -----
Net income (loss) from continuing operations                (76.4)             77.0            (27.5)
------------------------------------------------------------ ---------------- ----------------- -----
Loss from discontinued operations                            18.7               5.3               --
------------------------------------------------------------ ---------------- ----------------- -----
Net income (loss)                                            95.1%             71.7%           (27.5)
------------------------------------------------------------ ---------------- ----------------- -----

OPERATING RESULTS

THREE MONTHS ENDED JUNE 30, 2004 COMPARED TO THREE MONTHS ENDED JUNE 30, 2003

      REVENUES

      Our revenues for the three months ending June 30, 2004 were USD 1,173,000 compared to USD 1,021,000 during the three months ending June 30, 2003, representing an increase of 15%. The increase in revenues for the three months ending June 30, 2004 was primarily due to the increase in commercial sales in the revenues for the three months ending June 30, 2004.

      GROSS PROFIT

      Gross profit for the three months ending June 30, 2004 was USD 435,000 compared to a gross profit of $574,000 for the three months ending June 30, 2003. The gross profit margin for the three months ending June 30, 2004 decreased by 19% (versus gross profit margin of 56% for the three months ending June 30, 2003). The decrease in gross profit was primarily due to an increase in commercial systems volume, which carry lower margins.

      NET LOSS

      Our net loss for the tree months ending June 30, 2004 was USD 880,000 compared to a net loss of USD 495,000 for the tree months ending June 30, 2003. This increase was primarily due to a decrease in gross profit margins and to a increase in selling and marketing expenses due to the expansion of selling and marketing activities in the USA commercial and governmental activity.

      EXPENSES

      Research and development expenses for the tree months ending June 30, 2004 totaled USD 183,000 compared to USD 229,000 for the three months ending June 30, 2003, representing a decrease of 20%. This decrease is mainly due to technology and products advanced maturity.

      Sales and marketing expenses for the three months ending June 30, 2004 totaled USD 572,000 compared to USD 260,000 in 2003, which represents an increase of 120%. This increase in sales and marketing expenses for the three months ending June 30, 2004 was primarily due to the expansion of marketing activities related to commercial and governmental activity in the US market.

      General and administrative expenses for the three months ending June 30, 2004 totaled USD 441,000 compared to USD 438,000 in 2003, representing an increase of 1%.

SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO SIX MONTHS ENDED JUNE 30, 2003

      REVENUES

      Our revenues for the six months ending June 30, 2004 were USD 2,484,000 compared to USD 3,905,000 during the six months ending June 30, 2003, representing a decrease of 36%. The decrease in revenues for the six months ending June 30, 2004 was primarily due to the inclusion of a governmental project in the revenues for the three months ending March 31, 2003.

      GROSS PROFIT

      Gross profit for the six months ending June 30, 2004 was USD 920,000 compared to a gross profit of $2,401,000 for the six months ending June 30, 2003. The gross profit margin for the six months ending June 30, 2004 decreased by 24% (versus gross profit margin of 61% for the six months ending March 31, 2003). The decrease in gross profit was primarily due to a decrease in the above-mentioned governmental project revenues, which carried higher margins and to an increase in commercial systems volume, which carry lower margins.

      NET LOSS

      Our net loss for the six months ending June 30, 2004 was USD 1,660,000 compared to a net loss of USD 737,000 for the six months ending June 30, 2003. This increase was primarily due to a decrease in revenues and the gross profit margins due to the above-mentioned governmental project and increase of net loss in 2nd quarter as mentioned above.

      EXPENSES

      Research and development expenses for the six months ending June 30, 2004 totaled USD 377,000 compared to USD 465,000 for the six months ending June 30, 2003, representing a decrease of 19%.

      Sales and marketing expenses for the six months ending June 30, 2004 totaled USD 1,129,000 compared to USD 1,547,000 in 2003, which represents a decrease of 27%. This decrease in sales and marketing expenses for the six months ending June 30, 2004 was primarily due to the decrease in sales and marketing expenses related to the above-mentioned governmental project revenues deducted by the expansion of marketing activities related to commercial and governmental activity in the US market.

      General and administrative expenses for the six months ending June 30, 2004 totaled USD 944,000 compared to USD 939,000 in 2003, representing an increase of 1%.


YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

      REVENUES

      Our revenues in 2003 were $7,244,000 compared to $8,027,000 in 2002, a decrease of 9%. The decrease was primarily due to the inclusion of InkSure's revenues ($1,884,000) in the 2002 results of operations. Not including InkSure's results of operations for 2002, revenues would have increased to $7,244,000 from $6,143,000, representing an increase of 18%. This increase was primarily due to the implementation of a new 5-year governmental project in Africa, plus the expansion in the commercial markets systems and their implementation during 2003. The primary increase in commercial revenues has come from the United States, Asia Pacific and the Israeli commercial markets by the sale of our automatic production line, SmartGate, EduGate and DynaGate systems. Our revenues in the fourth quarter of 2003 included $536,000 of revenue related to the sale of a production line to a customer, who is also a distributor of our products in the United States, which is to be paid to us over a period of four years.

      GROSS PROFIT

      Our gross profits in 2003 were $4,142,000 compared to gross profits of $6,197,000 in 2002, a decrease of 33%. The gross profit margin for the year 2003 decreased by 20% as compared to 77% in 2002. The decrease in our 2003 gross profit was primarily due to the inclusion of InkSure's gross profit ($1,613,000) in the 2002 results of operations. Not including InkSure's results of operations for 2002, gross profit would have decreased to $4,142,000 from $4,584,000, representing a decrease of 9%. This decrease was primarily due to an increase in the volume of commercial systems, which carries lower margins.

      NET INCOME

      Our net loss in 2003 was $1,995,000 compared to a net income of $5,750,000 in 2002 ($6,203,000 booked as other income originated from the divestment of the InkSure shares and net income of InkSure's activities in the amount of $294,000). This was primarily due to a decrease in gross profit margins and an increase in our sales and marketing expenses in the United States and Israeli markets, as well as in the international governmental project market. Not including InkSure's influences on 2002 net income, 2003 net loss would have increased to $1,995,000 from $747,000, representing an increase of 167%. This increase in our net loss was primarily due to a decrease in gross profit margins and an increase in our sales and marketing expenses in the United States and Israeli markets as well as our management's decision to increase our doubtful accounts by $700,000. Such net provision of $700,000 for doubtful accounts results from the aggregate amount of $2,133,000 owed by the Ukraine government reduced by the elimination of our obligation to pay commissions to the consultants that mediated this agreement in the amount of $1,400,000.

      EXPENSES

      Our research and development expenses in 2003 were $918,000 compared to $1,334,000 in 2002, a decrease of 31%. The decrease in the research and development expenses was primarily due to the inclusion of InkSure's research and development expenses ($330,000) in the 2002 results of operations. Not including InkSure's results of operations for 2002, research and development expenses would have decreased to $918,000 from $1,004,000, representing a decrease of 9%.

      Our selling and marketing expenses in 2003 were $3,026,000 compared to $2,828,000 in 2002, an increase of 7%. The increase in the selling and marketing expenses was due to the inclusion of InkSure's selling and marketing expenses ($788,000) in the 2002 results of operations. Not including InkSure's results of operations for 2002, selling and marketing expenses would have increased to $3,026,000 from $2,040,000, representing an increase of 48%. The increase was primarily due to a net impact of $700,000 relating to the Ukraine project implementation (such net impact of $700,000 results from the aggregate amount of $2,133,000 owed by the Ukraine government reduced by the elimination of our obligation to pay commissions to the consultants that mediated this agreement in the amount of $1,400,000) and the expansion of marketing activities related to commercial activity in the US and the Israeli markets.

      Our general and administrative expenses in 2003 were $1,829,000 compared to $1,988,000 in 2002, a decrease of 8%. The decrease in the general and administrative expenses was primarily due to the inclusion of InkSure's general and administrative expenses ($189,000) in the 2002 results of operations. Not including InkSure's results of operations for 2002, general and administrative expenses would have increase to $1,829,000 from $1,799,000, representing an increase of 2%.

      Our operating expenses in 2003 were $5,773,000 compared to $6,150,000 in 2002, a decrease of 6%. The decrease in operating expenses was primarily due to the inclusion of InkSure's operating expenses ($1,307,000) in the 2002 results of operations. Not including InkSure's results of operations for 2002, operating expenses would have increase to $5,773,000 from $4,843,000, representing an increase of 19%. This increase was primarily due to the above-mentioned increase in selling and marketing expenses.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

      REVENUES

      Our revenues in 2002 were $8,027,000 compared to $6,889,000 in 2001, an increase of 17%. The increase was primarily due to a growth in international governmental projects. The delivery of the first phase of the Ukraine ID project was a major element of this growth. We also launched a new series of commercial access control products, including the SmartGate 2400 system. This was part of our new commercial marketing strategy to supplement our on-going governmental projects.

      GROSS PROFIT

      Our gross profits in 2002 were $6,197,000 compared to gross profits of $4,315,000 in 2001, an increase of 44%. The gross profit margin for the year 2002 increased by 14% as compared to 63% in 2001. The increase in our 2002 gross profit was primarily due to high gross profits resulting from the delivery of the first phase of the Ukraine ID project and from a one-time increase of raw materials sales with high gross margins sold in 2002 compared to 2001.

      NET INCOME

      Our net income in 2002 was $5,750,000 compared to a net loss of $6,548,000 in 2001. This increase was primarily due to our divestment of InkSure for an aggregate consideration of $6,600,000. Commencing with the quarter ended June 30, 2002, the financial results of InkSure are not included in our financial statements. For the fiscal years 2002, 2001 and 2000, InkSure's operations generated revenues of $1,880,000, $1,760,000 and $140,000, respectively.

      EXPENSES

      Our research and development expenses in 2002 were $1,334,000 compared to $1,225,000 in 2001, an increase of 9%. The increase in the research and development expenses was mainly due to the intensive research and development activities pursued by InkSure.

      Our selling and marketing expenses in 2002 were $2,828,000 compared to $4,628,000 in 2001, a decrease of 39%. The decrease in the selling and marketing expenses was primarily as a result of InkSure and another of our subsidiary's, SuperCom SmartCards Inc. reduced expenses in connection with its efforts to penetrate new markets in the United States and Europe which have been cut back since the fourth quarter of 2001.

      Our general and administrative expenses in 2002 were $1,988,000 compared to $3,604,000 in 2001, a decrease of 45%. The decrease in the general and administrative expenses was due to our cost-cutting plan that resulted in increased efficiency.

      Our operating expenses in 2002 were $6,150,000 compared to $9,460,000 in 2001, a decrease of 35%. The decrease in operating expenses was primarily due to our reduction of general and administrative expenses and the exclusion of InkSure's financial results from our financial reports. The decrease in general and administrative expenses was due to a cost-cutting plan that resulted in increased efficiency.

      DISCONTINUED OPERATIONS

      As part of our reorganization plan, we have made a decision to focus on our core business and to shut down all operations not included in our core business that result in losses. As a result, we closed SuperCom SmartCards Inc., Genodus Inc. and its subsidiary; and Kromotec Inc. and its subsidiary. Loss from discontinued operations for 2002 totaled $427,000, compared to $1,288,000 for 2001.


LIQUIDITY AND CAPITAL RESOURCES

      Net cash used in operating activities from continuing operations for the three months ended June 30, 2004 was $803,000 compared to $547,000 used during the three months ended June 30, 2003, an increase of $256,000 or 47%. This increase was primarily as a result of an increase in loss from operational activities.

      Net cash provided by investing activities during the three months ended June 30, 2004 was $415,000 compared to $19,000 used in investing activities during the three months ended June 30, 2003, an increase of $434,000. This increase was primarily due to an investment of $604,000 in short term bank deposits during the three months ended June 30, 2004, an increase of $56,000 in restricted cash deposits during the three months ended June 30, 2004 and to increase of $ 87,000 in Purchase of property and equipment during the three months ended June 30, 2004.

      Net cash provided by financing activities during the three months ended June 30, 2004 was $844,000 compared to $663,000 provided during the three months ended June 30, 2003, an increase of $181,000. This increase was primarily due to $ 775,000 proceeds from payables on account of shares during the three months ended June 30, 2004 and to a decrease of $562,000 in net bank credit provided during the three months ended June 30, 2004.

      Net cash used in operating activities from continuing operations for the six months ended June 30, 2004 was $1,433,000 compared to $894,000 used during the six months ended June 30, 2003, an increase of $539,000 or 60%. This increase was primarily as a result of an increase in loss from operational activities.

      Net cash provided by investing activities during the six months ended June 30, 2004 was $667,000 compared to $501,000 used in investing activities during the six months ended June 30, 2003, an increase of $1,168,000. This increase was primarily due to an investment of $595,000 in short term bank deposits during the six months ended June 30, 2004 compared to proceeds of $ 791,000 from short term deposit during the six months ended June 30, 2004, an increase of $262,000 in restricted cash deposits during the six months ended June 30, 2004 and to increase of $ 226,000 in Purchase of property and equipment during the six months ended June 30, 2004.

      Net cash provided by financing activities during the six months ended June 30, 2004 was $382,000 compared to $760,000 provided during the six months ended June 30, 2003, a decrease of $378,000. This decrease was primarily due to $ 775,000 proceeds from payables on account of shares during the six months ended June 30, 2004 and $155,000 reimbursement of net bank credit during the six months ended June 30, 2004 compared to $935,000 investment in net bank credit provided during the six months ended June 30, 2003.

      Net cash used in operating activities from continuing operations for the period ended December 31, 2003 was $2,152,000 compared to $1,876,000 during the period ended December 31, 2002, an increase of $276,000 or 15%. This increase was primarily as a result of an increase in loss from operational activities. In additional to loss from operational activities, our net cash used in operating activities in the period ended December 31, 2003 and in the period ended December 31, 2002 was influenced by the increases in our accounts receivable balances during the year 2002 due to long term credit sales. In addition, during the year 2003 our revenues included $536,000 of revenues related to the sale of a production line to a customer which is to be paid to us over a period of four years. This transaction has increased the cash used in operating activities as compared to our loss from operational activities during the year 2003.

      Net cash used in investing activities during the period ended December 31, 2003 was $1,539,000 compared to $5,596,000 provided by investing activities during the period ended December 31, 2002, a decrease of $7,135,000. This decrease was primarily due to an investment of $1,196,000 in short term bank deposits during the period ended December 31, 2003 and to $4,352,000 proceeds from the sale of the shares of our subsidiary Inksure during the period ended December 31, 2002.

      Net cash provided by financing activities during the period ended December 31, 2003 was $1,036,000 compared to $574,000 during the period ended December 31, 2002, an increase of $462,000. This increase was primarily due to an increase in net bank credit provided during the period ended December 31, 2003.

      As of December 31, 2003, our cash, short-term deposits, and marketable debt securities totaled $3,225,000, compared to $5,176,000 as of December 31, 2002.

      Since May 1999, we have funded operations primarily through cash generated from our initial public offering on Nasdaq Europe in April 1999, which resulted in total net proceeds of approximately $23,600,000 (before offering expenses), our sale of shares of our subsidiary, InkSure, and, to a lesser extent, borrowings from financial institutions. As of December 31, 2003, our principal source of liquidity was $3,225,000 of cash, cash equivalents and marketable securities. As of December 31, 2003, we had $2,318,000 of debt outstanding relating to obligations under our credit facility and an obligation for severance pay to Israeli employees of $436,000 of which $333,000 is provided by monthly deposits with severance pay funds, insurance policies and by an accrual. As of December 31, 2003, our accumulated net deficit was $18,242,000.

      In April 1999, we entered into an underwriting agreement to sell 2,526,316 ordinary shares plus an additional 631,579 ordinary shares offered by selling shareholders at an offering price of $10.00 per share for gross proceeds to us of approximately $25,300,000. The gross proceeds were offset by underwriting fees of $1,700,000 and offering expenses of $1,250,000 so that we received net proceeds of $22,350,000 from this public offering.

      We anticipate that our capital resources for 2004 and 2005 will come primarily from credit facilities and private placements. During June and July, 2004, the Company received aggregate gross proceeds of $1,225,000 from a private placement of 1,558,826 ordinary shares and five-year warrants to purchase 623,535 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement advisors received warrants to purchase 77,941 ordinary shares at an exercise price of $1.10 per share.

      In August and September 2004, we received gross proceeds of $2,200,000 from a private placement to accredited investors of 2,470,589 ordinary shares and five-year warrants to purchase 988, 234 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement agent received warrants to purchase 177,882 ordinary shares at an exercise price of $1.10 per share and 444,706 ordinary shares at an exercise price of $ 0.85 per share. All of such warrants issued in this private placement except 444,706 warrants with an exercise price of$0.85, may be called by us at a redemption price of $.01 per warrant at any time after the closing price (or closing bid price) of our ordinary shares on an U.S. stock exchange, Nasdaq or the OTC Bulletin Board is equal to or greater than $2.50 per share for 10 out of any 15 consecutive trading days.

      Our budget relies on our existing projects and estimated commercial revenues. We project that our expenses for 2004 will be higher than our revenues. As we reach the desired level of technology advancement in our products, we anticipate that no major expenses will be needed in connection with research and development efforts. As of December 31, 2003, we had credit lines from several banks in the aggregate amount of $ 1,957,000 (including long-term loans credit lines in the amount of $719,000 of which $628,000 was used), of which $1,238,000 is denominated in NIS and bears interest at the rate of Prime, in the range of +1% to +3%, and $ 719,000 is denominated in dollars and bears interest at the rate of LIBOR in the range of +2.5% to +3.2%.

      The weighted average interest rate on the credit lines as of December 31, 2002 and 2003 was approximately 11.71% and 7.7%, respectively.

      In addition, we received from a bank short-term loans in the amount of $ 500,000 in order to secure an agreement with a customer. The average interest rate on the loans as of December 31, 2003, was approximately 5.7%.

      We had an unused credit facility in the amount of approximately $139,000 as of December 31, 2003 (there is no fee for the unused portion of the credit facility).

      Since the quarter ended December 31, 2001, we have continued to implement our comprehensive cost-cutting plan, including the reorganization of our headquarters and our subsidiaries, the freezing of non-profitable activities, and staff reductions. The first results from this cost-cutting plan were visible in the fiscal quarter ended December 31, 2001 and have continued in 2002 and in 2003.

      We believe that our existing capital resources will be sufficient to fund our planned operations through at least the next twelve months. We will be required to raise additional funds to meet our long-term planned goals. We intend to consider other alternatives for financing, which may include public or private equity financings. There can be no assurance that such additional financing, if at all available, can be obtained on terms acceptable to us. If we are unable to obtain such additional financing, future operations will need to be scaled back further or discontinued.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISKS

      The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from investments without significantly increasing risk. Some of the securities in which we may invest may be subject to market risk. This means that a change in prevailing interest rates and foreign currency rates against the NIS may cause the value of the investment to fluctuate. For example, if we purchase a security that was issued with a fixed interest rate and the prevailing interest rate later rises, the value of our investment will probably decline. To minimize this risk, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including U.S. dollars, NIS bank deposits, money market funds and government and non-government debt securities. In general, money market funds are not subject to market risk because the interest paid on such funds fluctuates with the prevailing interest rate.

      Our financial market risk includes risks related to international operations and related foreign currencies. We anticipate that sales outside of North America will continue to account for a significant portion of our consolidated revenue in 2003. To date, most of our sales have been valued in U.S. dollars. In future periods, we expect our sales to be principally valued in U.S. dollars, eliminating foreign currency exchange risk.

      We value expenses of some of our international operations, such as Israel and Hong Kong, in each country's local currency and therefore are subject to foreign currency exchange risk. However, through December 31, 2003, we have not experienced any significant negative impact on our operations as a result of fluctuations in foreign currency exchange rates, although we have incurred a loss of $98,000 in the year ended December 31, 2003 due to fluctuations in foreign exchange rates. We do not use financial instruments to hedge operating expenses in Israel or Hong Kong that are valued in local currency. We intend to continue to assess the need to utilize financial instruments to hedge currency exposures on an ongoing basis.

      We do not use derivative financial instruments for speculative trading purposes, nor do we hedge our foreign currency exposure to offset the effects of changes in foreign exchange rates.

      Our exposure to market risks for changes in interest rates relates primarily to our credit facility. At December 31, 2003, our financial market risk related to this debt was immaterial. Our general policy is to limit the risk of principal loss and ensure the safety of invested funds by limiting market and credit risk.

IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS

      Because the majority of our revenue is paid in or linked to the U.S. dollar, we believe that inflation and fluctuation in the NIS/U.S. dollar exchange rate has no material effect on our revenue. However, a portion of the cost of our Israeli operations, mainly personnel and facility-related, is incurred in NIS. Because some of our costs are in NIS, inflation in Israel and U.S. dollar exchange rate fluctuations do have some impact on expenses and, as a result, on net income. Our NIS costs, as expressed in U.S. dollars, are influenced by the extent to which any increase in the rate of inflation in Israel is not offset, or is offset on a delayed basis, by a devaluation of the NIS in relation to the U.S. dollar.

      In 2003, the rate of evaluation of the NIS against the U.S. dollar was 7.5% and the rate of deflation was 2%. It is unclear what the devaluation/evaluation rate will be in the future, and we may be materially adversely affected if inflation in Israel exceeds the devaluation of the NIS against the U.S. dollar, or if the timing of the devaluation lags behind increases in inflation in Israel.

      We do not engage in any hedging or other transactions intended to manage risks relating to foreign currency exchange rate or interest rate fluctuations. At December 31, 2003, we did not own any market risk sensitive instruments except for our revolving line of credit. However, we may in the future undertake hedging or other similar transactions or invest in market risk sensitive instruments if management determines that it is necessary or advisable to offset these risks.

RESEARCH AND DEVELOPMENT

      Our past research and development efforts have helped us to achieve our goal of offering our customers a complete line of products and solutions. As a result of our past efforts, we reduced the number of employees in our research and development activities to ten people as of December 31, 2003. We spent $1.2 million, $1.3 million and $0.9 million on research and development in 2001, 2002 and 2003, respectively. These amounts were spent on the development or improvement of our technologies and products, primarily in the areas of an automatic contactless smart card production line, data capture, management software, population registry software packages, security printing, contactless smart cards and document authentication. We will continue to research and develop new security and identification features through laser printing and pre-printing, create new personalization methods for contactless smart cards, develop a range of smart card applications and continue to develop our automatic contactless smart card production line. There can be no assurance that we can achieve any or all of our research and development goals.

TREND INFORMATION

      INDUSTRY TRENDS

      The increased demand for better security systems and services has positively affected trends within the industry. Access and asset control are now a leading security concerns in commercial and governmental enterprises. This has created an increasing demand, both for physical security access to buildings and logical security access to corporate networks. Our contactless smart cards provide an optimal solution to these problems as they deliver stronger authentication of network users and they store personal data for highly secure physical access control.

      Another major trend is the widespread deployment of smart credentials and travel documents. From among the three main credentials (e-passport, ID card, drivers' license) currently in use on a governmental level, the electronic smart passport is posed to be the frontrunner and leads the way for the others. As a global credential, it is the only one based on international standards and will therefore most likely serve as the base from which the standards of other credentials on national, local and commercial levels will be derived.

      MARKET AND OPERATIONAL TRENDS

      Our quarterly operations results may be subject to significant fluctuations due to several factors. Some of these factors are based primarily on the timing of large orders, which represent a significant percentage of our revenues, customer budget cycles and impact on the timing for buying decisions, competitive pressures, the ability of our partners, distributors and system integrators to become effective in selling and marketing our products, as well as other factors.

      During 2003, we have seen an increase in the percentage of revenue derived from the development of our partnerships, distribution and systems integration network. We expect to continue to benefit from marketing programs and leads generated by this network, as well as sales opportunities identified by them. We intend to expand our marketing and implementation capacity through these third parties, including vendors of complementary products and providers of service applications. By employing third parties in the marketing and implementation process, we expect to enhance sales by taking advantage of their market presence.

      During the six months ended June 30, 2004, we have observed a slight increase in our production. We have also observed a considerable increase in marketing leads from our growing partnerships, distributions and systems integration network, and a particular interest by government customers in electronic passports (e-passports).

      A significant portion of our 2004 revenues to date have been derived from our governmental projects and the remainder have been derived from commercial products. Historically, our revenues have been concentrated in a few large orders and in a relatively small number of customers, a trend that has been increasing over time and a trend that we expect to continue to influence our revenues.

      Due to the arbitration proceeding with the Ukraine Chamber of Commerce relating to our agreement with the Ukraine Ministry of Internal Affairs, we are not anticipating any revenues from this project during the year 2004 or beyond. During 2003, we generated an aggregate of $1.97 million in revenues from this project. If we are not able to replace this revenue with revenue from other projects, we expect our revenues to decrease and our net loss to increase in 2004 See the paragraph headed risks "We derive a substantial portion of our revenue from a small number of customers..." in the Risk Factors set forth in
Item 3 above.

      We have observed an increase in orders for access control networks in the first half of 2004 compared with 2003. Since the end of 2003, the selling prices of our commercial products have been slightly increased. Commercial product inventory has been reduced without replenishing the stock, while other inventory levels have remained the same.

      For information about our expectations regarding future cost of revenues, future operating expenses and liquidity and capital resources, please refer to the "Risk Factors, "Operating Results" section and the "Liquidity and Capital Resources" section of "Management Discussion and Analysis of Financial Condition and Results of Operations.".

      Our development and marketing efforts for the solution and product platforms are aimed at addressing several systems and service trends that we see developing in the industry:

      In 2003, the ICAO (International Civil Aviation Organization) mandated the inclusion of biometric authentication technology in passports. We believe that the e-passport trend, from our point of view, should have an apparent impact on our operations during the next few years. As we have developed a flexible end-to-end solution for electronic passports, we believe that this trend will significantly affect our business forecast, as well as influence vertical markets in the smart card industry. Our combined experience in passport application projects worldwide and our position as a leading smart card inlay manufacturer provides us with what we believe is an advantage. We are currently aggressively bidding on a number of large projects and expect to achieve fair results.

      As a result of these trends and combined with our core strengths, we are focusing on products and solutions that have been indicated to be significantly influential in the present and future markets. We expect that the 2004 revenues will be primarily derived from:

      o     Smart passport technologies;

      o     High security solution integration;

      o     Expertise in multi-application smart cards, integration know-how;
            and

      o     Extensive experience with the government ID market.

      RECENT DEVELOPMENTS AND OUTLOOK

      We expect revenues to continue to be derived from one-time sales and recurring fees, sales of high-end solutions, sales of products, consumables and technology. Sales are expected to continue through OEM partnerships and continual upgrades, maintenance and support will continue to be provided to customers.

      For 2004, we anticipate that through the distribution and systems' integration network implemented this year, and the recognition of our technology and backlog, we will meet our strategic business plan and have the opportunity to emerge as a key player in governmental and commercial markets.

      Due to the arbitration proceeding with the Ukraine Chamber of Commerce relating to our agreement with the Ukraine Ministry of Internal Affairs, we are not anticipating any revenues from this project during the year 2004 or beyond. During 2003, we generated an aggregate of $1.97 million in revenues from this project. If we are not able to replace this revenue with revenue from other projects, we expect our revenues to decrease and our net loss to increase in 2004. See the paragraph headed risks "We derive a substantial portion of our revenue from a small number of customers..." in the Risk Factors set forth in this prospectus.

      In October 2004, the United States Government Printing Office (GPO) informed us that our proposal as a prime contractor for the integration of smart card technology in the US new electronic passports has been accepted for award. In addition, our proposal as a sub-contractor with a leading American system integrator corporation has also been accepted for award in this project. In this project, we will supply the smart card technology that we have developed over recent years, including the smart chip with an operating system and antenna that is embedded in the passport. Our advanced technology meets the new strict international standards (ISO and ICAO) and the high requirements for travel documents set forth by the United States authorities in this tender. We expect that the award of the tender will positively influence our business in the coming years. We cannot currently estimate the impact on our results of operations. We expect that the final order for 2005 pursuant to the project will be received prior to the end of the year. Thus, we do not expect to start generating substantial revenues from this project until the first quarter of 2005.

OFF-BALANCE SHEET ARRANGEMENTS

      We do not have any material off-balance sheet transactions and we are not party to any material off-balance sheet transactions.

CONTRACTUAL OBLIGATIONS

      The following table summarizes our contractual obligations and commitments as of December 31, 2003 that will require significant cash outlays in the future:

---------------------------------- ----------------- -------------- -------------- --------------- -------------
                                                                                                      2007 AND
        CONTRACTUAL OBLIGATIONS          TOTAL            2004           2005            2006          BEYOND
---------------------------------- ----------------- -------------- -------------- --------------- -------------
Long term debt                        $ 628,000         $ 441,000      $ 187,000
---------------------------------- ----------------- -------------- -------------- --------------- -------------
Capital Lease Obligations
---------------------------------- ----------------- -------------- -------------- --------------- -------------
Operating Leases                      $ 1,032,000       $ 370,000      $ 354,000      $ 308,000
---------------------------------- ----------------- -------------- -------------- --------------- -------------
Unconditional Purchase Obligations
---------------------------------- ----------------- -------------- -------------- --------------- -------------
Total Contractual Cash Obligations    $ 1,660,000       $ 811,000      $ 541,000      $ 308,000
---------------------------------- ----------------- -------------- -------------- --------------- -------------

Long-term debt consists of amounts due to loans from banks, which is described in Item 18, note 8 to the financial statements included in this prospectus. Operating lease obligations represent commitments under several lease agreements for our facilities and the facilities of certain subsidiaries. Total contractual cash obligations represent outstanding commitments for loans from banks and lease agreement for facilities. We are not a party to any capital leases.

NEW ACCOUNTING PRONOUNCEMENTS

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses significant issue regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 requires that costs associated with exit or disposal activities be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is effective for all exit or disposal activities initiated after December 31, 2002. We do not expect the adoption of SFAS No. 146 to have a material impact on our results of operations or financial position.

      In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34" ("FIN No. 45"). FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued.

      FIN No. 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN No. 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. It also incorporates, without change, the guidance in FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others," which is being superseded. The disclosure provisions of FIN No. 45 are effective for financial statements of interim or annual periods that end after December 15, 2002 and the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's year-end. We do not expect the adoption of FIN No. 45 to have a material impact on our results of operations or financial position.

      In November 2002, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Element Deliverables." The issue addresses how to account for arrangements that may involve multiple revenue-generating activities, i.e., the delivery or performance of multiple products, services, and/or rights to use assets. In applying this guidance, separate contracts with the same party, entered into at or near the same time, will be presumed to be a package, and the consideration will be measured and allocated to the separate units based on their relative fair values. This consensus guidance will be applicable to agreements entered into in quarters beginning after June 15, 2003.

      The adoption of EITF issue No. 00-21 did not have a material impact on our result of operations or financial position.

      In December 2003, the FASB issued additional guidance clarifying the provisions of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN 46-R"). FIN 46-R provides a deferral of FIN 46 for certain entities until after March 15, 2004. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. We do not expect the adoption of FIN 46 to have a material impact on our consolidated financial statements.

                                    BUSINESS

HISTORY AND DEVELOPMENT OF SUPERCOM LTD.

      SuperCom Ltd. was incorporated in Israel, as a company limited by shares, on July 4, 1988 under the name "SuperCom Ltd." pursuant to the provisions of the then current Israeli Companies Ordinance. The legislative framework within which we now operate is the Israeli Companies Law, 5759-1999 (the "Companies Law"), which became effective on February 1, 2000, and the Israeli Companies Ordinance (New Version) 1983, as amended (the "Companies Ordinance").

      SuperCom Ltd. became a publicly-traded company on Nasdaq Europe on April 19,1999. On October 23,2003, following the closing of the Nasdaq Europe stock market, we transferred the listing of our shares to Euronext Brussels New Market under the symbol "SUP".

      From our incorporation in 1988 until 1999, we were a development-stage company primarily engaged in research and development, establishing relationships with suppliers and potential customers and recruiting personnel. During the fiscal year ended December 31, 2002, we completed our reorganization plan which began in 2001. According to such plan, we decided to focus our marketing and sales efforts on the commercial market with a new line of products, including SmartGate 2400, EduGate, ynaGate and Flight Gate, while still maintaining our business in the governmental market.

      In December 2002, we discontinued the operations of two subsidiaries, Genodous Inc. and Kromotek, Inc., and disposed of all assets related to such subsidiaries. The operations and cash flows of those two subsidiaries have been eliminated from our operations. We have no intention of continuing our activity in such subsidiaries. Our plan of discontinuance involved (i) termination of all employees related to those subsidiaries, including payment of all statutory and contractual severance sums, by the end of the fourth quarter of 2002, and (ii) disposal of the equipment owned by such subsidiaries.

      During the period from January 1, 2003 to December 31, 2003, our capital expenditures totaled approximately $87,000 (compared to $73,000 during 2002 and $1,891,000 during 2001), of which approximately $78,000 (compared to $69,000 during 2002 and $1,719,000 during 2001) was expended at or upon SuperCom's facilities in Israel, and approximately $9,000(compared to $4,000 during 2002 and $172,000 during 2001) was expended upon various facilities of SuperCom's subsidiaries outside Israel. Of these expenditures, approximately $66,000 during 2003 (compared to $33,000 during 2002 and $1,741,000 during 2001) was for capital equipment and leasehold improvements and the balance of approximately $21,000 (compared to $40,000 during 2002 and $150,000 during 2001) was related to information technology.

      On Novenber 17, 2003, we purchased the remaining 20% of the shares that we did not own of SuperCom Asia Pacific from the minority shareholder in consideration for approximately $70,000.

      All of the above expenditures were paid from cash generated from our initial public offering.

      During fiscal 2002, we sold in three separate transactions with third party purchasers our equity interest in our subsidiary, InkSure Technologies, Inc., or InkSure, for which we received aggregate proceeds of approximately $6,600,000 from the sale of its shares. During 2003, we did not make any significant capital divestitures nor are any such divestitures in progress. Other than further capital expenditures of the types and consistent with the amounts described above, there are no significant capital expenditures in progress by us.

      On May 6, 2003, we announced that we has executed a letter of intent which sets forth the preliminary terms and conditions of a proposed merger transaction between us and PerfectData Corporation, a US public "shell" company. In connection with the merger, our shareholders were to exchange their shares of capital stock for shares of common stock of PerfectData Corporation. On October 24, 2003, PerfectData filed with the Securities and Exchange Commission its Registration Statement on Form S-4 regarding the proposed merger transaction between us and PerfectData. On January 20, 2004, we and Perfect Data announced that they were mutually terminating the merger agreement and related agreements.

      Our head office and principal place of business is located at Millennium Bldg., 3 Tidhar St., P.O.B. 2094, Raanana 43665 Israel, and our telephone number is +972-9-7750800. Our internet address is http://www.supercomgroup.com.

      Our agent for SEC matters in the United States is SuperCom, Inc., whose address is: 245 5th Avenue, Suite 2103, New York, NY 10016-8728.

      For information concerning our capital expenditures and methods of financing, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BUSINESS OVERVIEW

      We are a smart card technology company that designs, develops and markets advanced smart card technologies and products for the governmental and commercial secured identification markets. With an embedded microcontroller, smart cards have the unique ability to store large amounts of data, perform on-card functions, such as encryption, and interact intelligently with a smart card reader. Smart cards connect to a smart card reader through either direct physical contact or a remote contactless radio frequency interface. We function as a "one stop" technological integration and support source for smart card system integrators, utilizing our know-how and technologies. We develop and market a wide range of complementary technologies and solutions for the smart card market, including customizable smart cards, smart card-related products, proprietary smart card production technologies, and advanced identification, or ID, technologies, complemented by brand protection and authentication technologies.

      Since 1994, our technologies and products have been included in several large governmental projects worldwide, such as the Hong Kong government passport project, the United Kingdom passport project and the Ukraine passport project. We believe that our extensive product line and experience, combined with our growth strategy in governmental projects and commercial solutions, position us for further growth. We cannot assure you, however, that such growth will be achieved.

      Beginning in the fourth quarter of 2001, we completely reorganized our operational and strategic structure. This reorganization included an in-depth analysis of our technologies, products, applications, target markets, business and marketing strategies, as well as instituting aggressive cost-cutting measures. As a result of this process, we decided to focus on what we believed to be our core strengths:

      o     Smart card technology integration know-how;

      o     High security solution integration;

      o     Proprietary smart card technologies and products;

      o     Expertise in multi-application smart cards; and

      o     Extensive experience with the government ID market.

      Our objective is to become a leading provider of high-end smart card systems by marketing our extensive technological know-how, advanced technologies and value-added products and applications for government and commercial smart cards in the secured identification and access control markets, worldwide. While we intend to continue to participate in governmental ventures, we also plan to increase our sales efforts in the private commercial market through our distribution channels, including our recently entered into distribution arrangements with Clinton Electronics Corporation, TransTech Systems, Inc., Laminex, Inc. and Eastern DataComm.

      We will seek to market our products and proprietary technologies to position us as:

      o A horizontal smart card technology provider and integrator with the ability to respond to complex security and multi-application smart card system challenges; and

      o A provider of a combination of unique and traditional smart cards and complementary smart card-related products, which, as applicable, will be sold "off-the-shelf" as complete solutions.

There can be no assurance as to whether we shall achieve our objective, as to the degree of our success in growth in the commercial market or as to whether we shall achieve the desired position.


THE MARKET

OUR MARKET OPPORTUNITY

      Many industries are rapidly adopting smart cards due to their enhanced security features. One reason for this move is the ability to use smart cards for multiple purposes. In today's world, mobile phones are used not only for communication, but also for mobile commerce. Credit cards are used as loyalty cards and as a means of authenticating e-commerce transactions. Transportation payment cards at once support multiple transportation providers and function as debit cards for select retailers. Smart cards can carry personal information for identification purposes, biometric data for physical access control, and digital signatures for network security.

      A smart card is a card that stores information on an integrated circuit chip embedded within the card, rather than on a magnetic stripe on the surface. While a typical magnetic stripe card stores approximately 212 bytes of information, generally consisting of limited data, a smart card can store 64 kilobytes or more of information, which is many times more than a traditional magnetic stripe credit card. Additionally, the integrated circuit within a smart card serves as a central processing unit which, combined with its memory capacity, facilitates the use of encryption applications, which secure data and value exchanges within networks and the Internet. Smart cards also permit bi-directional authentication, which means that in addition to authenticating the identity of the user, the card can authenticate the validity of the intended party or device prior to exchanging information or value.

      Due to the need for more secure identification and authentication, and the ability to incorporate multi-application features, there has been a shift towards adapting high-end smart card systems in both governmental and commercial market segments. Governments are seeking to move away from their traditional paper-based identification systems, and commercial entities are also shifting their secured systems away from basic, low memory single application cards.

      The demand for increasingly complicated smart card systems with novel technological abilities, combined with increased pressure for cost-effective systems, has fostered the emergence of multiple entrants in the smart card market, each specializing in specific aspects of smart card production, software or technology. However, the complexity and sheer volume of these specialized providers have generated an outcome opposite to the market's needs. This specialization has required a growing number of entities to become involved in a single project, thereby causing longer timelines, higher costs, and less optimized solutions.

      SECURITY, COST REDUCTION AND SMART CARDS

      Governments and commercial entities control and mass-produce various types of identification documents and cards, such as passports, visas, drivers' licenses, and national or contactless smart cards. Such documents and cards generally provide their owners with the ability to exercise special rights, obtain benefits, effect commercial transactions, or cross otherwise restricted borders. As a result of their importance, identification cards and related documents are often forged or altered. The costs associated with such fraud, for both victims and law enforcement agents, are significant. Consequently, governments and commercial organizations are seeking solutions that will heighten security, reduce costs associated with forged or fraudulent identification documentation and enable cost-effective production of secure and durable documentation.

      TECHNOLOGICAL DEVELOPMENTS

      As an additional means of detecting fraud, identification systems increasingly use biometric data, which are unique biological characteristics such as fingerprints and facial images, to verify personal identity and other personal information, such as medical and financial information. For example, in our Philippines passport project, our identification system includes a person's fingerprint as verification of a person's identity. The inclusion of this information in cards or documents for on-line or real-time verification is particularly important for identification cards as they are often used in commercial transactions.

      POLITICAL DEVELOPMENTS

      The growth in the national identification documentation market has been fueled by geopolitical developments including the disintegration of several federal states (such as the former Soviet Union), the subsequent emergence of newly independent nations, and the creation of regional communities (such as the European Union). These political developments have created significant opportunities as an increasing number of governments are seeking to create digital population registry databases and cost-effective, secure and durable national identification documentation. Over the past year, we have submitted a number of proposals to governments, including the Israeli and Ethiopian governments, to spearhead national identification documentation projects. Since the events of September 11, 2001, we have observed increased interest in government ID projects. Governments that had previously planned to change their national ID documents delayed implementation until 2003 or 2004 in order to establish an identification system with a higher degree of security.

      AUTHENTICATION AND SECURITY OF DOCUMENTS

      Today, with the help of advanced printing technologies, counterfeiters can produce most of the current identification documents that exist in the world. The events of September 11, 2001 revealed to governments and security agencies worldwide that one way to fight terrorism is to require national ID documents with a high level of security. Our printing production and security technologies provide governments and their law enforcement agencies advanced and highly secure ID documents that help reduce and detect counterfeited ID documents.

OUR STRATEGY

      We are a provider of high-end smart card systems and secured ID document technologies. We believe that the government and commercial sectors are moving towards the more functional and broader applications that a smart card solution can provide over traditional methods. We are positioning ourselves to become a key player in government and commercial smart card markets as a result of our ability to function as a one-stop shop for cost-effective high-end smart card systems. Our objective is to become a market leader in the development and marketing of our advanced smart card technologies and value-added related products and applications for contactless smart card and ID markets worldwide.

      We intend to achieve our goal by:

      o     Focusing on both government and commercial customers;

      o     Leveraging our technological competence and reputation;

      o     Focusing on the smart card business;

      o Focusing research and development on adapting our current technology achievements to market demands;

      o     Increasing sales and marketing resources; and

      o     Seeking partnerships with other relevant companies.

      There can be no assurance that we shall achieve our goal, whether in whole or in part.

      EXTEND TECHNOLOGICAL RECOGNITION

      We believe that our customized systems, proprietary printing and production technologies, software packages and integration capabilities will enable us to position ourselves as a key technological player in the secured identification document/card market. There can be no assurance, however, that we shall become such a key technological player.

      LEVERAGE TECHNOLOGY/KNOW-HOW INTO COMPLEMENTARY MARKETS

      We intend to leverage our core technologies and know-how in order to respond to the needs of existing and potential customers. These technologies involve document authentication and registry database systems. We intend to tailor our marketing and sales efforts so as to integrate such technologies into the actual solutions offered to our governmental and commercial customers. There can be no assurance, however, that we shall be successful in these efforts.

      EXPANSION OF THE CONTACTLESS SMART CARD BUSINESS

      We believe that the picture identification contactless smart card represents the next generation of national identification documentation and anticipate increasing demand for this technology from our existing and potential customer base. We have positioned ourselves to service this demand through the development of our smart card production line technology. We intend to become a key player in the supply of contactless smart cards to the governmental and commercial markets, and are consequently investing in research and development to enhance our contactless smart card technologies in order to satisfy end-user requirements. There are two aspects of the expanding commercial market: (i) new applications and (ii) replacement of low-end magnetic stripe cards with contactless smart cards with security features. There can be no assurance that we shall become a key player in the governmental and commercial smart card markets.

      LEVERAGE PUBLIC SECTOR EXPERTISE INTO COMMERCIAL APPLICATIONS

      We believe that significant commercial possibilities exist for our secure and durable document/card production solutions. We have completed the process of leveraging our expertise to the production of picture identification contactless smart cards, and now provide solutions for commercial applications with requirements similar to those in the public sector, such as private or corporate identification cards, medical cards and benefits administration.

      PENETRATING NEW MARKETS

      We intend to increase our penetration of existing markets by leveraging our current products and systems to new applications and new vertical markets, which can be used to produce various types of documents and cards. We will also seek to leverage our existing relationships and established reputation in new markets. We have initiated entry into geographic markets upon which we have not traditionally focused, such as the United States. There can be no assurance, however, that our efforts will achieve their objectives.

RESEARCH AND DEVELOPMENT

      Our past research and development efforts have helped us to achieve the goal of offering our customers a complete line of products and solutions. As a result of our past efforts, we reduced the number of employees in our research and development activities to ten people as of December 31, 2003. We spent $1.2 million, $1.3 million and $0.9 million on research and development in, 2001, 2002 and 2003, respectively. These amounts were spent on the development or improvement of our technologies and products, primarily in the areas of an automatic contactless smart card production line, data capture, management software, population registry software packages, security printing, contactless smart cards and document authentication. We will continue to research and develop new security and identification features through laser printing and pre-printing, create new personalization methods for contactless smart cards, develop a range of smart card applications and continue to develop our automatic contactless smart card production line. There can be no assurance that we can achieve any or all of our research and development goals.

PRODUCTS AND NEW TECHNOLOGY

      Since our inception in 1988, we have been involved in the development of advanced technologies for the national documentation market. In view of the increasing demand for identification cards that are based on contactless smartcard technologies, we have developed a fully automated production line for picture identification contactless smart cards. We also offer to our customers raw materials and maintenance and service agreements. In 2002, we decided to focus on the commercial market through several new applications. Today, we have two major groups of solutions for our customers that are organized as separate marketing divisions:

      o Our ID and smart card division provides ID solutions for governments and contactless smart card production facilities for the governmental markets; and

      o Our commercial marketing division focuses on our commercial applications such as SmartGate 2400, Power Reader and EduGate in the United States and Asia Pacific.

      CONTACTLESS SMART CARDS

      Our contactless smart cards are customizable, machine-readable smart cards designed for a broad range of commercial and governmental applications. From traditional ID documents to modern e-commerce cards, our contactless smart cards carry large quantities of data, securely stored in a sealed microchip and are read using our Smart Card Reader. The cards come in different sizes and can incorporate virtually any chip on the market. For increased durability, the cards are constructed from Teslin (R), an ultra-thin material that resists abrasion. The cards are suitable for many existing and future applications, such as e-identity verification, contactless credit cards, loyalty cards, health cards, financial sector cards, transportation cards and others. Currently, our customers are using the cards as loyalty cards as part of our Edugate and Smartgate systems and as financial sector cards.

      We have designed and developed what we believe are unique technologies for the production of our proprietary contactless smart card. The smart card is a pre-fabricated multi-layered Teslin (R) and polyester card that contains a radio frequency antenna and a programmable memory chip. Each smart card is personalized, including the initialization of its memory chip, in order to produce a particular contactless smart card. The design of the contactless smart card minimizes the number of steps necessary to produce smart cards because our proprietary printing technology allows customers to print directly onto multiple pages of the smart card. The smart card uses read/write memory chips supplied by third parties with a capacity that ranges from one to eight kilobytes and contains an installed "on-board" operating system. This allows customers to re-program the chip following initialization, thereby adding, removing or updating applications and data without the need to replace the chip.

      We have also developed the contactless smart card Production Line 1000 (SPPL 1000), a technology designed for the mass production of secure and durable picture identification contactless smart cards. The SPPL 1000-A automated smart card inlet production line produces the inlet that contains the chip and an antenna that carries the secure, personalized data in the finished card, which is the core of the contactless smart card. Producing a continuous reel of inlets, the SPPL 1000-A increases throughput and reduces waste. Utilizing our universal chip packaging, it can accommodate virtually any chip on the market.

      Our SPPL 1000-B automated contactless smart card and pouch production line produces the highly durable casing for our inlet: either the finished, personalized smart card or our card-base or our pouch. The SPPL 1000-B uses pre-printed ultra-strong Teslin (R) pages to produce high quality color smart cards laminated with additional protective layers of polyester. The SPPL 1000-B accepts continuous reels of our smart card inlets, thereby maximizing flexibility and cost efficiency.

      CONTACTLESS SMART CARD READER/WRITER - 5600 SERIES

      Our Contactless Smart Card Readers/Writers are devices that transfer data to and from contactless smart cards. Our Contactless Smart Card Readers/Writers are easily integrated with devices such as vending machines, access gates and hand-held terminals. Unlike readers/writers that require direct contact between the card and reader, SuperCom Contactless Smart Card Readers/Writers operate by radio frequency technology, which allows the transmission of data by simply holding the card near the reader. The ability to read cards without physical contact speeds reaction time and prolongs the life of both the smart card and the reader/writer. In addition, given that the 5600 Series Reader/Writer has no moving parts, maintenance and cost of ownership is considerably reduced.

      SMART CARD 8500 SERIES

      Our Smart Card 8500 Series offers more features than our other smart cards. These smart cards are color personalized, highly durable, and may be produced at remote issuing stations by customers using our equipment. In addition, the 8500 Series' smart cards are designed to meet size and thickness standards regardless of the size of the chip the customer chooses. The 8500 Series' smart cards may incorporate a variety of security features such as ID pictures and holograms, hidden features detectable by ultraviolet lamps or two-dimensional bar-code readers, and proprietary features that require special forensic equipment for authentication. Customers can select the security level required for each card, creating customized security solutions for different ID types.

      SECURITY PRINTING

      We have developed fully automated production lines that allow for rapid mass production of generic pouches and personalized cards. Our ability to produce generic pouches is important because such pouches may be personalized through our proprietary transfer printing technology at a later stage. This provides customers with the option to decentralize the mass production of cards by manufacturing pouches in a centralized location and distributing them to sites (such as regional documentation issuing sites or embassies) where the pouch is personalized and the final card is produced.

      TRANSFER PROCESS PRINTING

      Our proprietary transfer printing technology, which is patented in five jurisdictions, including the United States, Europe and Hong Kong, allows us to print captured data on booklets and pouches regardless of the size, design, type, thickness or lamination method used. This technology offers the customer the option of combining the security of personalized pouches and pre-sewn laminated booklets with the durability of laser printing in a cost-effective manner. The ability to affix data on any size pouch or booklet provides us with a competitive advantage as governments often purchase quantities of different types of blank passport booklets and pouches in bulk and desire the ability to produce durable passports and similar documents in various formats while utilizing their entire existing stock of booklets and cards. Our technology allows the printing of personalized data on multiple passport pages in the same step. This allows additional security data to be included in a passport without incurring a substantial increase in the cost of producing each booklet.

      TESLIN PRINTING

      A growing segment of the national identification documentation market uses Teslin (R) as its primary printing substrate. Teslin (R) is a polymer that was developed and patented in the United States by PPG Industries. We purchase all of the Teslin (R) used in our business from PPG Industries. Teslin (R) has been identified by the identification documentation production industry as a potential substrate because of its high absorption level, attractive print stability, and plastic-like flexibility and durability. Teslin (R), however, is extremely sensitive to high temperatures. This renders useless any conventional printing technique based on extreme heat, such as laser printing. In addition, Teslin (R) is not receptive to ink jet printing. The practice adopted by the national identification production industry is to use thick pieces of Teslin (R) coated with various chemicals in order to increase its resistance to heat. This process, however, makes the cards more vulnerable to damage, thus vitiating the very attractiveness of Teslin (R). We offer our customers the ability to print on Teslin (R) using high quality color laser printers. Our use of laser printing provides us with an important competitive advantage given that laser printing can retain functional stability for up to 10 years, as opposed to ink jet or thermal transfer technology printing, which are generally stable for only two to five years.

      Our solution features a production process in which laser printing is controlled by proprietary software rather than the typical heat and pressure process. This solution makes laser printing possible on extremely thin layers of uncoated Teslin (R), which maximizes durability while minimizing the possibility of forgery or tampering. We also utilize our Teslin (R) printing capability for the production of picture identification contactless smart cards in order to make such cards significantly more durable.

      SOFTWARE PACKAGES

      Our software packages are designed for data collection and management, and capturing and encoding various types of data in a personal digitized file. This facilitates control over the data printing process and storage of digitized files at either a remote site or central registry. The packages can handle all types of data ranging from images captured through live video, photo or color scanning to biometric information, including palm geometry, fingerprints and facial recognition. The packages are configurable with all types of database software, can be used with all commercially available platforms, including mainframe computers and UNIX servers, can support multiple document types and printers and can operate in Windows 98, Windows 2000, Windows XP and Windows NT environments.

      Our proprietary software integrates these data capture technologies with a PC-based workstation in a modular configuration, allowing for the easy establishment and operation of multiple data collection stations and provision of customer-specific solutions. In addition, our software enables data capture workstation operators to control the image capture process exclusively through the keyboard and to calibrate multiple units of image capture equipment through one centralized workstation.

      RAW MATERIALS

      We sell specially designed kits containing the raw materials necessary to produce some of our products, including silicon sheets, polyethylene terephthalate (PET) and Teslin (R). Among the raw materials we sell are plastics, various printing substrates, toners and printing drums. Although not all of these materials incorporate our technologies, they include components necessary for the operation of certain of our systems. In some cases, our customer agreements require that customers purchase raw materials from us for the production of documents and cards exclusively for the term of the agreement.

COMMERCIAL PRODUCTS

      EDUGATE

      EduGate is an access control and attendance system designed to combat school truancy. The system allows school personnel to record and automatically report students' entry or exit by using a system of smart cards and smart card readers while a remote central computer compiles data about students' attendance. An optional feature is PhoneGate, an automated system that contacts parents by email or text messaging if their child is absent from school.

      DYNAGATE

      DynaGate is a portable smart card reader and data collection device that can also be integrated into our EduGate system. It utilizes the Dynamic Access Control (DAC) concept (patent pending in the United States and Israel) to enable school personnel to check, record and automatically report a student's entry or exit using a specially designed mobile reader. The school's main management system records activity and automatically notifies parents of their child's absence from school.

      SMARTGATE 2400

      Security and identification authorization are important concerns for businesses and individuals alike. SmartGate 2400 is an integrated solution for these concerns, providing secured access control to targeted environments using contactless smart cards, controllers and readers. These units are programmed according to client specifications and carry an array of personalization and security features. The multi-application system can be integrated into a variety of environments, including office buildings, residential buildings, nursing homes, hospitals, universities and schools.

NEW TECHNOLOGIES

      Through our involvement in the national identification documentation market, we have identified features that require new technologies that are complementary to our core technologies, primarily for document authentication and population registry systems. Magna is our comprehensive, web-based population registration and document issuance system that we market to businesses and government offices. An off-the-shelf software solution, Magna features generic core technology, intuitive modular structure and easy-to-use tools. Magna enables customization without dependency on technical experts as well as allowing controlled, seamless integration with existing legacy systems.

CUSTOMERS AND PROJECTS

Passports And ID Card, Africa

      In April 2003, we entered into an agreement with the Security, Immigration and Refugees Affaires Authority of an African country in connection with passports and other travel documentation project in such African country. The agreement has a term of five years. Pursuant to the agreement, we will supply the customer with equipment and raw materials necessary for the production of passports and other travel documents as required from time to time under the agreement. Pursuant to the agreement, the customer is required to pay us for the equipment and the raw materials that we supply in the aggregate amount of US $1.6 million. During 2003, we generated $536,000 in revenues pursuant to this agreement.

Passports and Id Smart Cards, Ukraine

      In September 1999, a consortium led by us was awarded a contract from the Ukrainian government for a national passport and ID smart card project. Over the course of the project, we were engaged to supply technology, production equipment and raw materials for the issuance of passports and ID smart cards. In April 2001, we signed the first phase of this agreement, which provided the Ukrainian government with a central production system for issuing Ukrainian passports and finished the initial implementation phase. During 2002, we began the delivery of the first phase of the Ukraine ID smart card project and generated revenues of $2.1 million. During 2003, we generated an aggregate of $1.97 million in revenues from this project.

      In April 2004, we were informed by the International Commercial Arbitration Court at the Ukrainian Chamber of Commerce and Industry ("Arbitration Court") that the Department for Resources Supply of the Ministry had filed with the Arbitration Court a statement of claim to declare the Contract as void due to defaults in the tender proceedings under which the Contract had been awarded to SuperCom. On July 22, 2004 we were informed by the law firm representing us in the arbitration proceedings that on July 19, 2004, the Arbitration Court issued a negative award declaring the Contract as void. We strongly believe that the award is wrong due to many defaults that occurred in the arbitration proceedings and we intend to challenge the validity of the award in the civil courts of Ukraine. We are not anticipating any revenues from this project during the year 2004 and the following years.

National Documentation, Moldova

      In August 1995, we entered into an agreement with Intercomsoft Ltd., an Irish company, or Intercomsoft, which was subsequently amended on May 5, 1998 and July 22, 1998, in connection with a national documentation project in Moldova. The agreement has a term of ten years. Pursuant to the agreement, we will supply Intercomsoft with equipment and raw materials necessary for the production of passports, drivers' licenses, vehicle registrations, identification cards and other documents, as required from time to time under an agreement between Intercomsoft and the Ministry of Internal Affairs of Moldova, or MIAM. Pursuant to the agreement, Intercomsoft is required to pay us for the equipment and raw materials that we supply to Intercomsoft. In addition, we are entitled to 25% of Intercomsoft's gross profits from the sale of ID documentation to the MIAM. In addition, Trimol Group Inc., a publicly traded company in the United States and the parent company of Intercomsoft, issued 125,000 Trimol shares to us as partial consideration for the equipment supplied and the other undertakings. In 2002, we generated revenues of $1.5 million pursuant to this agreement. During 2003, we generated $1,184,000 in revenues pursuant to this agreement.

Passports, Hong Kong

      In September 1996, SuperCom Asia Pacific Ltd., or SuperCom Asia Pacific, as of December 31, 2003, our 100%-owned subsidiary, entered into an agreement with China Travel Service (Holdings) H.K. Ltd., or CTSH, which supplies passports to the Hong Kong government. Pursuant to the agreement, SuperCom Asia Pacific, as subcontractor, is obligated to provide CTSH with all the equipment and raw materials required for the production of passports in Hong Kong. The agreement provides for payments for equipment and raw materials purchased plus annual fees for maintenance after the first 12 months. In September 1999, the parties signed a supplementary agreement whereby they agreed to extend the agreement for an additional term of three years through December 31, 2003. In September 2003, the parties signed a supplementary agreement whereby they agreed to extend the agreement for an additional term of one year through December 31, 2004. In 2002, we generated revenues of $615,000 pursuant to this agreement. During 2003, we generated $811,000 in revenues pursuant to this agreement.

Hong Kong - China Re-Entry Cards

      In 1996, SuperCom Asia Pacific entered into an agreement with China Travel Services (CHK) Ltd., or CTS, which is responsible for the supply of Hong Kong - China re-entry cards to the Hong Kong government. According to the agreement, SuperCom Asia Pacific, as subcontractor, will provide CTS with all the equipment and raw material necessary for the production of the Hong Kong - China re-entry cards. The agreement provides for payment of equipment and raw materials plus annual maintenance fees after the first 12 months. The term of the agreement is five years with a five-year renewal option and can be terminated for cause. In 2002, we generated revenues of $931,000 pursuant to this agreement. During 2003, we generated $879,000 in revenues pursuant to this agreement.

      In December 1999, the parties signed a supplementary agreement in which they agreed to maintain the unit price of raw materials for an additional period of three years starting on January 1, 2000, provided that CTS will maintain during that term a minimum annual order of raw materials of 1,000,000 units per year.

Passports, United Kingdom

      In December 1997, we entered into an agreement with the Stationary Office Limited, or TSO, an English company, which was awarded a ten-year agreement in June 1997 to supply passports to the United Kingdom Passport Agency. Pursuant to the agreement, we, as subcontractor, will supply TSO with equipment and training for the production of passports at TSO's central facility in Manchester, England and at six regional offices of the United Kingdom Passport Agency. In addition, TSO has the option to purchase raw materials from us at prices specified in the agreement. The TSO agreement may be terminated for cause and upon termination of TSO's agreement with the Passport Agency. In 2002, we generated revenues of $285,000 pursuant to this agreement. During 2003, we generated revenues of $140,000 pursuant to this agreement.

SALES AND MARKETING

      We sell our systems and products worldwide through distribution channels that include direct sales and traditional distributor or reseller sales. We have approximately 27 employees directly engaged in the sale, distribution and support of our products and are represented by seven independent distributors and resellers with which we have distribution agreements. We are implementing a U.S. and European penetration plan, geared at establishing a strong U.S. and European sales and marketing presence and strategic partnerships. We expect these efforts to lead to a strong project flow and increased product sales, and we anticipate that by 2006 nearly a majority of all of our overall revenues will come from U.S.-based projects. However, we cannot assure you that we will meet this objective.

      Our resellers sell our systems and products to business enterprises, healthcare and educational institutions and government agencies and act as the initial customer service contact for the systems and products they sell. We establish relationships with resellers through written agreements that provide prices, discounts and other material terms and conditions under which the reseller is eligible to purchase our systems and products for resale. These agreements generally do not grant exclusivity to the resellers.

      During 2003, we signed distribution agreements with three U.S. distributors: TransTech Systems, Inc., Laminex Inc. and Clinton Electronics Corporation, providing us with what we believe to be, but cannot assure you will be, complete nationwide sales, distribution and support coverage for our systems and products for the U.S. market.

SALES ANALYSIS

SALES BY GEOGRAPHIC DESTINATION:

      The following table provides a breakdown of total revenue by geographic market (all amounts in thousands of US dollars):

YEAR                           2001         2002        2003
                         -----------  ----------- -----------

Eastern Europe               $1,749       $3,680      $3,154
Western Europe                  322          319         161
Far East                      2,240        1,942       2,067
Africa                            0            0         536
Middle East                     326          228         498
North America                 2,241          581         828
South America                    10            5           0
Asia                              1        1,272           0
                         -----------  ----------- -----------
TOTAL                        $6,889       $8,027      $7,244
                         ===========  =========== ===========



CUSTOMER SERVICE

      We believe that customer support plays a significant role in our sales and marketing efforts and in our ability to maintain customer satisfaction, which is critical to our efforts to build our reputation and permit us to grow in both new and existing markets. In addition, we believe that the customer interaction and feedback involved in our ongoing support functions provide us with information on customer needs that contributes to our product development efforts. We generally provide maintenance services under our agreements pursuant to terms that are according to each particular agreement. We provide service either through customer training, local third-party service organizations, our subsidiaries, or our personnel, including appropriate personnel sent from our headquarters in Israel. We generally provide our customers with a warranty for our products varying in length from 12 to 36 months. Costs incurred annually by SuperCom for product warranties have to date been insignificant; however, there can be no assurance that these costs will not increase significantly in the future.

MANUFACTURING

      Our manufacturing operations consist primarily of materials planning and procurement, quality control of components, kit assembly and integration, final assembly, and testing of fully-configured systems. A significant portion of our manufacturing operations consists of the integration and testing of off-the-shelf components. All of our products and systems, whether or not manufactured by us, undergo several levels of testing, including configuration to customer orders and testing with current release software, prior to delivery.

      Certain components, such as printers and digital cameras, are purchased and then integrated by us into a data capture workstation. We perform a significant amount of primary assembly of our printers. We contract with manufacturers to produce less technologically sensitive and complex features of our printers to our specifications.

      In addition, we purchase raw materials such as Teslin, silicon, toners and certain security features, used by our customers in the production of ID documents from third parties. While third parties process many of the materials according to our specifications, we carry out the finishing and packaging of the consumable materials.

      We do not have minimum supply commitments from our vendors and generally purchase components on a purchase order basis. Although we generally use standard raw materials and components for our systems, some of the key raw materials or components are available only from a single source, such as Teslin, which is only available from PPG Industries, or from limited sources, including various chips and toners. Even where multiple sources are available, we typically obtain components and raw materials from only one vendor to ensure high quality, prompt delivery and low cost. If one of our suppliers were unable to meet our supply demands and we could not quickly replace the source of supply, it could have a material adverse effect on our business, operating results and financial condition, for reasons including a delay of receipt of revenues and damage to our business reputation. We have, however, identified alternate sources of supply for most of our components and raw materials. We believe that our open systems architecture facilitates the substitution of components when this becomes necessary or desirable.

COMPETITION

      The market for our products and services is extremely competitive. Our management expects this competition to intensify as the markets in which our products and services compete continue to develop. We face competition from technologically sophisticated companies, many of which have substantially greater technical, financial, and marketing resources. In some cases, we compete with entities that have pre-existing relationships with potential customers. As the national documentation production market expands, we expect additional competitors to enter the market. However, to date we have been able to compete because our products combine technologies and features that provide customers with a complete and comprehensive solution. There can be no assurance, however, that other companies will not offer similar products in the future.

      In the passport production and national identification card markets, we compete with local governments and government-owned or private sector security printing companies. These companies have either adapted new printing technologies to the passport production market or use the same technologies as we do. These companies include Canadian Bank Notes; Thomas De la Rue, a publicly held English company; Giesecke & Devrient GmbH, a German company; 3M Inc., a publicly-held American company; Setec Oy, a Finnish company that produces passports using laser engraving technology; Toppan, a Japanese company that manufactures laser printers; and American Banknote Corporation. We are able to compete to date on the basis of, among other things, our ability to produce national identification cards of any size that feature high-speed laser printing on Teslin (R) and polyester, which provides enhanced security and significant durability. There can be no assurance, however, that other companies will not offer similar products in the future.

      We also compete with system integrators such as EDS, Unisys, Siemens, TRW, Lockheed-Martin and IBM, which act as prime integrators in connection with government agreements. These system integrators, however, sometimes act as our partners when we participate in consortiums led by, or including, one or more of these system integrators.

      In projects where customers require biometric data collection technology, we compete with automatic fingerprint identification system, or AFIS providers such as Lockheed-Martin, Printrak International (Motorola), TRW, Cogent Technology, Sagem Morpho of France and NEC of Japan. AFIS suppliers tend to position themselves as prime integrators on turnkey projects. We have developed integration capabilities with AFIS systems and can print encrypted AFIS data onto our national identification cards and passports.

      In the emerging market for contactless smart cards for use in national documentation systems, we compete with companies such as Schlumberger, Gempluss and Orga Cards, which supply smart cards for commercial applications using polyvinylchloride, or PVC, and other material platforms; Giesecke & Devrient Oberthur, which supplies smart cards; ODS Landis & Gyr and Maurer, a German company, which produces laser engraved polycarbonate cards; Nova Card and Amatech, German companies, and Austrian Cards, an Austrian company, which also se antenna winding technology, PET cards and sell contactless production equipment; Muhlbauer and Meltzer, German companies which are competitors in manufacturing contactless equipment; and Bull and De La Rue, which is engaged in the business of printing money, passport and other secured documents.

INTELLECTUAL PROPERTY

      Our ability to compete is dependent on our ability to develop and maintain the proprietary aspects of our technology. We rely on a combination of trademark, copyright, trade secret and other intellectual property laws, employee and third-party nondisclosure agreements, licensing and other contractual arrangements and have also applied for patent protection to protect our proprietary technology and intellectual property. These legal protections afford only limited protection for our proprietary technology and intellectual property.

      In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of Israel or the United States. For instance, the intellectual property rights of our Asian subsidiary, SuperCom Asia Pacific Ltd. may not be fully protected by the laws of Hong Kong and the People's Republic of China.

      PATENTS

      We currently have three registered patents in Israel, one in Europe, one in the United States, one in Hong Kong, one in Ukraine and two patent applications pending in the United States and Europe and other jurisdictions for technology related to our smart card technology. We intend to file additional patent applications when and if appropriate. There is no guarantee that patents will arise from our applications or, if patents do arise, that we will be afforded proprietary protection should claims arise.

      In addition, we recognize that our existing patents provide us only limited protection. Moreover, not all countries provide legal protection of proprietary technology to the same extent. There can be no assurance that the measures taken by us to protect our proprietary technologies are or will be sufficient to prevent misappropriation of our technologies or portions thereof by unauthorized third parties or independent development by others of similar technologies or products. In addition, regardless of whether our products infringe on proprietary rights of third parties, infringement or invalidity claims may be asserted or prosecuted against us and we could incur significant expenses in defending them. Our costs could also increase if we have to pay license fees as a result of these claims.

      LICENSES

      We license technology and software, such as operating systems and database software from third parties for incorporation into our smart card systems and products and we expect to continue to enter into these types of agreements for future products. Our licenses are either perpetual or for specific terms.

GOVERNMENT REGULATION

      Some of our contracts relate to projects that have elements that are classified for national security reasons. Although most of our contracts are not themselves classified, persons with high security clearances are often required to perform portions of the contracts. We believe that our employment of personnel with high security clearances is helpful in obtaining such contracts. Doing business with governments is complex and requires the ability to comply with intricate regulations and satisfy periodic audits.

      Our smart card readers must comply in the United States with the regulations of the Federal Communications Commission, or the FCC, which may require certification, verification or registration of the equipment with the FCC. Certification and verification of new equipment requires testing to ensure the equipment's compliance with the FCC's rules. In addition, the equipment must be labeled according to the FCC's rules to show compliance with these rules. Electronic equipment permitted or authorized to be used by the FCC through our certification or verification procedures must not cause harmful interference to licensed FCC users, and it is subject to radio frequency interference from licensed FCC users. To date, our smart card readers have complied with the regulations of the FCC; however, there can be no assurance that they will continue to do so in the future.

LEGAL PROCEEDINGS

      Other than as described below, there are no materials pending legal proceedings in which we are a party or of which our property is subject.

      In April 2004, we were informed by the International Commercial Arbitration Court at the Ukrainian Chamber of Commerce and Industry ("Arbitration Court") that the Department for Resources Supply of the Ministry had filed with the Arbitration Court a statement of claim to declare the Contract No. 10/82, dated April 9, 2002 between SuperCom and the Ministry of Internal Affairs of Ukraine as void due to defaults in the tender proceedings under which the Contract had been awarded to SuperCom. On July 22, 2004 we were informed by the law firm representing us in the arbitration proceedings that on July 19, 2004, the Arbitration Court issued a negative award declaring the Contract as void. We strongly believe that the award is wrong due to many defaults that occurred in the arbitration proceedings and we intend to challenge the validity of the award in the civil courts of Ukraine. We are not anticipating any revenues from this project during the year 2004 and the following years.

      On November 10, 2003, Supercom Slovakia, a subsidiary (66%) of Supercom Ltd., received an Award by the International Arbitral Centre of the Austrian Federal Economic Chamber ("IAC"), in the case against the Ministry of Interior of the Slovak Republic which refers to the agreement on delivery of Technology, Cooperation and Services signed on March 17, 1998. Upon the Arbitral Award, the Ministry of Interior of the Slovak Republic has been ordered to pay Supercom Slovakia the amount of SKK 80,000,000 (Approximately US $2.27 million). In addition, the Ministry of Interior of the Slovak Republic has been ordered to pay the costs of arbitration in the amount of EUR 42,716 and Supercom Slovakia's legal fees in the amount of EUR 63,611. The Ministry of Interior of the Slovak Republic has the right to appeal in the Austrian Courts within 3 months from the date of this award on only legal procedures. We have begun the enforcement procedure of the arbitral award and in parallel, we have indirectly received information that the Ministry of Interior of the Slovak Republic has filed an appeal.

      On July 14, 2003, Mr. Yaacov Pedhatzur, an Israeli citizen filed a complaint against us, in the Magistrate's Court of Tel Aviv, Israel. The plaintiff claims that we owe him NIS 250,000 (Approximately US $54,550) in commissions allegedly due for his part in establishing business connections for us in Eastern Asia during the years 1993-1998. We plan to contest this claim.

      On December 12, 1999, Secu-Systems filed a lawsuit with the District Court in Tel-Aviv-Jaffa jointly and severally against us and InkSure Ltd. (a former subsidiary, which is currently a subsidiary of InkSure Technologies, Inc.) seeking a permanent injunction and damages. The plaintiff asserted in its suit that the printing method applied to certain products that have been developed by InkSure Ltd. constitutes inter alia: (a) the breach of a confidentiality agreement between the plaintiff and us; (b) unjust enrichment of us and InkSure Ltd; (c) breach of fiduciary duties owed to the plaintiff by us and InkSure Ltd., and (d) a tort of misappropriation of trade secrets and damage to plaintiff's property. Secu-Systems, based on such allegations, asked the court to order the Company and InkSure to: (i) cease any activity which involves the plaintiff's confidential information; (ii) furnish the plaintiff with a certified report detailing all profits derived by us and InkSure Ltd. from such activity; (iii) pay the plaintiff an amount equal to all such profits, and (iv) pay the plaintiff additional damages in the amount of NIS 100,000. Alternatively, the plaintiff asked the court to declare that the above-mentioned products are owned by the plaintiff and InkSure in equal parts and that the plaintiff is entitled to 50% of all profits derived therefrom, in which case, the plaintiffs asked that we and InkSure allocated 50% of the profits from the printing method at issue.

      Based upon the facts known to us and those provided by InkShure Ltd. and our legal advisors advice which is based, inter-alia, on said facts, our management is of the opinion that, the prospects are favorable that the court will not grant the permanent injunction or award damages of a substantial amount in connection with the litigation. Accordingly, our management did not provide for such potential liability.

RECENT DEVELOPMENTS

      During June and July, 2004, the Company received aggregate gross proceeds of $1,225,000 from a private placement of 1,558,826 ordinary shares and five-year warrants to purchase 623,535 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement advisors received warrants to purchase 77,941 ordinary shares at an exercise price of $1.10 per share.

      In August and September 2004, we received gross proceeds of $2,200,000 from a private placement to accredited investors of 2,470,589 ordinary shares and five-year warrants to purchase 988, 234 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement agent received warrants to purchase 177,882 ordinary shares at an exercise price of $1.10 per share and 444,706 ordinary shares at an exercise price of $ 0.85 per share. All of such warrants issued in this private placement except 444,706 warrants with an exercise price of$0.85, may be called by us at a redemption price of $.01 per warrant at any time after the closing price (or closing bid price) of our ordinary shares on an U.S. stock exchange, Nasdaq or the OTC Bulletin Board is equal to or greater than $2.50 per share for 10 out of any 15 consecutive trading days.

      Esther Koren Dalal resigned as a member of our Board of Directors effective July 14, 2004 due to personal reasons. Ms. Michal Brikman was subsequently appointed to our Board of Directors as an External Director which was approved by our shareholders at a special general shareholder meeting on October 28, 2004. In addition, we intend to appoint Ms. Brikman to the audit committee.

      In October 2004, the United States Government Printing Office (GPO) informed us that our proposal as a prime contractor for the integration of smart card technology in the US new electronic passports has been accepted for award. In addition, our proposal as a sub-contractor with a leading American system integrator corporation has also been accepted for award in this project. In this project, we will supply the smart card technology that we have developed over recent years, including the smart chip with an operating system and antenna that is embedded in the passport. Our advanced technology meets the new strict international standards (ISO and ICAO) and the high requirements for travel documents set forth by the United States authorities in this tender.

ORGANIZATIONAL STRUCTURE


      The diagram below shows SuperCom Ltd.'s holdings in its subsidiaries and affiliates as of June 30, 2004:

                            SuperCom Ltd.
                                  |
                                  |
----------------------------------------------------------------------
100%                    100%            66%             40%
----------------------------------------------------------------------
SuperCom                SuperCom        SuperCom        CT
Asia Pacific Ltd.       Inc.            Slovakia A.S.   CardTech Ltd.
----------------------------------------------------------------------

      As part of our reorganization plan, we have made a strategic decision to focus on our core business and shut down all operations that are not a part thereof. As a result, we liquidated Genodus Inc. and its subsidiary; Kromotech Inc. and its subsidiary, both of which developed technology used in our business, which we currently own, and sold all of our equity in InkSure Technologies, Inc. and its subsidiaries.

SUPERCOM ASIA PACIFIC LIMITED ("SAP")
SAP, registered in Hong Kong, is responsible for our sales and marketing efforts in the Far East. SAP was 80% owned by us and 20% by Chandler Technology Limited, a company owned by SAP's former managing director, Thomas Chan. On November 17, 2003 we entered into an agreement with Chandler Technology Limited for purchasing Chandler Technology's shares in SAP. SAP is currently 100% owned by us.

C.T. CARD TECH TECHNOLOGIES (1994) LTD. ("CT CARD TECH")
CT Card Tech, incorporated in Israel in 1994, is responsible for our sales and marketing activities in the former Soviet Union (other than the Ukraine and Moldova). CT Card Tech is 40% owned by us and 60% owned by CT Card Tech's managing director.

SUPERCOM SLOVAKIA A.S. ("SUPERCOM SLOVAKIA")
SuperCom Slovakia, incorporated in Slovakia, was established to implement a national documentation project in the Republic of Slovakia. SuperCom Slovakia is 66% owned by us and 34% owned by EIB Group a.s., a privately held Czech company.

SUPERCOM, INC.
SuperCom, Inc., incorporated in Delaware, is responsible for our sales and marketing efforts in the United States. SuperCom, Inc. is 100% owned by us.

PROPERTY, PLANTS AND EQUIPMENT

      We do not own any real estate property.

      We currently lease approximately 1,844 square meters of facilities In Ra'anana, Israel. Our principal management, administration and marketing activities occupy approximately 600 square meters on the site. Our principal engineering, research and development and manufacturing activities occupy approximately 1244 square meters on the site. Such manufacturing activities consist of the production of smart cards and assembly lines for our smart card products and secured documents solutions. The lease for substantially all of this space expires in August 2005. We sublet space in this facility to CT Card Tech, one of our subsidiaries. Other than the space we sublease, we utilize the full capacity of our facilities in Ra'anana.

      SuperCom Asia Pacific's leases approximately 200 square meters of office space in Hong Kong, and SuperCom, Inc. leases approximately 200 and 30 square meters of office space in New York and Washington, D.C., respectively. All of such leased properties in Hong Kong and the United States consist of office space for management, administrative and marketing activities.

      The total annual rental fee for 2001, 2002 and 2003 was US$ 571,000, US$ 414,121 and US$ 311,804, respectively, and was linked to the Consumer Price Index in the United States. The total annual lease commitments for 2004 are US$370,000.

      All assets are held in the name of SuperCom Ltd. and its subsidiaries.

The following table details our fixed assets as of December 31, 2003:

                                          DECEMBER 31,
                                        ---------------
                                         2002     2003
                                        -------  ------
  COST:                                 (IN THOUSANDS
                                         OF US DOLLARS)
   Computers and peripheral equipment   $2,287   $2,281
   Office furniture and equipment          410      408
   Leasehold improvements                1,027    1,107
                                        ------   ------

                                         3,724    3,796
                                        ------   ------
ACCUMULATED DEPRECIATION:
   Computers and peripheral equipment    1,423    1,412
   Office furniture and equipment          164      192
   Leasehold improvements                  257      516
                                        ------   ------

                                         1,844    2,120
                                        ------   ------

Depreciated cost                        $1,880   $1,676
                                        ======   ======

Depreciation expenses for the years ended December 31, 2001, 2002 and 2003 were $ 372,000, $ 442,000 and $ 371,000, respectively.

EMPLOYEES

      As of June 30, 2004 and December 31, 2003, we had 63 and 59 full-time employees, respectively. The following table describes our employees and the employees of our subsidiaries by department.

                                       DEC. 31,   DEC. 31,   DEC. 31,  JUNE 30,
                                         2001       2002       2003     2004
                                         ----       ----       ----     ----
Research, Development & Manufacturing      34         25         21       23
Marketing and Sales                        13         15         27       29
Administration                             12         11         11       11
                                         ----       ----       ----     ----
TOTAL                                      59         51         59       63

      SuperCom's Israeli employees are not part of a collective bargaining agreement. However, in Israel we are subject to certain labor statutes, and to certain provisions of collective bargaining agreements between the Histadrut, the General Federation of Labor in Israel, and the Coordinating Bureau of Economic Organizations, including the Industrialists' Association. These are applicable to our Israeli employees by virtue of expansion orders of the Israeli Ministry of Labor and Welfare. These statutes and provisions principally concern the length of the workday, minimum daily wages for professional workers, procedures for dismissing employees, determination of severance pay, annual and other vacations, sick pay and other conditions for employment. We provide our employees with benefits and working conditions that comply with the required minimum. In addition, all employees in Israel under collective bargaining agreements and expansion orders are entitled to automatic adjustment of wages relative to increases in the Consumer Price Index in Israel. The amount and frequency of these adjustments are modified from time to time.

      Generally, all male adult citizens and permanent residents of Israel under the age of 54 are, unless exempt, obligated to perform up to 30 days of military reserve duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Some of our officers and employees are currently obligated to perform annual reserve duty. While we have operated effectively under these requirements since we began operations, no assessment can be made as to the full impact of such requirements on our workforce or business if conditions should change, and no prediction can be made as to the effect on us of any expansion of such obligations.

      All of our employees have entered into confidentiality agreements. We have also granted certain employees options to purchase shares of our ordinary shares under our option plan. We consider our relationship with our employees to be a good one and have never experienced a strike or work stoppage.

      Our ability to succeed depends, among other things, upon our continuing ability to attract and retain highly qualified managerial, technical, accounting, sales and marketing personnel.

                                   MANAGEMENT

GENERAL

      We are managed by our Board of Directors that, pursuant to our Articles of Association, must be comprised of between two and eight members. Members are elected for a term ending at our next annual general meeting of shareholders. The Board of Directors elects one of its members to serve as the Chairman.

      The Board of Directors is composed as follows (as of the date of this prospectus):

------------------------------------------------------------------------------
         NAME                AGE              POSITION
------------------------------------------------------------------------------
   Eli Rozen                 50               Director, Chairman of the Board
------------------------------------------------------------------------------
   Avi Landman               50               Director
------------------------------------------------------------------------------
   Menachem Meron            75               Director
------------------------------------------------------------------------------
   Avi Elkind                50               External Director
------------------------------------------------------------------------------
   Michal Brikman            35               External Director
------------------------------------------------------------------------------

ELI ROZEN is one of our co-founders and serves as a director and our Chairman of the Board of Directors. Mr. Rozen has served as the Chairman since 2000. In 1988, Mr. Rozen joined Electrocard Ltd., our predecessor, and served as the General Manager and a director until our establishment in 1988. From 1988 until 2000, he served as our Chief Executive Officer and President. Mr. Rozen has a B.S. in Industrial Engineering and Management from the Israel Institute of Technology.

AVI LANDMAN is one of our co-founders and serves as a member of the Board of Directors and as the Research Manager. Prior to joining us in 1988, Mr. Landman worked as a computer engineer at Gal Bakara Ltd. and prior to that as an electrical engineer at Eltam Ltd. Mr. Landman has a Bachelor of Science degree in Computer Engineering from the Israel Institute of Technology - the "Technion".

AVI ELKIND, an external Director, became a member of the Board of Directors on July 25, 2000 and is a member of the remuneration committee as well as the audit committee. Since 1999, Mr. Elkind has been Chairman and Chief Executive Officer of E.A. Elkind Ltd. Prior to that, from 1997 to 1999, he was the Chief Financial Officer of Pelephone Communication Ltd. Mr. Elkind graduated from Hebrew University of Jerusalem in where he holds degrees in Social Studies and Economics, Business Administration and International Affairs.

MENACHEM MERON became a member of the Board of Directors on July 25, 2000. Since 1968, Mr. Meron has been managing director of IFTIC Ltd., a consulting firm. Mr. Meron serves as a director with the Polar Investment Company Ltd., Magal Securities Systems Ltd. and Paz Lubricants & Chemicals Ltd.

MICHAL BRIKMAN, an external Director, became a member of the Board of Directors on October 28, 2004. Ms. Brikman is a Certified Public Accountant with extensive management and accounting experience. In addition to her appointment to SuperCom's Board of Director, she also serves on the Board of other public companies in Israel. Ms. Brikman received her Masters in Finance from Baruch College in New York City and later relocated to Israel.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

      Our executive officers and certain key employees who are not also directors are:

--------------------------------------------------------------------------------
NAME              AGE    POSITION
--------------------------------------------------------------------------------
Avi Schechter      39    President, Chief Executive Officer
--------------------------------------------------------------------------------
Eli Basson         43    Vice President IPS (Int'l Project Solutions) Division
--------------------------------------------------------------------------------
Eyal Tuchman       36    Vice President, Chief Financial Officer
--------------------------------------------------------------------------------

Avi Schechter, President And Chief Executive Officer, is SuperCom's Chief Executive Officer and President. Mr. Schechter has been our Chief Executive Officer and President since 2001. Mr. Schechter has many years of commercial and managerial experience. From March 2001 to November 2001, he served as the Chief Executive Officer of Genodus Inc., one of SuperCom's subsidiaries. Mr. Schechter was in charge of developing a generic platform that pioneered a simplified and complete implementation of a multitude of Enterprise Application Integration projects. Prior to joining Genodus, from November 1998 to February 2001, he was the Chief Executive Officer of E-com Global Electronic Commerce, a subsidiary of the Aurec group. Prior to that, Mr. Schechter was the Chief Executive Officer of Tikal Ltd., a service company, which provides medical information for insurance companies. He holds a B.A. in Economics and Sociology from Bar-Ilan University and an M.S. in Information Systems from Recanati School of Business, Tel-Aviv University.

Eli Basson, Vice President Ips (Int'l Project Solutions) Division. Mr. Basson entered his position after serving as the Chief Executive Officer of Genodus, Inc. from December 1999 to March 2001. Before joining Genodus, Basson served as our Vice President of Research & Development and Operations. From July 1994 to July 1997, he was Vice President of Customer Support for Eldor Computers, and from December 1992 to July 1994, he was Deputy Vice President of Customer Support and Response Center Manager at Orbotech (USA). Basson holds a Masters of Science in Management from Lesley College and a B.S. in Electrical Engineering from the Technion Israel Institute of Technology.

Eyal Tuchman, CPA, Vice President, Corporate Finance And Chief Financial Officer, Mr. Tuchman has years of experience in accounting and finance in publicly traded companies. Prior to joining us in 2002, he served as Chief Financial Officer of Magam Group, a company traded on the Tel-Aviv Stock Exchange, from 1996 to 2002, and before that, was a Senior Auditor at Kessleman & Kessleman (today, PriceWaterhouseCoopers), one of the top five CPA firms in Israel. Mr. Tuchman holds a B.A. in Economics & Accounting from Ben Gurion University, as well as a C.P.A.

COMPENSATION OF DIRECTORS AND OFFICERS

      The aggregate amount of compensation paid by us to our board members and the following executive officers: (i) President and Chief Executive Officer;
(ii) Vice President, Projects and Chief Operating Officer; (iii) Chairman of the Board of Directors; (iv) Vice President, Business Development and Marketing and
(v) Vice President, Corporate Finance and Chief Financial Officer (collectively, the "Named Executive Officers") for the years ended December 31, 2003 was approximately US $706,904.

      The following table summarizes the compensation paid by us in U.S. dollars to our board members and executive officers in 2003 and share options granted thereto in 2003:

           Base Salary                            $ 660,000
           Other Benefits                            47,000
                                                  ---------
           Total                                  $ 707,000
                                                  =========

Number of Share Options                             870,981


         The following table sets forth, with respect to each of our directors, all remuneration paid by us during the fiscal year ended December 31, 2003:

-------------------------------------------------------------------------------------------------------------------
   NAME                   TITLE                        BASE FEE ($)          BENEFITS ($)          TOTAL ($)
-------------------------------------------------------------------------------------------------------------------
   Eli Rozen              Chairman of the Board and             144,000                  3,000             147,000
                          Board Member
-------------------------------------------------------------------------------------------------------------------
   Avi Landman            Board Member                           73,000                 14,000              87,000
-------------------------------------------------------------------------------------------------------------------
   Avi Elkind             Board Member                            7,260                      -               7,260
-------------------------------------------------------------------------------------------------------------------
   Menahem Meron          Board Member                           16,800                      -              16,800
-------------------------------------------------------------------------------------------------------------------

      On January 26, 2003, at a special general meeting, our shareholders approved the grant to each of our directors who is not an external director, commencing on October 1, 2002, a monthly $1,000 fee participation remuneration per meeting of the Board of Directors, provided however, that each of the directors who is not an external director shall be entitled to an aggregate sum of monthly remuneration and participation remuneration of not more than $18,000 per year.

      As of March 31, the Company had set aside approximately $332,000 to provide pension, retirement or similar benefits for its management.

      OPTION/SAR GRANTS DURING THE YEAR ENDED DECEMBER 31, 2003

      During the year ended December 31, 2003, no options were granted to the Executive Officers.

      AGGREGATED OPTION/SAR EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2003 AND FINANCIAL YEAR-END OPTION/SAR VALUES

      The following table sets out (i) the number of Ordinary Shares issued to the Named Executive Officers upon the exercise of options during the year ended December 31, 2003 and the aggregate value realized upon such exercises; and (ii) the number and value of unexercised options held by the Named Executive Officers as at December 31, 2003:

--------------------------------------------------------------------------------------------------------------------------
                                                                              UNEXERCISED       VALUE OF UNEXERCISED
                                             SECURITIES                      OPTIONS/SARS   IN-THE-MONEY OPTIONS/SARS AT
                                            ACQUIRED ON    AGGREGATE VALUE   AT FY-END (#)           FY-END ($)
                                              EXERCISE         REALIZED      EXERCISABLE/           EXERCISABLE/
            NAME AND POSITION                   (#)              ($)         UNEXERCISABLE       UNEXERCISABLE (1)
--------------------------------------------------------------------------------------------------------------------------
Avi Schechter - President, Chief
Executive Officer                                --               --             140,000                29,400
--------------------------------------------------------------------------------------------------------------------------
Eyal Tuchman - Vice President, Chief
Financial Officer                                --               --              50,000                10,500
--------------------------------------------------------------------------------------------------------------------------
Eli Basson - Vice President, Research and
Development and Chief Operating Officer        74,078           7,408              5,922                 1,244
--------------------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of our ordinary shares on the Euronext Brussels New Market of $0.6318 on December 31, 2003.

BOARD PRACTICES

      Our Board of Directors and senior management consider good corporate governance to be central to our effective and efficient operations. The following table lists our directors, the positions they hold with us and the dates the directors were first elected or appointed:

------------------------------------------------------------------------------
NAME               POSITION                            TERM
------------------------------------------------------------------------------
 Eli Rozen         Director, Chairman of the Board     1988
------------------------------------------------------------------------------
 Avi Landman       Director                            1988
------------------------------------------------------------------------------
 Menachem Meron    Director                            July 25, 2000
------------------------------------------------------------------------------
 Avi Elkind        External Director                   July 25, 2000
------------------------------------------------------------------------------
 Michal Brikman    External Director                   October 28, 2004
------------------------------------------------------------------------------

      Our Articles of Association provide that the minimum number of members of the Board of Directors is two and the maximum number is eight. The Board of Directors is presently comprised of four members, one of whom was appointed as an external director under the provisions of the Companies Law (discussed below) by the shareholders at our 2003 Annual General Meeting of Shareholders. All directors hold office until their successors are elected at the next annual general meeting of shareholders.

      Under the Companies Law and the regulations promulgated pursuant thereto, Israeli public companies, namely companies whose shares have been offered to the public, or that are publicly traded are required to appoint at least two natural persons as "external directors". A person may not be appointed as an external director if the person, or a relative, partner or employer of the person, or any entity under the person's control, has or had, on or within the two years preceding the date of the person's appointment to serve as an external director, any affiliation with the company to whose board the external director is proposed to be appointed, with the controlling shareholder of such company or with any entity controlling or controlled by such company or by the controlling shareholder of such company. The term "affiliation" includes an employment relationship, a business or professional relationship maintained on a regular basis, control and service as an office holder (which term includes a director).

      In addition, no person may serve as an external director if the person's position or other business activities create, or may create, a conflict of interest with the person's responsibilities as an external director or interfere with the person's ability to serve as an external director or if the person is a member or employee of the Israel Securities Authority or of an Israeli stock exchange. If, at the time of election of an external director, all other directors are of the same gender, the external director to be elected must be of the other gender.

      Each committee of a company's board of directors that has the authority to exercise powers of the board of directors is required to include at least one external director and its audit committee must include all external directors.

      External directors are elected at the general meeting of shareholders by a simple majority, provided that the majority includes at least one-third of the shareholders who are not controlling shareholders, who are present and voting, or that the non-controlling shareholders who vote against the election hold one percent or less of the voting power of the company. Notwithstanding the above, regulations under the Companies Law provide that with respect to companies such as us, whose shares are traded on a stock exchange outside of Israel, the board of directors may determine that a director appointed prior to February 1, 2000 (the effective date of the Companies Law), who meets the above qualifications, be deemed an external director even if the person served as a director when the Companies Law became effective. In such case shareholder approval is not required.

      At our 2003 Annual General Meeting held on June 30, 2003, Esther Koren and Avi Elkind were each re-elected to serve as external directors for an additional term of three years ending on June 30, 2006. However, Esther Koren resigned as a member of our Board of Directors due to personal reasons effective July 14, 2004. Ms. Michal Brikman was subsequently appointed to our Board of Directors as an External Director which was approved by our shareholders at a special general shareholder meeting on October 28, 2004. In addition, we intend to appoint Ms. Brikman to the audit committee.

      Under the Companies Law, an external director cannot be dismissed from office unless: (i) the board of directors determines that the external director no longer meets the statutory requirements for holding the office, or that the external director has breached the external director's fiduciary duties and the shareholders vote, by the same majority required for the appointment, to remove the external director after the external director has been given the opportunity to present his or her position; (ii) a court determines, upon a request of a director or a shareholder, that the external director no longer meets the statutory requirements of an external director or that the external director has breached his or her fiduciary duties to the company; or (iii) a court determines, upon a request of the company or a director, shareholder or creditor of the company, that the external director is unable to fulfill his or her duty or has been convicted of specified crimes.

BOARD COMMITTEES

      We currently have the following committees:

AUDIT COMMITTEE

      The Companies Law requires public companies to appoint an audit committee comprised of at least three directors, including all of the external directors, and further stipulates that the chairman of the board of directors of a public company, any director employed by or providing other services on a regular basis to the company and the controlling shareholder or any relative of the controlling shareholder of such company may not be members of the audit committee of the company. We have an audit committee (the "Audit Committee"), a majority of whose members, including the Chairman, satisfy the criteria of independence as required by Euronext Rules. The functions of the Audit Committee include, among others, reviewing and evaluating the results and scope of the audit and other services provided by our independent accountants. In addition, tasks include reviewing our accounting principles and system of internal auditing controls and approving actions or transactions requiring Audit Committee approval under the Companies Law, the Articles of Association and the Euronext Rules. The Audit Committee is comprised of Mr. Avi Elkind and Mr. Menachem Meron. Prior to her resignation, Esther Koren had been a member of the Audit Committee. Following the shareholders meeting in accordance with the applicable provisions of the Companies Law, we intend to replace Ms. Koren with Ms. Michal Brikman, an external director that satisfies the criteria of independence as required by Euronext Rules.

REMUNERATION COMMITTEE

      We have a remuneration committee (the "Remuneration Committee"), a majority of whose members, including the Chairman, satisfy the criteria of independence required by Euronext Rules. Under the Companies Law, the Remuneration Committee may only make recommendations to the Board of Directors concerning the grant of options and may need to seek the approval of the Audit Committee, the Board of Directors and the shareholders for certain compensation decisions. The Remuneration Committee is responsible for making recommendations on remuneration of Named Executive Officers and the implementation of the Employee Share Option Plan. The Named Executive Officers and our senior officers are paid fairly and commensurably with their contributions to furthering our strategic direction and objectives. We also grant stock options to our officers, directors and employees from time to time in accordance with our stock option plan. The Remuneration Committee is comprised of Avi Elkind and Menachem Meron. Prior to her resignation, Esther Koren had been a member of the Remuneration Committee. Following the shareholders meeting in accordance with the applicable provisions of the Companies Law, we intend to replace Ms. Koren with an external director that satisfies the criteria of independence as required by Euronext Rules within the next 60 days.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      We have employment agreements with the following executive officers and directors:

      Avi Schechter's consulting/services agreement, dated July 1, 2002, provides for his services as our President and Chief Executive Officer until terminated by either party as described below. The agreement provides for an annual salary of $179,822. In addition, we provide Mr. Schechter with the use of an automobile, mobile telephone and regular telephone. Either party may terminate the employment agreement without cause upon 90 days' prior notice or we may terminate it upon 30 days' notice for cause. In the event of Mr. Schechter's termination in connection with a change of control, he is entitled to receive his salary for 180 days. During 2002, we granted Mr. Schechter options to purchase an aggregate of 140,000 ordinary shares at an exercise price of $0.42 per share.

      Eyal Tuchman's employment agreement, dated July 1, 2002, provides for his employment as our Vice President, Corporate Finance and Chief Financial Officer until terminated by either party as described below. The agreement provides for an annual salary of $97,780, plus a bonus as determined by the board of directors. In addition, we provide Mr. Tuchman with the use of an automobile and mobile telephone. Either party may terminate the employment agreement without cause upon 90 days' prior notice or we may terminate it immediately for cause. During 2002, we granted Mr. Tuchman an option to purchase 50,000 ordinary shares at an exercise price of $0.42 per share.

      Eli Basson's employment agreement, dated July 28, 1997, provides for his employment as our Vice President and Chief Operating Officer until terminated by either party as described below. The agreement provides for an annual salary of $113,668. Either party may terminate the employment agreement without cause upon 90 days' prior notice or we may terminate it upon two weeks' prior notice for cause. During 2002, we granted Mr. Basson an option to purchase 17,764 ordinary shares at an exercise price of $0.42 per share.

      Eli Rozen's (Director) consulting/services agreement, dated October 1, 2001, provides for his employment as our Chairman of the Board of Directors until terminated by either party as described below. The agreement provides for an annual salary of $110,400. In addition, we provide Mr. Rozen with the use of an automobile and mobile telephone and regular telephone. Either party may terminate the employment agreement without cause upon 60 days' prior notice or we may terminate it upon 30 days' notice for cause. During 2003, we granted Mr. Rozen an option to purchase 720,981 ordinary shares at an exercise price of $0.42 per share.

      Avi Landman's (Director) consulting/services agreement, dated October 1, 2001, provides for his employment as our Research Manager until terminated by either party as described below. The agreement provides for an annual salary of $55,200. Either party may terminate the employment agreement without cause upon 60 days' prior notice or we may terminate it upon 30 days' notice for cause.

SHARE OWNERSHIP

The following table shows the number of Ordinary Shares and options to purchase Ordinary Shares beneficially owned by each director and the Named Executive Officers as of October 1, 2004.

-------------------------------------------------------------------------------------------------------------------------
NAME                ORDINARY SHARES   % OF OUTSTANDING        OPTIONS           EXERCISE PRICE         EXPIRATION DATE
                    HELD DIRECTLY     ORDINARY SHARES AS OF   OUTSTANDING
                    AND BENEFICIALLY  APRIL 30, 2004
-------------------------------------------------------------------------------------------------------------------------
Eli Rozen           2,425,359          18.7%                      720,981               $ 0.42         27, January, 2013
-------------------------------------------------------------------------------------------------------------------------
Avi Landman         2,345,764         18.09%                       50,000               $ 0.42         27, January, 2013
-------------------------------------------------------------------------------------------------------------------------
Menachem Meron             --            --                        50,000               $ 0.42           7, October 2012
-------------------------------------------------------------------------------------------------------------------------
Avi Elkind                 --            --                        50,000               $ 0.42             30, June 2013
-------------------------------------------------------------------------------------------------------------------------
Avi Schechter              --            --                        70,000               $ 0.42           1, January 2012
                                                                   70,000               $ 0.42            17, March 2012
                                                                  150,000               $ 0.42            25, April 2014
-------------------------------------------------------------------------------------------------------------------------
Eyal Tuchman               --            --                        50,000               $ 0.42             20, June 2012
                                                                   75,000               $ 0.42            25, April 2014
-------------------------------------------------------------------------------------------------------------------------
Eli Basson                 --            --                         5,922               $ 0.42            17, March 2012
                                                                   75,000               $ 0.52            25, April 2014
-------------------------------------------------------------------------------------------------------------------------

All of our Ordinary Shares have identical voting rights.

STOCK OPTION PLAN

      On February 14, 1999, the Board of Directors adopted, and our shareholders subsequently approved, the 1999 Employee Stock Option Plan, which was amended and restated in March 2002 and November 2003 (the "Option Plan"). The Option Plan is intended to provide incentives to our employees, officers, directors and/or consultants by providing them with the opportunity to purchase our Ordinary Shares. Under the Option Plan, options to purchase an aggregate of up to the number of our authorized ordinary shares (26,500,000) may, from time to time, be awarded to any employee, officer, director and/or consultant. The Option Plan is, subject to the provisions of the Companies Law, administered by the Remuneration Committee, and is designed: (i) to comply with Section 102 of the Tax Ordinance or any provision which may amend or replace it and rules promulgated thereunder and to enable us and grantees thereunder to benefit from
Section 102 of the Tax Ordinance and the Commissioner's Rules; and (ii) to enable us to grant options and issue shares outside the context of Section 102 of the Tax Ordinance. Options become exercisable ratably over a period of three to five years, commencing with the date of grant. The options generally expire no later than 10 years from the date of grant. Any options, which are forfeited or canceled before expiration, become available for future grants.

      During 2003, options to purchase a total of $1,005,981, $151,646 and 200,533 Ordinary Shares (having respective weighted exercise prices of $0.42, $0.72 and $0.42 per share) were awarded, cancelled and exercised, respectively, under this Plan. As of March 31, 2004, under this Plan, options to purchase a total of 2,172,878 Ordinary Shares and having a weighted average exercise price of $0.975 per share, were outstanding.

      As a result of an amendment to Section 102 of the Tax Ordinance as part of the 2003 Israeli tax reform, and pursuant to an election made by us thereunder, capital gains derived by optionees arising from the sale of shares pursuant to the exercise of options granted to them under Section 102 after January 1, 2003, will generally be subject to a flat capital gains tax rate of 25%. Previously, such gains were taxed as salary income at the employee's marginal tax rate (which could be up to 50%). However, as a result of this election, we will no longer be allowed to claim as an expense for tax purposes the amounts credited to such employees as a benefit when the related capital gains tax is payable by them, as we had previously been entitled to do under Section 102. For certain information as to the Israeli tax reform, see "Taxation."

      A summary of our stock option activity, and related information is as follows:

                                                              YEAR ENDED DECEMBER 31,
                             -------------------------------------------------------------------------------------------
                                         2001                           2002                           2003
                             -----------------------------  -----------------------------  -----------------------------
                                               WEIGHTED                       WEIGHTED                       WEIGHTED
                                               AVERAGE                        AVERAGE                        AVERAGE
                               NUMBER OF       EXERCISE       NUMBER OF       EXERCISE       NUMBER OF       EXERCISE
                                OPTIONS         PRICE          OPTIONS         PRICE          OPTIONS         PRICE
                             -------------- --------------  -------------- --------------  -------------  --------------
Outstanding at beginning           768,410  $        4.30         543,495   $       5.19        880,712    $       2.88
   of year
   Granted                          65,000           0.42         443,081           0.42      1,005,981            0.42
   Exercised                             -              -               -              -       (200,533)           0.42
   Canceled and forfeited         (289,915)          3.36        (105,864)          4.41       (151,646)           0.72
                             --------------                 --------------                 -------------
Outstanding at end of year          543,495 $        5.19         880,712   $       2.88      1,534,514            1.8
                             ============== ==============  ============== ==============  =============  ==============
Exercisable at end of year          329,842 $        5.58         478,714   $       4.32      1,082,846            1.91
                             ============== ==============  ============== ==============  =============  ==============

The options outstanding as of December 31, 2003, have been separated into ranges of exercise price as follows:

                                OPTIONS            WEIGHTED
                             OUTSTANDING AS         AVERAGE                                OPTIONS
                                   OF              REMAINING          WEIGHTED           EXERCISABLE           WEIGHTED
         EXERCISE             DECEMBER 31,        CONTRACTUAL         AVERAGE               AS OF              AVERAGE
           PRICE                  2003           LIFE (YEARS)      EXERCISE PRICE     DECEMBER 31, 2003     EXERCISE PRICE
  -----------------------  ------------------  -----------------  ----------------   --------------------  ----------------
          $ 0.42                  1,303,781              8.95              $0.42             869,314               $  0.42
          $ 2.00                     15,000              2                  2.0                9,000               $  2.0
      $ 4.00 - $ 6.00                18,670              0.5                5.09              16,180               $  5.25
      $ 8.00 - $ 9.60               197,063              0.2                8.14             188,352               $  8.52
                           ------------------                                        --------------------
                                  1,534,514                                 1.8            1,082,846               $  1.91
                           ==================                     ================   ====================  ================

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      On September 1, 2001, we entered into an agreement with our 40%-owned subsidiary CT Card Tech pursuant to which we have agreed to sub-lease office space in our Rannana, Israel facility to CT Card Tech and to provide CT Card Tech with certain additional services in consideration for a monthly payment of $1,000. In November 2003, CT Card Tech surrendered a portion of its office space, which reduced the monthly payment to US$ 500.

      On March 7, 2000 we entered into an agreement with IFTIC Ltd., or IFTIC, a company registered in Israel and 50%-owned by Menachem Meron, a member of our board of directors. Under the terms of the agreement, IFTIC provides us with market promotion and management services for a minimum fee of $2,500 per month for the first 10 hours and an additional fee of 1.5% of sales initiated from new customers first introduced by Mr. Meron. During 2003, we paid $16,800 pursuant to this agreement.

      On October 1, 2001, we entered into a consulting agreement with Phinal Ltd, a company owned by our chairman of the Board of Directors and a principal shareholder, Eli Rozen. In consideration of these services, we have undertaken to pay Mr. Rozen $10,500 per month plus car expenses. During 2003, we paid an aggregate of $126,000 pursuant to this agreement.

      On October 1, 2001, we entered into a consulting agreement with Ashland Investments Ltd., or Ashland, a company owned by Avi Landman, a current member of our board of directors, one of our co-founders and a principal shareholder. In consideration of these services, we have undertaken to pay Mr. Landman $4,600 per month. In addition, we provide Mr. Landman with the use of an automobile and mobile telephone. During 2003, we paid Ashland $55,200 pursuant to this agreement.

      During 2002, Avi Landman, one of our co-founders, received $152,442 as back compensation in connection with salary and social benefits for the period he served as an employee in connection with the termination of his employment agreement.

      On October 1, 2001, we entered into a consulting agreement with J.R. Hagran Ltd., a company owned by one of our co-founders Jacob Hassan. In consideration for these services, we have undertaken to pay Mr. Hassan $4,600 per month plus car expenses. During 2003, we paid J.R. Hagran Ltd. an aggregate of $55,200 pursuant to this agreement.

      During 2002, one of our co-founders, Jacob Hassan, received $154,000 as back compensation in connection with salary and social benefits for the period he served as an employee in connection with the termination of his employment Agreement.

                             PRINCIPAL SHAREHOLDERS

      The following table lists the beneficial ownership of our securities as of October 15, 2004 and as adjusted to reflect the sale of ordinary shares in this offering by:

      o each person known by us to be the beneficial owner of more than 5% of the outstanding shares of any class of our securities,

      o     each of our directors and executive officers individually, and

      o     all of our executive officers and directors as a group:

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The principal address of our directors and executive officers listed below (all but Jacob Hassan) is c/o SuperCom Ltd., Millennium Bldg., 3 Tidhar St., P.O.B. 2094, Raanana, Israel. We believe that all persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them. All figures include ordinary shares issuable upon the exercise of options or warrants exercisable within 60 days of October 28, 2004 and deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


                                         NUMBER OF SHARES          PERCENTAGE OF SHARES
   NAME OF BENEFICIAL OWNER             BENEFICIALLY OWNED                   OUTSTANDING
   ------------------------             ------------------         ---------------------
   Eli Basson (1)                                   94,450                             *
   Jacob Hassan (2)                              2,346,358                         13.8%
   Avi Landman (3)                               2,379,098                        13.97%
   Menahem Meron (4)                                33,333                             *
   o Eli Rozen (5)                               3,129,674                        17.68%
   Avi Schechter (6)                               200,000                             *
   Eyal Tuchman (7)                                 75,000                             *
   Avi Elkind (8)                                   33,333                             *
   Michal Brikman                                        0                             0
   All directors and executive officers as a     5,944,888                         32.76%
   group (8 persons) (9)

----------
* Represents beneficial ownership of less than 1% of outstanding ordinary shares.

(1) Includes options to purchase 80,922 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof.

(2)   Mr. Hassan's address is 21 Shnat Hayovel, Hod Hasharon , Israel.

(3) Includes (a) options to purchase 33,334 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof and
      (b) 500,000 shares owned by Ashland Investments LLC, a limited liability company owned by Mr. Landman.

(4) Includes options to purchase 33,333 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof. Mr. Meron is one of our current directors.

(5) Includes options to purchase 704,315 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof.

(6) Includes options to purchase 190,000 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof.

(7) Includes options to purchase 75,000 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof.

(8) Includes options to purchase 33,333 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof.

(9) Includes options to purchase 1,150,236 ordinary shares which are currently exercisable or exercisable within 60 days of the date hereof.

                          DESCRIPTION OF SHARE CAPITAL

      Set forth below is a summary of certain in formation relating to our share capital and of certain provisions of our Articles of Association and Israeli law. This summary does not purport to be complete. It is qualified in its entirety by reference to the Articles of Association and Israeli law in effect at the date of this prospectus.

AUTHORIZED AND ISSUED SHARE CAPITAL

      Our capital stock consists of 26,500,000 ordinary shares, NIS 0.01 par value, authorized. As of October 15, 2004, we had 16,996,287 ordinary shares outstanding, which are all fully paid. As of December 31, 2003, there were 12,906,872 outstanding ordinary shares, and as of January 1, 2003, we had 12,706,339 outstanding ordinary shares.

CHANGES IN ISSUED SHARE CAPITAL

      The following sets forth the changes in our issued share capital occurring during the least three years:

      January 1, 2001 to December 31, 2001

      As of January 1, 2001, there were 12,706,339 ordinary shares outstanding. There were no changes in issued share capital during 2001.

      January 1, 2002 to December 31, 2002

      As of January 1, 2002, there were 12,706,339 ordinary shares outstanding. There were no changes in issued share capital during 2002.

      We divested our investment (100% of the shares) in our subsidiary InkSure Technologies, Inc. (formerly known as InkSure, Inc.) in three parts. Due to such divestments, we had a gain in the aggregate amount of $6,423,000. The details of such divestitures are as follows:

      During March 2002, we divested part of our investment in InkSure Technologies Inc. to Elad Ink, a privately held investment company. Under the terms of the transaction, we sold 1,141,553 shares in the subsidiary for $1,000,000.

      During May 2002, we divested another part of our investment in InkSure to ICTS Information Systems BV, a member of the ICTS group (NASDAQ: ICTS). Under the terms of the transaction, we sold 782,771 shares in the subsidiary for $1,000,000. As a result of these divestitures, we had gains net of expenses in the amount of $1,936,000.

      On October 2, 2002, we divested the remaining investment in InkSure Technologies Inc. to ICTS Information Systems BV. Under the terms of the transaction, we sold 3,075,676 shares in InkSure for $ 4,583,000.

      January 1, 2003 to December 31, 2003

      As of January 1, 2003, there were 12,706,339 ordinary shares outstanding.

During December 2003, 200,533 of our outstanding stock options were exercised and such ordinary shares issued upon exercise have been listed on Euronext Brussels New Market.

      January 1, 2004 to August 31, 2004

      As of January 1, 2004, there were 12,906,872 ordinary shares outstanding.

      During February 2004, 60,000 shares were issued to an employee upon exercise pursuant to the option plan.

      During June and July, 2004, the Company received aggregate gross proceeds of $1,225,000 from a private placement of 1,558,826 ordinary shares and five-year warrants to purchase 623,535 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement advisors received warrants to purchase 77,941 ordinary shares at an exercise price of $1.10 per share. These securities were issued in reliance upon an exemption from registration set forth in Regulation S of the Securities Act of 1933, as amended.

      In August and September 2004, we received gross proceeds of $2,200,000 from a private placement to accredited investors of 2,470,589 ordinary shares and five-year warrants to purchase 988, 234 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement agent received warrants to purchase 177,882 ordinary shares at an exercise price of $1.10 per share and 444,706 ordinary shares at an exercise price of $ 0.85 per share. All of such warrants issued in this private placement except 444,706 warrants with an exercise price of $0.85, may be called by us at a redemption price of $.01 per warrant at any time after the closing price (or closing bid price) of our ordinary shares on an U.S. stock exchange, Nasdaq or the OTC Bulletin Board is equal to or greater than $2.50 per share for 10 out of any 15 consecutive trading days. These securities were issued in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

      As of October 18, 2004, there were 16,996,287 ordinary shares outstanding.


WARRANTS, OPTIONS AND OTHER CONVERTIBLE OBLIGATIONS

Stock Options

      As at October 15, 2004, we had outstanding options to purchase an aggregate of 2,172,878 ordinary shares. In addition, we authorized grants of options to employees and officers, under our option plan, with an exercise price of $0.85, to purchase an aggregate of 1,400,000 shares, which remains subject to all required approvals under Israeli law. Under our Stock Option Plan, we may issue options to purchase up to our authorized number of Ordinary Shares. As at December 31, 2003, 1,534,514 options had been granted, with exercise prices ranging from $0.42 to $9.64. The exercise price of each option granted may not be less than the market price of our Ordinary Shares at the time of the grant and no option may have a term exceeding 10 years. Please refer to the section entitled "Stock Option Plan" for further information with respect to our Option Plan, including information with respect to option grants, exercises and cancellations during the last three years.

Warrants

      As described above, during June and July, 2004, the Company received aggregate gross proceeds of $1,225,000 from a private placement of 1,558,826 ordinary shares and five-year warrants to purchase 623,535 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement advisors received warrants to purchase 77,941 ordinary shares at an exercise price of $1.10 per share.

      In August and September 2004, we received gross proceeds of $2,200,000 from a private placement to accredited investors of 2,470,589 ordinary shares and five-year warrants to purchase 988, 234 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement agent received warrants to purchase 177,882 ordinary shares at an exercise price of $1.10 per share and 444,706 ordinary shares at an exercise price of $ 0.85 per share. All of such warrants issued in this private placement except 444,706 warrants with an exercise price of $0.85, may be called by us at a redemption price of $.01 per warrant at any time after the closing price (or closing bid price) of our ordinary shares on an U.S. stock exchange, Nasdaq or the OTC Bulletin Board is equal to or greater than $2.50 per share for 10 out of any 15 consecutive trading days.

                              SELLING SHAREHOLDERS


      This prospectus covers offers and sales of the following ordinary shares:

      o 1,558,826 ordinary shares issued in connection with a private placement completed on July 15, 2004.

      o 623,535 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued in connection with a private placement completed on July 15, 2004.

      o 2,470,589 ordinary shares issued in connection with a private placement completed on September 10, 2004.

      o 988,234 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued in connection with a private placement completed on September 10, 2004.

      o 444,706 ordinary shares issuable upon the exercise of warrants having an exercise price of $0.85 per share and 177,882 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued to Broadband Capital LLC as a portion of the placement agent fee issued in connection with a private placement completed on September 10, 2004.

      o 75,000 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued to Meitav Capital Ltd. as a portion of the placement agent fee issued in connection with a private placement completed on July 15, 2004.

      o 2,941 ordinary shares issuable upon the exercise of warrants having an exercise price of $1.10 per share that were issued to Max Tech Ltd. as a portion of the placement agent fee issued in connection with a private placement completed on July 15, 2004.

      The following table provides information on the selling shareholders, their current beneficial ownership of our securities, the number of ordinary shares offered for each shareholder's account, and the amount and percentage of their beneficial ownership after this offering, assuming they sell all of the offered shares. "Beneficial ownership" here means direct or indirect voting or investment power over outstanding shares and shares which a person has the right to acquire now or within 60 days after the date of this prospectus. The table also includes ordinary shares issuable upon exercise of the warrants described above.

      The information in the table was provided by the selling shareholders, reports furnished to us under rules of the SEC and our share ownership records, as of the date of this prospectus. Except as noted in the footnotes, no selling shareholder has had, within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates. The calculation of the percentage of ordinary shares beneficially owned after the offering is based on 16,996,287 ordinary shares outstanding as of October 18, 2004.

                                                                                                                      % OF COMMON
                                                                                                       SHARES            STOCK
                                                   SHARES BENEFICIALLY                              BENEFICIALLY      BENEFICIALLY
-------------------------------------                  OWNED BEFORE                                 OWNED AFTER       OWNED AFTER
     NAME OF SELLING STOCKHOLDER                       THE OFFERING           SHARES OFFERED        THE OFFERING      THE OFFERING
-------------------------------------              --------------------       --------------        ------------      ------------
Jeffrey Carter                                             82,353 (1)               82,353 (1)                 0                 -
Donald Zoltan                                              82,353 (2)               82,353 (2)                 0                 -
Daniel and Clare Lange                                     82,353 (3)               82,353 (3)                 0                 -
Edwin Bindseil                                            164,706 (4)              164,706 (4)                 0                 -
Russell and Setsuko Trimble                               164,706 (5)              164,706 (5)                 0                 -
Longview Fund LP                                          494,117 (6)              494,117 (6)                 0                 -
Charles Bradley                                            82,353 (7)               82,353 (7)                 0                 -
Ethan Benovitz                                            123,529 (8)              123,529 (8)                 0                 -
Selwyn Partners LP                                        164,706 (9)              164,706 (9)                 0                 -
Victor M. Dandridge III                                    41,177 (10)              41,177 (10)                0                 -
Jack and Monika Berg                                      164,706 (11)             164,706 (11)                0                 -
Leviticus Partners LP                                     988,235 (12)             988,235 (12)                0                 -
Tibo Markovitch                                            32,942 (13)              32,942 (13)                0                 -

                                                                                                                      % OF COMMON
                                                                                                       SHARES            STOCK
                                                   SHARES BENEFICIALLY                              BENEFICIALLY      BENEFICIALLY
-------------------------------------                  OWNED BEFORE                                 OWNED AFTER       OWNED AFTER
     NAME OF SELLING STOCKHOLDER                       THE OFFERING           SHARES OFFERED        THE OFFERING      THE OFFERING
-------------------------------------              --------------------       --------------        ------------      ------------
Meitav Gemel Ltd.                                         247,058 (14)             247,058 (14)                0                 -
Y.A.Z. Investments & Assets Ltd. (43)                     247,058 (15)             247,058 (15)                0                 -
Moshe Nodelman                                             82,354 (16)              82,354 (16)                0                 -
Inventech Investment Ltd.                                  49,412 (17)              49,412 (17)                0                 -
Adina Grinfeld                                             41,177 (18)              41,177 (18)                0                 -
Amotz Raz                                                  41,177 (19)              41,177 (19)                0                 -
Yehuda Biron                                               41,177 (20)              41,177 (20)                0                 -
Ester Orkovi                                               82,354 (21)              82,354 (21)                0                 -
Abraham Peer                                              123,529 (22)             123,529 (22)                0                 -
Meir Schonherz                                             41,177 (23)              41,177 (23)                0                 -
Provident Fund Of The Employees Of The Hebrew
University Of Jerusalem I.N.T.                             82,354 (24)              82,354 (24)                0                 -
Abraham Peer                                              164,706 (25)             164,706 (25)                0                 -
Abraham Grinfeld                                           82,354 (26)              82,354 (26)                0                 -
Ester Dodkewitz                                           164,706 (27)             164,706 (27)                0                 -
Meitav Gemel Ltd.                                         329,412 (28)             329,412 (28)                0                 -
Meitav Investment Management and Securities
Advisors Ltd                                              164,706 (29)             164,706 (29)                0                 -
Glomare BV                                                 82,354 (30)              82,354 (30)                0                 -
Orkobi Avishai                                             41,177 (31)              41,177 (31)                0                 -
Orkobi Avishai                                             41,177 (32)              41,177 (32)                0                 -
Kabuki Partners ADP, G.P.                                 329,412 (33)             329,412 (33)                0                 -
Corsair Capital Partners 100 L.P. (34)                     57,646 (35)              57,646 (35)                0                 -
Corsair Capital Investors, Ltd. (34)                       16,471 (36)              16,471 (36)                0                 -
Corsair Capital Partners L.P. (34)                        420,000 (37)             420,000 (37)                0                 -
Michael Rapp (39) (40)                                    427,983 (38)             427,983 (38)                0                 -
Philip Wagenheim (39) (40)                                104,283 (38)             104,283 (38)                0                 -
Karl Brenza (39) (40)                                      31,129 (38)              31,129 (38)                0                 -
Broadband Capital Management LLC (40) (41)                 31,130 (38)              31,130 (38)                0                 -
Jeffrey Meshel (39) (40)                                   28,063 (38)              28,063 (38)                0                 -
Meitav Capital Ltd. (42)                                   37,500 (38)              37,500 (38)                0                 -
Goldhar Corporate Finance Ltd (42)                         37,500 (38)              37,500 (38)                0                 -
Max Tech Ltd. (42)                                          2,941 (38)               2,941 (38)                0                 -

--------------
*Less than one percent.

(1) Includes 23,529 ordinary shares underlying warrants which are currently exercisable.

(2) Includes 23,529 ordinary shares underlying warrants which are currently exercisable.

(3) Includes 23,529 ordinary shares underlying warrants which are currently exercisable.

(4) Includes 47,059 ordinary shares underlying warrants which are currently exercisable.

(5) Includes 47,059 ordinary shares underlying warrants which are currently exercisable

(6) Includes 141,176 ordinary shares underlying warrants which are currently exercisable.

(7) Includes 23,529 ordinary shares underlying warrants which are currently exercisable.

(8) Includes 35,294 ordinary shares underlying warrants which are currently exercisable.

(9) Includes 47,059 ordinary shares underlying warrants which are currently exercisable.

(10) Includes 11,765 ordinary shares underlying warrants which are currently exercisable.

(11) Includes 47,059 ordinary shares underlying warrants which are currently exercisable.

(12) Includes 282,353 ordinary shares underlying warrants which are currently exercisable.

(13) Includes 9,412 ordinary shares underlying warrants which are currently exercisable.

(14) Includes 70,588 ordinary shares underlying warrants which are currently exercisable.

(15) Includes 70,588 ordinary shares underlying warrants which are currently exercisable.

(16) Includes 23,530 ordinary shares underlying warrants which are currently exercisable.

(17) Includes 14,118 ordinary shares underlying warrants which are currently exercisable.

(18) Includes 11,765 ordinary shares underlying warrants which are currently exercisable.

(19) Includes 11,765 ordinary shares underlying warrants which are currently exercisable.

(20) Includes 11,765 ordinary shares underlying warrants which are currently exercisable.

(21) Includes 23,530 ordinary shares underlying warrants which are currently exercisable.

(22) Includes 35,294 ordinary shares underlying warrants which are currently exercisable.

(23) Includes 11,765 ordinary shares underlying warrants which are currently exercisable.

(24) Includes 23,530 ordinary shares underlying warrants which are currently exercisable.

(25) Includes 47,059 ordinary shares underlying warrants which are currently exercisable.

(26) Includes 23,530 ordinary shares underlying warrants which are currently exercisable.

(27) Includes 47,059 ordinary shares underlying warrants which are currently exercisable.

(28) Includes 94,118 ordinary shares underlying warrants which are currently exercisable.

(29) Includes 47,059 ordinary shares underlying warrants which are currently exercisable.

(30) Includes 23,530 ordinary shares underlying warrants which are currently exercisable.

(31) Includes 11,765 ordinary shares underlying warrants which are currently exercisable.

(32) Includes 11,765 ordinary shares underlying warrants which are currently exercisable.

(33) Includes 94,118 ordinary shares underlying warrants which are currently exercisable.

(34) Jay Petschek and Steven Major share voting and investment power over the securities.

(35) Includes 16,470 ordinary shares underlying warrants which are currently exercisable.

(36) Includes 4,706 ordinary shares underlying warrants which are currently exercisable.

(37) Includes 120,000 ordinary shares underlying warrants which are currently exercisable.

(38) Comprised solely of ordinary shares underlying warrants which are currently exercisable.

(39) Employee or principal of Broadband Capital Management LLC, a broker/dealer, that acted as placement agent for our private placement of ordinary shares and warrants consummated in August and September 2004. Michael Rapp is the Managing Member of, and has voting and/or investment control over, Broadband Capital Management LLC.

(40) Represents shares issuable upon exercise of warrants issued to Broadband Capital Management LLC as partial compensation for serving as a placement agent in our September 2004 private placement.

(41) Michael Rapp has voting and/or investment control over this selling shareholder.

(42) Represents shares issuable upon exercise of warrants issued as partial compensation for serving as a placement agent in our July 2004 private placement.

(43) Mr. Yehuda Zadke has voting and/or investment control over this selling shareholder.

                              PLAN OF DISTRIBUTION

      We have registered the shares on behalf of the selling shareholders. For the purposes herein, the term "selling shareholder" includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, corporate dividend, partnership or limited liability company distribution or other transfer. We are bearing all costs relating to the registration of the shares, other than fees and expenses, if any, of counsel or other advisors to the selling shareholders. Any commissions, discounts, or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling shareholders. The selling shareholders may offer their shares at various times in one or more of the following transactions, or in other kinds of transactions:

      o transactions on the Over-The-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the ordinary shares may be listed or quoted at the time of sale;

      o     in private transactions;

      o     in connection with short sales of our shares;

      o     by pledge to secure debts and other obligations;

      o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions;

      o     in standardized or over-the-counter options; or

      o     in a combination of any of the above transactions.

      The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act, if they meet the criteria and conform to the requirements of that rule. l.

      The selling shareholders may sell their shares at quoted market prices, at prices based on quoted market prices, at negotiated prices or at fixed prices. The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers may either receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares for whom they acted as agents.

      The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of shares may be "underwriters" within the meaning of the Securities Act. Any commissions received by broker-dealers or agents on the sales and any profit on the resale of shares purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

      Under the rules and regulations of the SEC, any person engaged in the distribution or the resale of our shares may not simultaneously buy, bid for or attempt to induce any other person to buy or bid for our common stock in the open market for a period of two business days prior to the commencement of the distribution. The rules and regulations under the Securities Exchange Act of 1934 may limit the timing of purchases and sales of shares of our common stock by the selling shareholders.

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

      We are a public company organized in the State of Israel under the Israeli Companies Law. We are registered with the Registrar of Companies of the State of Israel and we have been assigned company number 52-00-4407-4.

      Set forth below is a summary of certain provisions of our Memorandum of Association (the "Memorandum"), the Articles of Association (the "Articles") and the Companies Law. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Memorandum and Articles and by Israeli law filed as exhibits to our registration statement on Form 20-F.

Objects Of The Company

      Pursuant to Section 2 of the Memorandum, the principal object for which we were established is to engage in the development, manufacture, implementation and marketing of computerized systems in general and computerized systems for producing tags, computerized photograph databases for the purpose of identification and for issuing various certificates in particular; consultation in the above fields; development, manufacture, implementation and marketing of any product based on the knowledge and expertise of the parties; and the purchase, sale, import, export and implementation of any action required to realize the above objectives.

Directors

      Our Articles provide that the number of directors serving on the board shall be not less than two but shall not exceed eight. Our directors, other than external directors, are elected at the annual shareholders meeting to serve until the next annual meeting or until their earlier death, resignation, bankruptcy, incapacity or removal by resolution of the general shareholders meeting. Directors may be re-elected at each annual shareholders meeting. The board may appoint additional directors (whether to fill a vacancy or create new directorship) to serve until the next annual shareholders meeting, provided, however, that the board shall be entitled to act in every matter so long as the number of its members is not less than the quorum required at the time for meetings of the board. If the number of members of the board decreases below said quorum, the board will not be entitled to act except in order to fill vacant positions on the board or to call a general meeting of the shareholders. Our officers serve at the discretion of the board.

      The board of directors may meet and adjourn its meetings according to our needs. A meeting of the board may be called at the request of each director. The quorum required for a meeting of the board consists of at least two directors constituting a majority of directors. The adoption of a resolution by the board requires approval by a simple majority of the directors present at a meeting in which such resolution is proposed. In lieu of a board meeting a resolution may be adopted in writing by all directors, and a meeting may also be held through any communications means, provided however that all participants may hear each other simultaneously.

      Subject to the Companies law, the board may appoint a committee of the board and delegate to such committee all or any of the powers of the board, as it deems appropriate. The board may, at any time, amend, restate or cancel the delegation of any of its powers to any of its committees. Under the Companies Law the board of directors must appoint an audit committee, comprised of at least three directors and including all of the external directors. The function of the audit committee is to review irregularities in the management of our business and recommend remedial measures. The committee is also required, under the Companies Law, to approve certain related party transactions. The board has appointed an internal audit committee which has three members and a remuneration committee which has three members.

Fiduciary Duties Of Officers

      The Companies Law codifies the fiduciary duties that "office holders," including directors and executive officers, owe to a company. An office holder's fiduciary duties consist of a duty of care and a duty of loyalty. The duty of loyalty includes avoiding any conflict of interest between the office holder's position in the company and his personal affairs, avoiding any competition with the company, avoiding exploiting any business opportunity of the company in order to receive personal advantage for himself or others, and revealing to the company any information or documents relating to the company's affairs which the office holder has received due to his position as an office holder.

Approval Of Certain Transactions

      Under the Companies Law, all arrangements as to compensation of office holders who are not directors, or controlling parties, require approval of the board of directors. Arrangements regarding the compensation of directors also require internal audit committee and shareholder approval.

      The Companies Law requires that an office holder of the company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction by the company. In addition, if the transaction is an extraordinary transaction as defined under Israeli law, the office holder must also disclose any personal interest held by the office holder's spouse, siblings, parents, grandparents, descendants, spouse's descendants and the spouses of any of the foregoing. In addition, the office holder must also disclose any interest held by any corporation in which the office holder is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager. An extraordinary transaction is defined as a transaction other than in the ordinary course of business, otherwise than on market terms, or that is likely to have a material impact on the company's profitability, assets or liabilities.

      In the case of a transaction which is not an extraordinary transaction, after the office holder complies with the above disclosure requirement, only board approval is required unless the articles of association of the company provide otherwise. The transaction must not be adverse to the company's interest. Furthermore, if the transaction is an extraordinary transaction, then, in addition to any approval stipulated by the articles of association, it also must be approved by the company's audit committee and then by the board of directors, and, under certain circumstances, by a meeting of the shareholders of the company. An office holder who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at the deliberations or vote on this matter. If a majority of the directors has a personal interest in a transaction with us, such directors may be present at the deliberations and vote in this matter, and shareholder approval of the transaction is required.

      The Companies Law applies the same disclosure requirements to a controlling shareholder of a public company, which includes a shareholder that holds 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and the shareholders of the company by simple majority, provided that either such majority vote must include at least one-third of the shareholders who have no personal interest in the transaction and are present at the meeting (without taking into account the votes of the abstaining shareholders), or that the total shareholdings of those who have no personal interest in the transaction who vote against the transaction represent no more than one percent of the voting rights in the company.

      In addition, a private placement of securities that will increase the relative holdings of a shareholder that holds five percent or more of the company's outstanding share capital (assuming the exercise or conversion of all securities held by such person that are exercisable for or convertible into shares) or voting rights or that will cause any person to become, as a result of the issuance, a holder of more than five percent of the company's outstanding share capital or voting rights, requires approval by the board of directors and the shareholders of the company. However, if the receiving party is not a director in the company, its CEO, or a controlling shareholder, and will not become a controlling shareholder as a result of the private placement, shareholder approval is not required if the allotted securities amount to twenty percent or less, of the company's outstanding voting rights before the allotment. Since our shares are traded and were offered to the public only outside of Israel, and as long as our shares are not offered to the public or registered for trade in Israel, we are exempted from these limitations concerning private placements.

      Under the Companies Law and as long as our Articles are not amended to determine otherwise,, certain resolutions, such as resolutions regarding mergers, and windings up, require approval of the holders of 75% of the shares represented at the meeting and voting thereon.

Duties of Shareholders

      Under the Companies Law, a shareholder has a duty to act in good faith and in a customary way towards the company and other shareholders and to refrain from abusing his or her power in the company including, among other things, when voting in a general meeting of shareholders on the following matters:

      o     any amendment to the articles of association;

      o     an increase of the company's authorized share capital;

      o     a merger; or

      o approval of interested party transactions which require shareholder approval.

      In addition, any controlling shareholder, any shareholder who knows that it possesses power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of a company's articles of association, has the power to appoint or prevent the appointment of an office holder in the company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty but provides that a breach of his or her duty is tantamount to a breach of fiduciary duty of an officer of the company.

EXEMPTION, INSURANCE AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Exemption of Office Holders

      Under the Companies Law, an Israeli company may not exempt an office holder from liability for breach of his duty of loyalty, but may exempt in advance an office holder from liability to the company, in whole or in part, for a breach of his duty of care, provided the articles of association of the company allow it to do so. Our Articles allow us to exempt our office holders entirely and in advance from liability to any damage suffered as a result of this breach of duty of care towards us.

Office Holder Insurance

      Our Articles provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders for any act done by him or her by virtue of being an office holder, in respect of any of the following:

      o     a breach of duty of care towards us or any other person,

      o a breach of fiduciary obligations towards us, provided that the office holder acted in good faith and had reasonable grounds to assume that his or her act would not be to our detriment, or

      o a financial liability imposed on him or her in favor of another person.

Indemnification of Office Holders

      Our Articles provide that we may indemnify an office holder, post factum, for the following cases of liability and expenses incurred by him or her as a result of an act done by him or her by virtue of being an office holder :

      o a monetary liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement judgment or an arbitrator award approved by a, and

      o reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed on him or her by a court, in a proceeding brought against him by or on our behalf or by another person, or in a criminal proceeding from which he or she were acquitted, or in a criminal proceeding in which he or she were convicted for a criminal offense that does not require evidence of criminal mens rea.

      We have obtained directors and officers liability insurance for the benefit of our office holders.

Limitations on Exemption, Insurance and Indemnification

      The Israeli Companies Law provides that a company may not exempt or indemnify an office holder, or enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

      o a breach by the office holder of his or her duty of loyalty towards the company unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

      o a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;

      o any act or omission done with the intent to derive an illegal personal benefit; or

      o     any fine levied against the office holder.

Required Approvals

      In addition, under the Companies Law, any exemption of, indemnification of, or procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, if the beneficiary is a director, an additional approval by our shareholders is required.

                         DESCRIPTION OF ORDINARY SHARES

      As of October 29, 2004, our authorized share capital consists of 26,500,000 ordinary shares, nominal value of NIS 0.01 per share, of which 16,996,287 are issued and outstanding, not including shares issuable upon exercise of warrants or options.

      The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel

DIVIDEND AND LIQUIDATION RIGHTS

      We have not declared a dividend since August 27, 1997 and we do not anticipate any dividend declaration in the foreseeable future. Dividends may only be paid out of our profits legally available for distribution under the Companies Law (the "Profits Criteria"), and provided that there is no reasonable concern that such payment will prevent us from satisfying our existing and foreseeable obligations as they become due. In addition, a competent court may approve, as per a motion to be filed by a company in accordance with the Companies Law requirements, a payment which does not meet the Profit Criteria, provided that the court was convinced that there is no reasonable concern that such payment will prevent the company from satisfying its existing and foreseeable obligations as they become due.

      In accordance with our articles of association, a dividend shall be proposed by the board of directors and shall be payable only after the same has been approved by ordinary resolution of the shareholders meeting, but no such resolution shall provide for the payment of an amount exceeding the amount proposed by the board of directors.

      Subject to the rights of the holders of shares as to dividends, any dividend paid by us shall be allocated among the members entitled thereto in proportion to the sum paid up or credited as paid up on account of the nominal value of their respective holding of the shares in respect of which such dividend is being paid, without taking into account the premium paid up for the shares.

      In the event of our liquidation, after satisfaction of all liabilities to creditors and subject to the rights of the holders of shares with special rights upon liquidation, if any, our assets available for distribution will be distributed to our shareholders in proportion to the nominal value of their respective holding of the shares in respect of which such distribution is being made.

PREEMPTIVE RIGHTS

      Under the Companies Law, unless the articles of association provide otherwise, shareholders in public companies such as ours do not have preemptive rights. Since such right is not provided by our articles of association, our shareholders do not have a right to purchase shares in a new issue before they are offered to third parties. As a result, our shareholders could experience dilution of their ownership interest if we decide to raise additional funds by issuing more shares and these shares are purchased by third parties.

VOTING, SHAREHOLDERS' MEETINGS AND RESOLUTIONS

      The Companies Law permits a corporation to allocate different voting rights to different classes of shares. We have currently only one class of shares (ordinary shares) and under the articles of association the holder of our ordinary shares has one vote for each ordinary share held by him of record on all matters submitted to a vote of shareholders. However, by a resolution approved by 75% of the voting power represented and voting in a general meeting, we may provide for shares with preferred or deferred rights, including in regard to voting rights. The quorum required for a general meeting of shareholders consists of two or more shareholders present, in person or by proxy, and holding shares conferring in the aggregate at least 33.33% of the voting power. A meeting adjourned for lack of a quorum shall take place 21 days following the date of a notice of a reconvened meeting issued by us at the same time and place or any time and place as our board of directors designated in the said notice. At such adjourned meeting, any two members present in person or by proxy shall constitute a quorum.

      Under the Companies Law, unless otherwise provided in the articles of association or by applicable law, shareholders' resolutions require the approval of a simple majority. Our articles of association provide that: (1) ordinary resolution shall be deemed adopted if approved by the holders of the majority of the voting power represented at the meeting and voting thereon; and (2) special or extraordinary resolution shall be deemed adopted if approved by the holders of not less than 75% of the voting power represented at the meeting and voting thereon. The Companies Law provides that Israeli companies such as our, which were incorporated prior to the effectiveness of the Companies Law (February 1, 2000) may amend its articles of association by a resolution at a general meeting adopted by the holders of 75% of the voting rights present, unless the articles were amended by a 75% majority to determined otherwise. Our articles of association have not been amended to determine otherwise.

      Under the Companies Law, a shareholder has a duty to act in good faith towards the company and other shareholders while exercising his or her right and duties and refrain from abusing his power in the company, including, among other things, when voting in the general meeting of shareholders on the following matters: (i) an amendment to the articles of association; (ii) an increase of the corporation's authorized share capital; (iii) a merger; or (iv) approval of certain acts and transactions, including interested party transactions, that require shareholder approval, as specified in the Companies Law. In addition, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholders' meeting and any shareholder that, under the provisions of the articles of association, has the power to appoint or prevent the appointment of an officer in the company or another power toward the company, is under a duty to act in fairness towards the company.

      The Companies Law provides that the approval of the following transaction requires the approval of the shareholders following the approval of such transaction by the audit committee and by the board of directors: (i) transaction of the company with a director regarding the term of his tenure, including his compensation; (ii) an extraordinary transaction (i.e., a transaction not in the ordinary course of business, not on market terms, or that is likely to have a material impact on the company's profitability, assets or liabilities) of a public company, such as ours, with a controlling shareholder, as such term is defined in the Companies Law, or an extraordinary transaction of the company with a third party in which a controlling shareholder has a personal interest and any transaction of the company with a controlling shareholder which is an office holder in the company or its employee, regarding the terms of his tenure or employment (an "Extraordinary Transaction of a Public Company with a Controlling Shareholder"). Any shareholder participating in a meeting in which an Extraordinary Transaction of a Public Company with a Controlling Shareholder is being discussed, has to notify the company, before the voting thereon, whether he has any personal interest in the approval of the said transaction. An Extraordinary Transaction of a Public Company with a Controlling Shareholder which is not approved in accordance with the abovementioned requirements shall have no effectiveness toward the company and toward the controlling shareholder. The abovementioned requirements are subject to certain exemptions as may be set forth in regulation promulgated under the Companies Law.

TRANSFER OF SHARES AND NOTICES

      Fully paid ordinary shares are issued in the name of the shareholder and are transferable under our articles of association unless the transfer is restricted or prohibited by Israeli law or the rules of a stock exchange on which the shares are traded. Under our articles of association, no transfer of shares shall be registered unless proper writing or instrument of transfer has been submitted to us or to our transfer agent, together with an evidence of title as the board of directors may reasonably require.

Under regulations promulgated under the Companies Law an Israeli public company whose shares are traded outside of Israel, such as ours, has to publish a notice of meetings of shareholders, in accordance with the laws of the country in which its shares are listed for trading, and if such laws do not provide regulations for this matter, then the publication shall be as provided by the company from time to time.

SPECIAL NOTIFICATION DUTIES

In accordance with our articles of association, any natural or legal person who acquires or disposes of, directly or indirectly, shares of our company, is obliged to notify us on a form prescribed by the market authority of Euronext Brussels within 5 days from the date of such transaction, in any event that the proportion of shares held by such person following the transaction exceeds or falls below 5% of our outstanding shares or any multiple thereof.

ANTI-TAKEOVER PROVISIONS UNDER ISRAELI LAW

      Tender Offer. A person wishing to acquire shares of a publicly traded Israeli company and who would as a result of such acquisition hold more than 90% of the company's issued and outstanding share capital or class of shares, is required by the Companies Law to make a tender offer to acquire all of the issued and outstanding shares or class of shares of the company. The acquirer is entitled to acquire all such shares if the holdings of the shareholders who have not accepted the offer are less than 5% of the issued share capital or the relevant class of shares. In any event that the tender offer was not accepted (i.e., the holdings of the shareholders who have not accepted the offer was not less than 5%) the acquirer may not acquire shares of the company from shareholders who accepted the tender offer if following such acquisition the acquirer would then hold more than 90% of the company's issued and outstanding share capital or the relevant class of shares.

      In addition, a shareholder holding more than 90% of the company's shares or class of shares is prevented from purchasing additional shares as long as he holds such amount of shares. Any shares acquired in violation of the foregoing requirement will not grant any rights to their holder and shall be deemed "dormant" shares.

      The Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser will hold 25% or more of the voting power ("25% Shareholder") if there is no other 25% Shareholder. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser will hold more than 45% of the voting power, if there is no other shareholder who holds more than 50% of the voting power. Regulations promulgated under the Companies Law provide that the special tender offer requirements described in this paragraph do not apply to companies whose shares are listed for trading outside of Israel if, according to the laws of the country in which the shares are traded, including the rules and regulations of the stock exchange on which the shares are traded, either:

      o there is a limitation on the acquisition of any level of control of the company; or

      o the acquisition of any level of control must be by means of a tender offer to the public.

      Merger. Under the Companies Law, merger transactions must be approved by the board of directors and by a majority at the shareholders meeting of each company which is party to such merger transactions. However, the Companies Law further provides that with respect to companies such as ours, which were incorporated prior to the effectiveness of the Companies Law and which did not amend their articles of association by a 75% majority to state otherwise, the approval of a merger requires a resolution adopted by the holders of 75% of the present and voting shareholders.

      In addition, the Companies Law provides that if one party to the merger, or any person or entity holding, directly or indirectly, 25% or more of either the voting power or the right to appoint a director of such party to the merger, holds shares of the other merging company, then a majority of the shareholders who are present at the meeting of such other merging comany, other than the first merging company, or any person or entity holding 25% or more of either the voting power of the right to appoint a director of the first merging company or any one acting on his/her behalf, including family members or entities under his/her control, must not have objected to the merger. The Companies Law does not require court approval of a merger, but a court may substitute its approval for the requisite class approvals or for the above requisite unrelated shareholder approval if requested to do so by the holders of at least 25% of the voting rights of a merging company.

      Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be executed unless at least 70 days have passed from the time that a merger proposal of the merging companies has been filed with the Israeli Registrar of Companies.

      Tax Law. Israeli tax law treats specified acquisitions, including a share-for-share swap between an Israeli company and a foreign company, less favorably than does United States tax law. For example, Israeli tax law may subject a shareholder who exchanges ordinary shares in an Israeli company for shares in a foreign company to immediate taxation. Please see "Taxation."

OTHER ANTI-TAKEOVER PROVISIONS

      We are also subject to the tender offer provisions of the U.S. Securities Exchange Act.


EXCHANGE CONTROLS

      Pursuant to a general permit issued in 1998 by the Israeli Controller of Foreign Exchange under the Currency Control Law, 1978 (the "Currency Control Law"), there are virtually no restrictions on foreign exchange in the State of Israel, except for certain reporting obligations.

TRANSFER AGENT, REGISTRAR AND PAYING AGENT

      The transfer agent and registrar for our ordinary shares in the United States is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, New York, New York 10038. Our paying agent in Belgium is Leleux Associated Brokers S.A.

LISTING

      Our ordinary shares are traded publicly on the Euronext Brussels New Market under the symbol "SUP". We expect that our ordinary shares will be traded publicly in the United States on the Over-the-Counter Bulletin Board under the symbol "SPCM". Any new share issued by us must be admitted for listing on Euronext Brussels before such shares can be traded on Euronext Brussels.

                        SHARES ELIGIBLE FOR FUTURE SALE

      Sales of substantial amounts of our ordinary shares in the public market following this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of our ordinary shares or adversely affect our ability to raise additional equity capital in the future and on terms favorable to us or at all.

      Assuming no exercise of outstanding options or warrants, we will have an aggregate of 16,996,287 ordinary shares outstanding as of the date of this prospectus. Of these shares, 4,029,415 ordinary shares registered in this offering generally will be freely tradable without restriction or further registration under the Securities Act. An additional 2,312,298 ordinary shares registered in this offering that will be issued upon the exercise of warrants or shares issuable upon the effectiveness of the registration statement of which this prospectus forms a part of, will be freely tradable when issued without restriction or future registration under the Securities Act.

      The remaining 12,966,872 ordinary shares are eligible for resale in the United States without registration pursuant to section 4(1) of the Securities Act, unless held by "affiliates," as that term is defined in Rule 144 under the Securities Act, who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. We expect to file a registration statement on Form S-8 covering the options issued under our Stock Option Plan which would cause the shares issued upon exercise of options issued under the Plan to be freely tradable. We have also registered all of our issued and outstanding ordinary shares under the Securities Exchange Act.

          In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      o     1% of the then outstanding shares of our ordinary shares; or

      o the average weekly trading volume in our ordinary shares on the Over-the-Counter Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale;

provided that requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, a person who is not deemed to have been an affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell these shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date of transfer from the affiliate.

RULE 701

      In general, any of our employees, officers or directors, as well as bona fide consultants or advisors, who before we became subject to the reporting requirements of the Securities Exchange Act purchased our ordinary shares pursuant to a written compensatory benefit plan or contract, are entitled to rely on the resale provisions of Rule 701. Those provisions permit non-affiliates to sell such shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permit affiliates to sell such shares without having to comply with the Rule 144 holding period restrictions, in each case commencing 90 days after the date that we became subject to the reporting requirements of the Securities Exchange Act.

RULE 904

      Rule 904 of Regulation S under the Securities Act provides that shares owned by any person, other than persons deemed to be affiliates by virtue of their significant shareholdings in our company, may be sold without registration outside the United States, provided the sale is accomplished in an offshore transaction, and no directed selling efforts are made, as those terms are defined in Regulation S, subject to certain other conditions. In general, this means that the shares, including "restricted" shares and shares held by our directors and officers who do not own a significant percentage of the shares, may be sold without registration in the United States or otherwise outside the United States.

OPTIONS

      We expect to file a registration statement on Form S-8 under the Securities Act to register the ordinary shares issuable under our Stock Option Plan. The registration statement on Form S-8 will become effective automatically upon filing. As of October 18, 2004, options to purchase 2,172,878 ordinary shares were issued and outstanding under the Stock Option Plan, of which options to purchase 1,602,194 ordinary shares had vested and had not been exercised. In addition, we authorized grants of options to employees and officers, under our option plan, with an exercise price of $0.85, to purchase an aggregate of 1,400,000 shares, which remains subject to all required approvals under Israeli law. Ordinary shares issued upon exercise of a share option and registered under the Form S-8 registration statements will, subject to the vesting provisions and securities law volume limitations applicable to our affiliates, be available for sale in the public markets upon the expiration or release from the terms of any applicable lock-up agreements.


                              CONDITIONS IN ISRAEL

      We are incorporated under the laws of and our principal offices and research and development facilities are located in the State of Israel. Accordingly, we are directly affected by political, military and economic conditions in Israel. Our operations would be materially adversely affected if major hostilities involving Israel occur, Israel's political or economic conditions deteriorate or trade between Israel and its present trading partners is curtailed.

POLITICAL AND MILITARY CONDITIONS

      Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying from time to time in intensity and degree, has led to security and economic problems for Israel. Additionally, from time to time since December 1987, Israel has experienced civil unrest, primarily in the West Bank and Gaza Strip administered by Israel since 1967. A peace agreement between Israel and Egypt was signed in 1979, a peace agreement between Israel and Jordan was signed in 1994 and, since 1993,several agreements between Israel and Palestinian representatives have been signed pursuant to which certain territories in the West Bank and Gaza Strip were handed over to Palestinian administration. The implementation of these agreements with the Palestinian representatives has been subject to difficulties and delays and a resolution of all of the differences between the parties remains uncertain. In addition, since October 2000, there has been a substantial deterioration in the relationship between Israel and the Palestinian Authority and a significant increase in violence in the West Bank and Gaza Strip. During 2002, violence intensified between Palestinians and Israelis and Israel has undertaken military actions in the West Bank and the Gaza Strip. In May 2000, Israeli forces withdrew from southern Lebanon. As of the date hereof, Israel has not entered into any peace agreement with Syria or Lebanon. We cannot predict whether any other agreements will be entered into between Israel and its neighboring countries, whether a final resolution of the area's problems will be achieved, the nature of any resolution of this kind, or whether the current civil unrest will continue and to what extent this unrest will have an adverse impact on Israel's economic development, on our operations in the future and on our share price.

      Despite the progress towards peace between Israel and its Arab neighbors, certain countries, companies and organizations continue to participate in a boycott of Israeli firms and others doing business in Israel or with Israeli companies. Although we are precluded from marketing our products to these countries, we believe that in the past the boycott has not had a material adverse effect on us. However, restrictive laws, policies or practices directed towards Israel or Israeli businesses could have an adverse impact on the expansion of our business.

      Generally, all male adult citizens and permanent residents of Israel under the age of 48 are, unless exempt, obligated to perform up to 37 days of military reserve duty annually. Additionally, all residents of this age are subject to being called to active duty at any time under emergency circumstances. Most of our male officers and employees are currently obligated to perform annual reserve duty. Although we have operated effectively under these requirements, we cannot assess the full impact of these requirements on our workforce or business if conditions should change, and no prediction can be made as to the effect on us of any expansion of these obligations.

ECONOMIC CONDITIONS

      Israel's economy has been subject to numerous destabilizing factors, including rampant inflation in the early to mid-1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. The Israeli Government has, for these and other reasons, intervened in various sectors of the economy by utilizing, among other means, fiscal and monetary policies, import duties, foreign currency restrictions and control of wages, prices and foreign currency exchange rates. In 1998, the Israeli currency control regulations were liberalized significantly, as a result of which Israeli residents may deal in foreign currency and non-residents of Israel may purchase and sell Israeli currency and assets. The Israeli Government has periodically changed its policies in all these areas. There are currently no Israeli currency control restrictions on remittances of dividends on ordinary shares or proceeds from the sale of shares. However, there remains in effect legislation pursuant to which currency controls can be imposed by administrative action at any time. In addition, Israeli residents are required to file reports on certain types of actions or transactions.

TRADE RELATIONS

      Israel is a member of the United Nations, the International Monetary Fund, the International Bank for Reconstruction and Development and the International Finance Corporation. Israel is a member of the World Trade Organization and is signatory to the General Agreement on Tariffs and Trade, which provides for the reciprocal lowering of trade barriers among its members. In addition, Israel has been granted preferences under the Generalized System of Preferences from the United States, Australia, Canada and Japan. These preferences allow Israel to export the products covered by such programs either duty-free or at reduced tariffs.

      Israel and the European Economic Community, now known as the European Union, concluded a Free Trade Agreement in July 1975 which confers certain advantages with respect to Israeli exports to most European countries and obligates Israel to lower its tariffs with respect to imports from these countries over a number of years. In 1985, Israel and the United States entered into an agreement to establish a free trade area. The free trade area has eliminated all tariff and certain non-tariff barriers on most trade between the two countries. On January 1, 1993, an agreement between Israel and the European Free Trade Association, which includes Norway, Switzerland, Iceland and Liechtenstein, established a free-trade zone between Israel and those nations. In November 1995, Israel entered into a new agreement with the European Union that redefines rules of origin and makes other improvements, such as providing for Israel to become a member of the research and technology programs of the European Union. In recent years, Israel has established commercial and trade relations with a number of other nations, including Russia, China, India, Turkey and other nations in Eastern Europe and Asia.

                                    TAXATION

ISRAELI TAX CONSIDERATIONS

      The following is a summary of the material aspects of the current tax structure applicable to companies in Israel and their effect on us. To the extent that the following discussion is based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations.

      WE URGE PROSPECTIVE PURCHASERS OF ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

Taxation of Capital Gains Applicable to Israeli and  Non-Israeli Shareholders

      Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares in Israeli companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder's country of residence provides otherwise. The law distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain which is equivalent to the increase of the relevant asset's purchase price which is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus.

      Pursuant to the Tax Reform, generally, capital gains tax is imposed on Israeli residents at a rate of 15% on real gains derived on or after January 1, 2003, from the sale of shares in Israeli companies publicly traded on Nasdaq or on a recognized stock exchange (Euronext Brussels New Market) or regulated market in a country that has a treaty for the prevention of double taxation with Israel. This tax rate is contingent upon the shareholder not claiming a deduction for financing expenses in connection with such shares, and does not apply to: (i) the sale of shares to a relative (as defined in the Tax Reform);
(ii) the sale of shares by dealers in securities; (iii) the sale of shares by shareholders that report in accordance with the Inflationary Adjustments Law; or
(iv) the sale of shares by shareholders who acquired their shares prior to an initial public offering (that are subject to a different tax arrangement). The tax basis of shares acquired prior to January 1, 2003 will be determined in accordance with the average closing share price in the three trading days preceding January 1, 2003. However, a request may be made to the tax authorities to consider the actual adjusted cost of the shares as the tax basis if it is higher than such average price.

      In December 2003, regulations promulgated pursuant to the Tax Reform were amended so that, in certain circumstances, capital gains derived from the sale and subsequent (same day) repurchase of shares traded on the TASE or from shares of Israeli companies publicly traded on a recognized stock exchange or regulated market in a country that has a treaty for the prevention of double taxation with Israel, may be taxed at a rate equal to the withholding tax rate applicable to revenues derived from such sale. In accordance with an announcement published by the Israeli Income Tax Commission, the withholding tax rate applicable to the sale of such shares until the end of 2003 tax year, which was equal at such time to 1% of the revenues generated in their sale, was determined as the final tax rate applicable to such sale. The amended regulations also determined that the day of such sale and repurchase shall be considered the new date of purchase of such shares. The foregoing was not applicable to: (i) dealers in securities;
(ii) shareholders that report in accordance with the Inflationary Adjustments Law; (iii) shareholders who acquired their shares prior to an initial public offering; (iv) in some cases, shareholders that received their shares within the framework of an employer-employee relationship; or (v) shareholders claiming a deduction for financing expenses in connection with such shares. The regulations further provided that with respect to shares of Israeli companies traded on a stock exchange outside of Israel, the market price determined at the close of the trading day preceding the day of the sale and repurchase of such shares, shall constitute the new tax basis for any future sale of such shares.

      Non-Israeli residents are exempt from Israeli capital gains tax on any gains derived from the sale of shares publicly traded on a the TASE, provided such gains did not derive from a permanent establishment of such shareholders in Israel, and are exempt from Israeli capital gains tax on any gains derived from the sale of shares of Israeli companies publicly traded on a recognized stock exchange (Euronext Brussels New Market) or regulated market outside of Israel, provided however that such capital gains are not derived from a permanent establishment in Israel and provided that such shareholders did not acquire their shares prior to an initial public offering. However, non-Israeli corporations will not be entitled to such exemption if an Israeli resident (i) has a controlling interest of 25% or more in such non-Israeli corporation, or
(ii) is the beneficiary or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

      In some instances where SuperCom shareholders may be liable to Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at the source. Pursuant to the Convention Between the government of the United States of America and the government of Israel with Respect to Taxes on Income, as amended (the "U.S.-Israel Tax Treaty") the sale, exchange or disposition of ordinary shares by a person who (i) holds the ordinary shares as a capital asset, (ii) qualifies as a resident of the United States within the meaning of the U.S.-Israel Tax Treaty and (iii) is entitled to claim the benefits afforded to such person by the U.S.-Israel Tax Treaty, generally, will not be subject to the Israeli capital gains tax unless such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of our voting power during any part of the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, or the capital gains from such sale, exchange or disposition can be allocated to a permanent establishment in Israel. In this case, the sale, exchange or disposition of ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The U.S.-Israel Tax Treaty does not relate to U.S. state or local taxes.

      Income Taxes on Dividend Distribution to Non-Israeli Shareholders

      Individuals who are non-residents of Israel are subject to a graduated income tax on income derived from sources in Israel. These sources of income include passive income, including dividends, royalties and interest, as well as non-passive income from services provided in Israel. Upon a distribution of a dividend, other than bonus shares (stock dividends), income tax is generally withheld at the rate of 25% (or 15% in the case of dividends distributed from taxable income derived from an Approved Enterprise), unless a different rate is provided in a treaty between Israel and the shareholder's country of residence. The withheld tax is the final tax in Israel on dividends paid to non-residents who do not conduct a business in Israel. See "U.S.-Israel Tax Treaty".

      A non-resident of Israel who has dividend income derived from or accrued in Israel, from which tax was withheld at source, is generally exempt from the duty to file tax returns in Israel in respect of such income, provided such income was not derived from a business conducted in Israel by the taxpayer and the non-resident has no other sources of income in Israel.

      Residents of the United States generally will have withholding tax in Israel deducted at source. As discussed below, they may be entitled to a credit or deduction for United States federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in United States tax legislation.

      U.S.-Israel Tax Treaty

      The Treaty is generally effective as of January 1, 1995. Under the Treaty, the maximum Israeli tax and withholding tax on dividends paid to a holder of Ordinary Shares who is a Treaty U.S. Resident (as defined below) is generally 25%. However, pursuant to the Approved Enterprise Law, dividends distributed by an Israeli company and derived from the income of an Approved Enterprise during the applicable benefits period will generally be subject to a reduced 15% dividend withholding tax rate. The Treaty further provides that a 12.5% Israeli dividend withholding tax will apply to dividends paid to a United States corporation owning 10% or more of an Israeli company's voting shares during, in general, the current and preceding tax year of the Israeli company. The lower 12.5% rate applies only on dividends distributed from income not derived from an Approved Enterprise in the applicable period and does not apply if the company has certain amounts of passive income.

      Pursuant to the Treaty, the sale, exchange or disposition of Ordinary Shares by a person who qualifies as a resident of the United States within the meaning of the Treaty and who is entitled to claim the benefits afforded to such residents under the Treaty (a "Treaty U.S. Resident") generally will not be subject to the Israeli capital gains tax unless such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting power of the Company during any part of the 12-month period preceding such sale, exchange or disposition subject to certain conditions. A sale, exchange or disposition of Ordinary Shares by a Treaty U.S. Resident who holds, directly or indirectly, shares representing 10% or more of the voting power of the Company at any time during such preceding 12-month period would not be exempt under the Treaty from such Israeli tax; however, under the Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against United States federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the Treaty.

      Israel presently has no estate or gift tax.

      General Corporate Tax Structure

      The general corporate tax rate in Israel is currently 36%. The effective tax rate payable by a company that derives income from an "Approved Enterprise," however, may be considerably less. See "Law for the Encouragement of Capital Investments, 1959" below.

      Law for the Encouragement of Industry (Taxes), 1969

      Under the Law for the Encouragement of Industry (Taxes), 1969 (the "Industry Encouragement Law"), a company qualifies as an "Industrial Company" if it is a resident in Israel and at least 90% of its income in a given tax year (exclusive of certain income) is derived from Industrial Enterprises which was defined as an enterprise whose major activity in a particular tax year is industrial manufacturing. The Company currently qualifies as such.

      A qualifying Industrial Company is entitled to deduct the purchase price of know-how and patents and is also entitled to deduct expenses of issuing publicly traded shares.

      Additionally, under certain income tax regulations, Industrial Companies qualify for special accelerated depreciation rates. An Industrial Company owning an Approved Enterprise (see "Law for the Encouragement of Capital Investments, 1959" below) may choose between the above depreciation rates and the depreciation rules available to Approved Enterprises.

      Qualification as an Industrial Company is not conditional upon the receipt of prior approval from any Israeli Government authority. No assurance can be given that the Company will continue to qualify as an Industrial Company or will in the future be able to avail itself of any benefits available to companies so qualifying.

      Law for the Encouragement of Capital Investment, 1959

      The Law for the Encouragement of Capital Investment, 1959 (the "Investment Law") provides that capital investment in a production facility (or other eligible assets) may, upon application to the Israeli Investment Center, be designated as an "Approved Enterprise". Each certificate of approval for an Approved Enterprise relates to a specific investment program, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset. A company having an Approved Enterprise is entitled to certain benefits, including Israeli Government cash grants and tax benefits. Each application for an investment program is evaluated by the Investment Center and there can be no assurance that any such application will be approved. The Company currently has three Alternative Benefits Programs under the Investment Law, which entitle the Company to certain tax benefits. The benefits available to a company having an Approved Enterprise are conditional upon the fulfillment of certain conditions stipulated in the Investment Law and its regulations and the criteria set forth in the specific certificate of approval. The Company believes its Approved Enterprises operate in substantial compliance with all such conditions and criteria.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following general discussion sets forth the material United States federal income tax consequences that are applicable to the following persons who invest in Ordinary Shares and hold such Ordinary Shares as capital assets ("U.S. Shareholders"): (a) individuals who are citizens or residents (as specifically defined for U.S. federal income tax purposes) of the United States; (b) corporations (or entities treated as corporations for U.S. tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof; and (c) estates or trusts the income of which is subject to United States federal income taxation regardless of its source. This discussion does not deal with: (i) all aspects of U.S. federal income taxation that may be relevant to particular U.S. Shareholders based on their particular circumstances (including potential application of the alternative minimum tax); (ii) certain U.S. Shareholders subject to special treatment under the U.S. federal income tax laws such as broker-dealers, insurance companies, tax-exempt organizations, financial institutions, taxpayers whose functional currency is not the Dollar, or foreign individuals or entities; (iii) U.S. Shareholders owning directly or by attribution 10% or more of the Ordinary Shares; or (iv) any aspect of state, local or non-United States tax laws. Additionally, the following discussion does not consider the tax treatment of persons who hold Ordinary Shares through a partnership or other pass-through entity.

      The summary of United States income tax laws set out below is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions and published positions of the Internal Revenue Service (the "IRS") as of the date hereof and is subject to any changes occurring in the United States law after that date, which changes could be retroactive.

      Dividends Paid on Shares

      Distributions on Ordinary Shares paid (before reduction for Israeli withholding taxes) out of the Company's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be dividends and will be includible in a U.S. Shareholder's ordinary income when received. Under recently enacted legislation, dividends received by an individual taxpayer during taxable years before 2009 will be taxed at a maximum rate of 15%, provided the taxpayer has held the stock for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and certain other conditions are satisfied. Dividends received by an individual taxpayer for taxable years after 2008 will be subject to tax at ordinary income rates. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations.

      The amount of any dividend paid in Israeli currency will equal the Dollar value of the Israeli currency received calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Shareholder, regardless of whether the Israeli currency is converted into Dollars. If the Israeli currency received as a dividend is not converted into Dollars on the date of receipt, the U.S. Shareholder will have a basis in the Israeli currency equal to the Dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Israeli currency will be treated as ordinary income or loss, and generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes.

      To the extent that the amount of any distribution exceeds the Company's current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. Shareholder's basis, and any excess will be treated as capital gain. Such distributions would not give rise to income from sources outside the United States.

      Credit for Israeli Taxes Withheld

      U.S. Shareholders may be entitled to deduct, or claim a U.S. foreign tax credit for, Israeli taxes that are withheld on dividends received, subject to applicable limitations in the Code. Dividends will be income from sources outside the United States and generally will be "passive income" or "financial services income" for purposes of computing the U.S. foreign tax credit allowable to a U.S. Shareholder. The rules governing the U.S. foreign tax credit are complex, and additional limitations on the credit apply to individuals receiving dividends eligible for the 15% maximum tax rate on dividends described above.

      Disposition of Ordinary Shares

      A U.S. Shareholder will generally recognize capital gain or loss upon the sale or exchange of Ordinary Shares in an amount equal to the difference between the amount realized and the U.S. Shareholder's tax basis in the Ordinary Shares. Such gain or loss will be long-term capital gain or loss if the U.S. Shareholder's holding period exceeds one year, and otherwise will be short-term capital gain or loss. Certain limitations apply to the deductibility of capital losses by both corporate and non-corporate taxpayers. Gain or loss from the sale, exchange or other disposition of Ordinary Shares will generally be treated as from U.S. sources for U.S. foreign tax credit purposes. However, pursuant to the Treaty, such gain or loss may be foreign source in certain circumstances. See "U.S.-Israel Tax Treaty". U.S. Shareholders should consult their own tax advisors regarding the treatment of any foreign currency gain or loss on any Israeli currency received in respect of the sale, exchange or other disposition of Ordinary Shares.

      Passive Foreign Investment Company

      A "passive foreign investment company" ("PFIC") is defined as any foreign corporation at least 75% of whose consolidated gross income for the taxable year is passive income, or at least 50% of the value of whose consolidated assets is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents, annuities and the excess of gains over losses from the disposition of assets which produce passive income. The Company believes that it is not and has not been a PFIC for United States federal income tax purposes, and the Company expects that it will not become a PFIC. If the Company were to become a PFIC, then all U.S. Shareholders would be required either: (i) to include in their taxable income certain undistributed amounts of the Company's income if a qualified electing fund election has been made; or (ii) to pay an interest charge together with tax calculated at maximum ordinary income rates on certain "excess distributions" (defined to include gain on the sale of Ordinary Shares). In addition, if the Company is a PFIC, individual U.S. Shareholders will not be eligible for the 15% maximum tax rate on dividends described above.

      Backup Withholding and Information Reporting

      A non-corporate U.S. Shareholder may, under certain circumstances, be subject to information reporting requirements and "backup withholding" at a rate currently equal to 28% on cash payments in the United States of dividends on, and the proceeds of disposition of, Ordinary Shares. Backup withholding will apply only if a U.S. Shareholder: (a) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor; (b) furnishes an incorrect TIN; (c) is notified by the IRS that it has failed properly to report payments of interest and dividends; or (d) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. U.S. Shareholders should consult their tax advisors regarding their qualification for exemption, if applicable. The amount of backup withholding from a payment to a U.S. Shareholder generally will be allowed as a credit against such U.S. Shareholder's federal income tax liability and may entitle such U.S. Shareholder to a refund, provided that the required information is furnished to the IRS.

      THE ABOVE DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP OR DISPOSITION OF OUR ORDINARY SHARES BY A UNITED STATES HOLDER. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAXING JURISDICTION.


                      ENFORCEABILITY OF CIVIL LIABILITIES

      We are incorporated under the laws of the State of Israel. Service of process upon our directors and executive officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, will be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers or the Israeli experts named in the prospectus, will be difficult to collect outside those countries.

      We have been informed by our legal counsel in Israel that there is doubt as to the enforceability of civil liabilities under the Securities Act and the Securities Exchange Act in original actions instituted in Israel. However, subject to certain time limitations, Israeli courts generally enforce a final executory judgment of a foreign court in civil matters including judgments based upon the civil liability provisions of the Securities Act and the Securities Exchange Act or the Belgian securities laws and including a monetary or compensatory judgment in a non-civil matter, provided that:

      o the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

      o the foreign court is not prohibited by law from enforcing judgments of Israeli courts;

      o adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his evidence;

      o the judgments and the enforcement of the civil liabilities are not contrary to the law, public policy, security or sovereignty of the State of Israel;

      o the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

      o an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

      o the obligations under the judgment are enforceable according to the laws of the State of Israel.

      We have irrevocably appointed SuperCom, Inc. as our agent solely to receive service of process in any action against us in any United States federal court or the courts of the State of New York arising out of this offering.

      Foreign judgments enforced by Israeli courts will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date thereof, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli law prevailing at that time. Judgment creditors must bear the risk of unfavorable exchange rate movement.


                                 LEGAL MATTERS

          The validity of the ordinary shares offered in this offering and certain other matters in connection with this offering relating to Israeli law will be passed upon for us by Yossi Avraham & Co., Tel Aviv, Israel. Certain legal matters in connection with this offering relating to United States law will be passed upon for us by Mintz Levin Cohn Ferris Glovsky and Popeo PC, New York, New York.


                                    EXPERTS

      The consolidated financial statements of SuperCom Ltd. as of December 31, 2003 and 2002, and for each of the fiscal years ended December 31, 2003, 2002 and 2001, included in this registration statement have been audited by Kost, Forer, Gabbay & Kaiserer, a member of Ernst & Young Global, independent auditors, as stated in their reports appearing herein, which, as to the years 2002 and 2003 are based in part on the reports of BDO McCabe Lo Company independent auditors, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of SuperCom Asia Pacific have been audited by BDO McCabe Lo & Company, independent certified public accountants, to the extent and for the periods set forth in their report appearing in the Registration Statement, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting


                      WHERE YOU CAN FIND MORE INFORMATION


      We have filed a registration statement on Form F-1, including the exhibits and schedules thereto, with the Securities and Exchange Commission, or SEC, under the Securities Act, and the rules and regulations thereunder, for the registration of the ordinary shares that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

      We are subject to the informational requirements of the Securities Exchange Act, applicable to foreign private issuers. We, as a "foreign private issuer," are exempt from the rules under the Securities Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Securities Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Securities Exchange Act. However, we will file with the SEC, within 180 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm. We will also furnish quarterly reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year, within 60 days after the end of such quarter.

      You may read and copy any document we file or furnish with the SEC at reference facilities at 450 Fifth Street, NW, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC's internet site at http://www.sec.gov.

      Documents may also be inspected at the National Association of Securities Dealers, Inc., 1735 K street, N.W., Washington D.C. 20006.

                       SUPERCOM LTD. AND ITS SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2003

                                 IN U.S. DOLLARS


 INDEX


                                                                            PAGE
                                                                            ----

 REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM....................F-2

 CONSOLIDATED BALANCE SHEETS.................................................F-4

 CONSOLIDATED STATEMENTS OF OPERATIONS.......................................F-6

 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY...............................F-7

 CONSOLIDATED STATEMENTS OF CASH FLOWS.......................................F-8

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.................................F-11



                    - - - - - - - - - - - - - - - - - - - - -

                                    REPORT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                             TO THE SHAREHOLDERS OF
                                  SUPERCOM LTD.

      We have audited the accompanying consolidated balance sheets of Supercom Ltd. ("the Company") and its subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included financial statement schedule listed in Item 19 of the Company's 20-F. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the financial statements of "Supercom Asia Pacific Limited" a subsidiary, the financial statements of which reflect total assets of 5.7% of the consolidated assets as of December 31, 2003, and total revenues of 29% of the consolidated revenues for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the data included for this subsidiary, is based solely on the report of the other auditors.

      We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2002 and 2003, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Additionally, in our opinion, the related financial statement schedule when considered in relation to the basic financial statements and schedule taken as a whole, presents fairly in all material respects the information set forth therein.



Tel-Aviv, Israel                                 KOST FORER GABBAY & KASIERER
March 22, 2004                                 A Member of Ernst & Young Global
--------------------------------------------------------------------------------

                    [LETTERHEAD OF BDO McCABE LO & COMPANY]


            Report of Independent Registered Public Accounting Firm


TO THE BOARD OF DIRECTORS OF
SUPERCOM ASIA PACIFIC LIMITED

We have audited the accompanying consolidated balance sheets of SuperCom Asia Pacific Limited and its subsidiary (collectively "the Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial positions of the Company as of December 31, 2003 and 2002 and the consolidated results of their operations and cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.



BDO McCabe Lo & Company

HONG KONG, FEBRUARY 10, 2004

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                    DECEMBER 31,
                                                                 ------------------
                                                                   2002       2003
                                                                 -------    -------
     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                     $ 4,567    $ 1,912
   Restricted cash deposits                                           53        681
   Short-term deposit                                                 --      1,196
   Marketable debt securities                                        609        117
Trade  receivables (net of allowance for doubtful  accounts
     of $ 1,200 and $ 3,333 as of December 31, 2002 and 2003,
     respectively)                                                 2,202      1,808
   Other accounts receivable and prepaid expenses                    517        680
   Inventories                                                     3,144      3,236
                                                                 -------    -------
TOTAL current assets                                              11,092      9,630
                                                                 -------    -------
 LONG-TERM INVESTMENTS:
   Long-term trade receivables                                        --        364
   Investment in an affiliate and others                             323        275
   Severance pay fund                                                288        333
                                                                 -------    -------
                                                                     611        972
                                                                 -------    -------

 PROPERTY AND EQUIPMENT, NET                                       1,880      1,676
                                                                 -------    -------
OTHER ASSETS                                                         173        156
                                                                 -------    -------

                                                                 $13,756    $12,434
                                                                 =======    =======

The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


                                                                    DECEMBER 31,
                                                                 ------------------
                                                                   2002      2003
                                                                 -------    -------
   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term bank credit and current maturities of
    long-term loan                                               $   851    $ 2,131
  Trade payables                                                     691      1,085
  Employees and payroll accruals                                     192        161
  Accrued expenses and other liabilities                           1,734        822
                                                                 -------    -------
TOTAL current liabilities                                          3,468      4,199
                                                                 -------    -------

LONG-TERM LIABILITIES:
  Long-term loan, net of current maturities                          429        187
  Accrued severance pay                                              362        436
                                                                 -------    -------
TOTAL long-term liabilities                                          791        623
                                                                 -------    -------

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
  Share capital:
    Ordinary shares of NIS 0.01 par value -
      Authorized: 26,500,000 shares as of December 31, 2002
      and 2003;
      Issued and outstanding: 12,706,339 and 12,906, 872
      shares as of December 31, 2002 and 2003, respectively           40         40
  Additional paid-in capital                                      25,730     25,814
  Deferred stock compensation                                        (26)        --
  Accumulated deficit                                            (16,247)   (18,242)
                                                                 -------    -------
TOTAL shareholders' equity                                         9,497      7,612
                                                                 -------    -------
                                                                 $13,756    $12,434
                                                                 ========   =======



The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARES DATA

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                           ----------------------------------------------
                                               2001             2002             2003
                                           ------------     ------------     ------------
Revenues                                  $      6,889     $      8,027     $      7,244
Cost of revenues                                 2,574            1,830            3,102
                                           ------------     ------------     ------------
Gross profit                                     4,315            6,197            4,142
                                            -----------     ------------     ------------
Operating expenses:
  Research and development                       1,225            1,334              918
  Selling and marketing, net                     4,628            2,828            3,026
  General and administrative                     3,604            1,988            1,829
                                           ------------     ------------     ------------
TOTAL operating expenses                         9,457            6,150            5,773
                                           ------------     ------------     ------------
Operating income (loss)                         (5,142)              47           (1,631)
Financial income (expenses), net                   123              (35)            (233)
Other income (expenses), net                      (241)           6,203              (83)
                                           ------------     ------------     ------------
Income (loss) before income taxes               (5,260)           6,215           (1,947)
Equity in losses of affiliates and
impairment, net of taxes                            --              (38)             (48)
                                           ------------     ------------     ------------
Net income (loss) from
   continuing operations                        (5,260)           6,177           (1,995)

Loss from discontinued operations                1,288              427               --
                                           ------------     ------------     ------------
Net income (loss)                         $     (6,548)    $      5,750     $     (1,995)
                                           ============     ============     ============
Net earnings (loss) per share:

  Basic and diluted earnings (loss)
    from continuing operations            $      (0.42)    $       0.49     $      (0.15)
                                           ============     ============     ============
  Basic and diluted loss from
    discontinued operations               $      (0.10)    $      (0.04)    $         --
                                           ============     ============     ============
  Basic and diluted net earnings
    (loss) per share                      $      (0.52)    $       0.45     $      (0.15)
                                           ============     ============     ============
  Weighted average number of
    Ordinary shares outstanding             12,706,339       12,706,339       12,718,426
                                           ============     ============     ============

The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNT


                                                                                  OTHER                                  TOTAL
                                 NUMBER OF             ADDITIONAL   DEFERRED    ACCUMULATED                  TOTAL       SHARE-
                                ORDINARY      SHARE    PAID-IN      STOCK     COMPREHENSIVE ACCUMULATED COMPREHENSIVE    HOLDERS'
                                  SHARES      CAPITAL   CAPITAL   COMPENSATION INCOME (LOSS)   DEFICIT   INCOME (LOSS)   EQUITY
                                -----------  -------  ---------- ------------ ------------- ----------- -------------   --------
 Balance as of January 1, 2001   12,706,339     $ 40     $25,752     $(114)        $ 116      $(15,449)                 $10,345
 Forfeiture of stock options             --       --         (22)       22            --            --                       --
 Deferred stock compensation             --       --         219      (219)           --            --                       --
 Amortization of deferred
   stock compensation                    --       --          --        66            --            --                       66
 Net loss                                --       --          --        --            --        (6,548)     $(6,548)     (6,548)
                                 ----------     ----     -------     -----         -----      --------      -------      -------
 Total comprehensive loss                                                                                   $(6,548)
                                                                                                            =======
 Balance as of December
   31, 2001                      12,706,339       40      25,949      (245)          116       (21,997)                    3,863

 Forfeiture of stock options
   held by Inksure's employees           --       --        (219)      219            --            --                     --
 Other comprehensive income:
 Functional currency adjustment
   due to sale of Inksure                --       --          --        --          (116)           --      $  (116)       (116)
 Net income                              --       --          --        --            --         5,750        5,750        5,750
                                 ----------     ----     -------     -----         -----      --------      -------      -------
 Total comprehensive income                                                                                 $ 5,634
                                                                                                            =======
 Balance as of December 31, 2002 12,706,339       40      25,730       (26)           --       (16,247)                    9,497

 Exercise of stock options          200,533     *)--          84        --            --            --           --           84
 Amortization of stock
   compensation                          --       --          --        26            --            --                        26

Net loss                                 --       --          --                                (1,995)     $(1,995)      1,995)
                                 ----------     ----     -------     -----         -----      --------      -------      -------
 Total comprehensive loss                                                                                   $(1,995)
                                                                                                             =======
 Balance as of December 31, 2003  12,906,872     $ 40     $25,814        --            --      $(18,242)                 $ 7,612
                                  ==========     ====     =======     =====         =====      ========                  =======

*)    Less than $ 1.


The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                             -----------------------------
                                                                               2001       2002      2003
                                                                             -------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                         $(6,548)   $ 5,750    $(1,995)
   Loss for the period from discontinued operations                            1,288        427       --
                                                                             -------    -------    -------

Net income (loss) from continuing operations                                  (5,260)     6,177     (1,995)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
   Depreciation and amortization                                                 372        442        371
   Equity in losses of an affiliates, net                                         --         38         --
   Accrued severance pay, net                                                   (288)       (20)        29
   Amortization of deferred stock compensation                                    66         --         26
   Decline in market value below cost of marketable debt securities               --         --         52
   Decrease (increase) in trade receivables                                     (412)    (2,061)        30
   Decrease (increase) in other accounts receivable and prepaid expen            272       (153)       (79)
   Increase in inventories                                                      (945)      (217)       (92)
   Increase (decrease) in trade payables                                        (312)      (355)       394
   Decrease in employees and payroll accruals                                    (14)      (341)       (31)
   Increase (decrease) in accrued expenses and other liabilities                (390)       881       (912)
   Loss on sale of property and equipment                                        511        209          5
   Accumulated interest on marketable debt securities                             --         (1)        --
   Gain on issuance of subsidiary's shares                                        --     (1,802)        --
   Gain on sale of subsidiary's shares                                            --     (1,936)        --
   Accumulated interest on long-term loan                                         --         --          2
   Write-off of investment in an affiliate                                        --         --         48
   Gain on sale of subsidiary                                                     --     (2,685)        --
                                                                             -------    -------    -------

Net cash used in operating activities                                         (6,400)    (1,824)    (2,152)

Adjustments to reconcile net loss to net cash used in operating activities
   from discontinued operations                                                  122        375         --
Net cash used in operating activities from discontinued operations            (1,166)       (52)        --
                                                                             -------    -------    -------

Net cash used in operating activities of continuing operations                (7,566)    (1,876)    (2,152)
                                                                             -------    -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of property and equipment                                  719         14          2
   Purchase of property and equipment                                         (1,891)       (73)       (87)
   Proceeds from short-term deposit                                               --        100         --
   Investment in short-term deposits                                            (100)        --     (1,196)
   Proceeds from sale of subsidiary                                               --      4,352         --
   Investment in marketable debt securities                                       --       (908)        --
   Proceeds from redemption of marketable debt securities                         --        362        440
   Restricted cash deposits                                                       --        (53)      (628)
   Realization of investment in a subsidiary                                      --        (58)        --
   Proceeds from issuance of shares in Inksure                                    --        230         --
   Proceeds from sale of subsidiary's shares                                      --      1,630         --
   Net cash used for investment activities from discontinued operations         (549)        --         --
   Investment in other assets                                                     --         --        (70)
                                                                             -------    -------    -------
Net cash provided by (used in) investing activities                           (1,821)     5,596     (1,539)
                                                                             -------    -------    -------

                                                                                 YEAR ENDED DECEMBER 31,
                                                                             -----------------------------
                                                                               2001       2002      2003
                                                                             -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Short-term bank credit, net                                                 1,076       (192)     1,196
   Proceeds from long-term loan                                                   --        850        250
   Principal payment of long-term loan                                            --        (64)      (410)
Net cash provided by (used in) financing activities from discontinued
   operations                                                                     20        (20)      --
                                                                             -------    -------    -------
Net cash provided by financing activities                                      1,096        574      1,036
                                                                             -------    -------    -------
Increase (decrease) in cash and cash equivalents                              (8,291)     4,294     (2,655)
Less - increase (decrease) in cash and cash equivalents from discontinued
   operations                                                                     11         (1)        --
Cash and cash equivalents at the beginning of the year                         8,554        274      4,567
                                                                             -------    -------    -------
Cash and cash equivalents at the end of the year                             $   274    $ 4,567    $ 1,912
                                                                             =======    =======    =======
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
   Receivables on account of shares                                          $    --    $    --    $    84
                                                                             =======    =======    =======


The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                           YEAR ENDED
                                                           DECEMBER 31,
                                         -----------------------------------------------
                                             2001            2002             2003
                                         --------------  --------------   --------------
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOWS INFORMATION:
Cash paid during the year for:

   Interest                                 $      75       $      60        $     135
                                         ==============  ==============   ==============

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:

   Transfer of inventory to
     property and equipment                 $      --       $     789        $      --
                                         ==============  ==============   ==============




The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 1:-      GENERAL

              a. Supercom Ltd. ("the Company") was established in 1988 in Israel and has been listed for trade since October 23, 2003 on Euronext Brussels New Market, under the symbol SUP (see
                     Note 17b).

                     The Company is a technology integrator and provider of high-end smartcard systems. The Company functions as a "one-stop" technological integration and support source for system integrators, utilizing its unique know-how and technologies. The Company is also a developer and provider of a wide-range of complementary technologies and solutions for the smartcard market. The Company develops and markets innovative smartcards, smartcard-related products, proprietary smartcard production technologies and advanced identification technologies, complemented by brand protection and authentication technologies. The Company also sells specially designed kits containing the raw materials necessary to produce cards and smartcards.

                     The Company sells its products through centralized marketing offices in distinct world regions. The Company has a subsidiary in Hong-Kong, Supercom Asia Pacific Limited; in which the Company holds 100% of the shares, and in the United States SuperCom Inc. that was established by the Company during 2003 in order to market commercial and governmental contactless smart cards and readers in the United States.

              b. Concentration of risk that may have a significant impact on the Company:

                     The Company derived most of its revenues from several major customers (see Note 14).

                     The Company purchases certain raw materials used in its products from a sole supplier. Although there are only a limited number of manufacturers of those particular raw materials, management believes that other suppliers could provide similar components on comparable terms without affecting operating results.

              c.     Sale of Inksure Technologies Inc.:

                     During March 2002, the Company divested part of its investment in InkSure Technologies Inc. (a subsidiary), to Elad Ink, a privately held investment company. Under the terms of the transaction, the Company sold 1,141,553 shares in the subsidiary for $ 1,000 for cash consideration. As a result of this transaction, the Company's ownership interest in Inksure was diluted from 88% to 60%.

                     During May 2002, the Company divested part of its investment in InkSure Technologies Inc. (a subsidiary), to ICTS Information Systems BV, a member of the ICTS group (NASDAQ: ICTS). Under the terms of the transaction, the Company sold 782,771 shares in the subsidiary for $1,000 for cash consideration. As a result of this transaction, the Company's ownership interest in Inksure was diluted from 60% to approximately 48%.

                     As a result of those divestitures, the Company realized gains net of expenses in the amount of $ 1,936.

                     In July 5, 2002, Inksure Technologies Inc. issued 3,850,945 Ordinary shares to a private investor. As a result, the Company's equity ownership interest in Inksure was diluted from 50% to 30%. Therefore, after July 5, 2002, the Company didn't have control over the operating and financial results of Inksure and ceased the consolidation of Inksure's results from this date. Commencing July 5, 2002 the investment in Inksure was accounted under the equity method of accounting.

                     In September 2002,Inksure Technologies Inc. issued 310,560 Ordinary shares to a private investor which decreased the Company's ownership in Inksure to 29%. As a result of the foregoing sales, the Company had gains net of expenses in the amount of $ 1,802.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 1:-      GENERAL (CONT.)

                     On October 2, 2002, the Company divested its remaining investment in InkSure Technologies Inc., to ICTS Information Systems BV. Under the terms of the transaction, the Company sold 3,075,676 shares in InkSure for $ 4,583 in cash consideration.


                     The following is a summarized information for Inksure Technologies Inc for a period of three months ended September 30, 2002.

                     Current assets                          $ 5,686
                     Non-current assets                          866
                     Current liabilities                         643
                     Long-term liabilities                        78
                     Revenues                                    803
                     Gross profit                                682
                     Net loss                                    122


              d.     Discontinued operations:

                     In December 2002, the Company discontinued the operations of two subsidiaries, ("Genodous Inc." and "Kromotek, Inc.") and disposed of all assets related to them. The operations and cash flows of those two subsidiaries have been eliminated from the operations of the Company. The Company has no intention of continuing the activities of the subsidiaries. The Company's plan for discontinuing the operations of the subsidiaries involved (i) termination of all employees related to those subsidiaries, including payment of all statutory and contractual severance payments, by the end of the fourth quarter of 2002, and
                     (ii) disposal of the equipment.

                     The discontinuance of operations of the subsidiaries was accounted for in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets" ("SFAS No. 144").

                     As a result of the above, the results of operations of the two subsidiaries were reported separately as discontinued operations in the statement of operations for the years ended December 31, 2001, 2002 and 2003, respectively, and are summarized as follows:

                                                 YEAR ENDED
                                                DECEMBER 31,
                                     ----------------------------------
                                      2001          2002          2003
                                     ------        ------        ------

   Revenues                          $  373        $   --        $   --

Operating expenses:
   Research and development           1,063           132            --
   Selling and marketing, net           113            46            --
   General and administrative           497            --            --
                                     ------        ------        ------

   Total operating loss               1,300           178            --
   Financial income                      12            --            --
   Other expenses                        --           249            --
                                     ------        ------        ------

   Net loss                          $1,288        $  427        $   --
                                     ======        ======        ======

              e. The Company management has decided to increase its doubtful accounts in an aggregate amount of $ 2,133 due to the debt of the Ukraine Government (see Note 10f).

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

              a.     Use of estimates:

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              b.     Financial statements in U.S. dollars:

                     A majority of the sales of the Company and its subsidiaries' is made in U.S. dollars. In addition, a substantial portion of the costs of the Company and its subsidiaries' is incurred in dollars.

                     Company's management believes that the dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the U.S. dollar.

                     Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board ("FASB") "Foreign Currency Translation". All transaction gains and losses from the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

                     Through 1999, the financial statements of a subsidiary, whose functional currency was not the U.S. dollar, have been translated into U.S. dollars, in accordance with Statement of Financial Accounting Standards ("SFAS") 52, "Foreign Currency Translation". All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the year. The resulting aggregate translation adjustments are reported as a component of other comprehensive income
                     (loss). Starting January 1, 2000, the U.S. dollar became the functional currency of the subsidiary.

              c.     Principles of consolidation:

                     The consolidated financial statements include the accounts of the Company and its majority of wholly-owned subsidiaries (unless the minority shareholders have certain approval or veto rights) in Israel, the United States and Hong-Kong. Intercompany transactions and balances have been eliminated upon consolidation.

              d.     Cash equivalents:

                     The Company considers highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              e.     Restricted cash:

                     Restricted cash is primarily invested in certificates of deposit, which mature within one year and is used to secure an agreement with a customer or a bank.

              f.     Short-term deposits:

                     The Company classifies deposits with maturities of more than three months and less than one year as short-term deposits. The short-term deposits are presented at their cost.

              g.     Marketable securities:

                     The Company accounts for investments in debt securities in accordance with Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity and are stated at amortized cost. The amortized cost of held-to-maturity securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization, accretion, decline in value judged to be other than temporary and interest are included in financial income, net. At December 31, 2003 and 2002, marketable debt securities were designated as held-to-maturity.

                     According to Staff Accounting Bulletin No. 59 ("SAB 59"), management is required to evaluate each period whether a security's decline in value is other than temporary. The Company considers fair value below cost for two consecutive quarters to be other than a temporary impairment.

                     Due to a permanent decline in the value of marketable debt securities, the Company recorded an impairment of its investments in those securities. (See Note 3).

              h.     Inventories:

                     Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow-moving items or technological obsolescence. Cost is determined as follows:

                     Raw materials, parts and supplies - using the moving "average cost" method.

                     Work-in-progress - represents the manufacturing costs.

                     Finished products - on the basis of direct manufacturing costs, with the addition of allocable, indirect manufacturing costs.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              i.     Investment in an affiliate and majority owned subsidiary:

                     The investment in a company, over which the Company can exercise significant influence, over operating and financial policies of the investee (generally, entities in which the Company holds 20% to 50% of ownership or voting rights) is presented using the equity method of accounting.

                     The investment in a  majority-owned  company is represented
                     using  the  equity   method  of   accounting   due  to  the
                     participation rights that the minority has. (See Note 5)

              j.     Property and equipment:

                     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives, at the following annual rates:

                                                                     %
                                                            --------------------

                     Computers and peripheral equipment            6 - 33
                     Office furniture and equipment                6 - 20
                     Leasehold improvements                 Over the term of the
                                                                  lease

                     The Company's long-lived assets and certain identifiable intangibles are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value less costs to sell.

              k.     Accrued severance pay:

                     The liabilities of the Company and its Israeli subsidiaries for severance pay are calculated pursuant to Israel's Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability for all its employees is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

                     The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies and includes immaterial profits.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                     Severance expenses (revenues) for the years ended December 31, 2001, 2002 and 2003 amounted to $ (41), $ 88 and $ 153, respectively.

              l.     Intangible assets:

                     Intangible assets acquired on or after July 1, 2001, should be amortized over their useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up, in accordance with SFAS No. 142.

                     The Company's identifiable intangibles are reviewed for impairment in accordance with SFAS No. 144 whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

              m.     Revenue recognition:

                     The Company and its subsidiaries generate their revenues from the sale of products, maintenance, training, installation and royalties. The sale of products involves the sale of the Smartcard System and raw materials. The Company sells its products through centralized marketing offices in distinct world regions.

                     Product sales of smartcard systems, contactless smart card Production Line 1000 (SPPL 1000), and raw materials are recognized in accordance with Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101") when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable, collectability is probable, and inconsequential or perfunctory performance obligations remain. In agreements for which the customer requires an acceptance provision, the Company and its subsidiaries defer the recognition of revenues until the receipt of the acceptance confirmation.

                     In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," ("SAB No. 104") which revises or rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on the Company's consolidated results of operations, consolidated financial position or consolidated cash flows.

                     In November 2002, Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables, " EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 applied to revenue arrangements entered into in fiscal periods beginning after June 15, 2003.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                     Additionally, companies were applied the consensus guidance in this issue to all existing arrangements as the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, "Accounting Changes". The adoption of EITF Issue No. 00-21 did not have a material impact on the Company's financial position, cash flows or results of operations.

                     The Company does not provide a right of return to its customers.

                     Maintenance and support revenue included in multiple element arrangements is deferred and recognized on a straight-line basis over the term of the maintenance and support agreement. The VSOE of fair value of the undelivered elements (maintenance, support and services) is determined based on time and material basis. Revenues from consumables are recorded upon shipment.

                     The Company is entitled to royalties upon the sales of smartcard systems that are recognized when they are reported to the Company.

                     Deferred revenues and customer advances include amounts received from customers for which revenues have not been recognized.

              n.     Research and development costs

                     Smart-Card systems research and development costs are charged to the statement of operations as incurred.

                     Research and development costs incurred in the process of software production before establishment of technological feasibility, are charged to expenses as incurred. Costs of the production of a product master incurred subsequent to the establishment of technological feasibility are capitalized according to the principles set forth in SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Based on the Company's product development process, technological feasibility is established upon completion of a detailed program design or a working model.

                     Costs incurred by the Company between completion of the detailed program design and the point at which the product is ready for general release have been capitalized.

                     Capitalized software development costs will be amortized on a product-by-product basis commencing with general product release by the greater of the amount computed using: (i) the ratio that current gross revenues from sales of the software bear to the total of current and anticipated future gross revenues from sales of that software, or (ii) the straight-line method over the estimated useful life of the software product (three years).

                     The Company assesses the recoverability of this intangible asset on a regular basis by determining whether the amortization of the asset over its remaining life can be recovered through undiscounted future operating cash flows from the specific software product sold. Based on its most recent analyses, management believes that no impairment of capitalized software development costs exists as of December 31, 2003.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              o.     Income taxes:

                     The Company and its subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

              p.     Concentrations of credit risk:

                     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, marketable securities and trade receivables. The Company's trade receivables are derived from sales to customers located primarily in Europe (including Eastern Europe), South-East Asia, England, Turkey, the United States and Israel. Management believes that its credit risk is moderated by the diversity of its customers and geographic sales areas. The Company performs ongoing credit evaluations of its customer's financial conditions. The allowance for doubtful accounts is determined with respect to specific debts that the Company has determined to be doubtful of collection.

                     Cash and cash equivalents and marketable debt securities are deposited with major banks in Israel, Hong-Kong and the United States. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

                     The Company's marketable debt securities include investments in securities of U.S. corporations. Minimal credit risk exists with respect to these marketable debt securities.

                     The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

              q.     Basic and diluted net earnings (loss) per share:

                     Basic net earnings (loss) per share is computed based on the weighted average number of Ordinary shares outstanding during each year. Diluted net earnings (loss) per share is computed based on the weighted average number of Ordinary shares outstanding during each year, plus the dilutive potential stock options outstanding during the year, in accordance with FASB Statement No. 128, "Earnings Per Share".

                     All outstanding stock options have been excluded from the calculation of the diluted net earnings (loss) per share because all such securities are anti-dilutive for all periods presented. The number of outstanding options was 543,495, 880,712 and 1,534,514, for the years ended
                     December 31, 2001, 2002 and 2003, respectively.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              r.     Fair value of financial instruments:

                     The following methods and assumptions were used by the Company and its subsidiaries in determining their fair value disclosures for financial instruments:

                     At December 31, 2003 and 2002, the carrying amounts of cash and cash equivalents, restricted cash deposits, short-term deposits, trade receivables, other accounts receivable, trade payables, short-term bank credit and other accounts payable approximate their fair value due to the short-term maturity of such instruments. The fair value for marketable securities is based on quoted market prices.

                     The carrying amount of the Company's long-term loan approximates its fair value. The fair value was estimated using discounted cash flows analyses, using current interest rates for loans or similar terms and maturities.

              s.     Accounting for stock-based compensation:

                     The Company has elected to account for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB-25"), "Accounting for Stock Issued to Employees". Under APB-25, when the exercise price of the Company's stock options is equal or higher than the market price of the underlying shares on the date of grant, no compensation expense is recognized.

                     Under Statement of Financial Accounting Standard No. 123, pro forma information regarding net income and income per share is required, and has been determined as if the Company had accounted for its employee share options under the fair value method of SFAS No. 123.

                     The fair value of these options is amortized over their vesting period and estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2001, 2002 and 2003: risk-free interest rate of 3%, 4% and 3%, respectively, with a dividend yielded of 0% for each year, volatility factors of the expected market price of the Company's Ordinary shares of 1.44, 0.515 and 1.642, respectively, and a weighted-average expected life of the option of five years for each year.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                     The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of SFAS No. 123, "Accounting for Stock Based Compensation," had been applied:

                     Pro forma information under SFAS 123:

                                                                                     YEAR ENDED DECEMBER 31,
                                                                         ---------------------------------------
                                                                          2001            2002            2003
                                                                         -------         -------         -------
                     Net income (loss) from continuing operations as
                       reported                                         $(5,260)        $ 6,177          (1,995)
                     Deduct: Stock based compensation expenses
                       determined under fair value based method             297             256             280
                     Add: stock based compensation expenses included in
                         reported net income (loss)                          66              --              26
                                                                         -------         -------         -------
                     Pro forma net income (loss) from continuing
                         operations                                     $(5,491)        $ 5,921         $(2,249)
                                                                         =======         =======         =======
                     Basic and diluted net earnings (loss) per share
                       from continuing operations as reported           $ (0.42)        $  0.49         $ (0.15)
                                                                         =======         =======         =======
                     Pro forma basic and diluted net earnings (loss)
                       from continuing operations                       $ (0.43)        $  0.47         $ (0.17)
                                                                         =======         =======         =======

                     Net loss from discontinuing operations as reported  $(1,288)        $  (427)        $    --
                     Deduct: Stock based compensation expenses
                       determined under fair value based method               --              --         $    --
                     Add: stock based compensation expenses included in
                       reported net income (loss)                             --              --         $    --
                                                                         -------         -------         -------
                     Pro forma net loss from discontinuing operations    $(1,288)        $  (427)        $    --
                                                                         =======         =======         =======
                     Pro forma basic and diluted loss from discontinuing
                       operations                                        $ (0.10)        $ (0.04)        $    --
                                                                         =======         =======         =======

                     Net income (loss) as reported                       $(6,548)        $ 5,750        $(1,995)
                     Deduct: Stock
                       based compensation expenses
                       determined under fair value based method              297             256             280
                     Add: stock based compensation expenses included in
                       reported net income (loss)                             66              --              26
                                                                         -------         -------         -------

                     Pro forma net income (loss)                         $(6,779)        $ 5,494        $(2,249)
                                                                         =======         =======         =======
                     Basic and diluted net earnings (loss) per share as
                       reported                                          $ (0.52)        $  0.45        $ (0.15)
                                                                         =======         =======         =======

                     Pro forma basic and diluted loss                    $ (0.54)        $(0.434)       $ (0.17)
                                                                         =======         =======         =======


              t.     Non-royalty-bearing grants:

                     The Company received non-royalty-bearing grants from the Fund for Encouragement of Marketing Activity. These grants are recognized at the time the Company is entitled to such grants on the basis of the costs incurred and included as a reduction in sales and marketing expenses.

              u.     Advertising costs:

                     The Company expenses advertising costs as incurred. Advertising expenses for the years ended December 31, 2001, 2002 and 2003 were approximately $295, $48 and $ 58, respectively.

              v.     Recently issued accounting pronouncements:

                     In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, An Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34" ("FIN No. 45"). FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN No. 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. It also incorporates, without change, the guidance in FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others," which is being superseded. The disclosure provisions of FIN No. 45 are effective for financial statements of interim or annual periods that end after December 15, 2002, and the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's year-end. The adoption of FIN No. 45 did not have a material impact on the results of operations or financial position of the Company.

                     In December 2003, the FASB issued additional guidance clarifying the provisions of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN 46-R"). FIN 46-R provides a deferral of FIN 46 for certain entities until after March 15, 2004. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company believes that the adoption of this standard will have no material impact on its consolidated financial statements.

NOTE 3:      MARKETABLE DEBT SECURITIES

              The following is a summary of held-to-maturity securities:

AMORTIZED                    UNREALIZED                   ESTIMATED
COST                         GAINS (LOSSES)               FAIR VALUE
---------------------------  ---------------------------  ----------------------------
2002           2003          2002           2003          2002           2003
------------   ------------  ------------   ------------  ------------   -------------
               Corporate obligations
$    609       $    117      $    (15)      $    (12)     $   (594)      $   (105)
===========    ===========   ===========    ===========   ===========    ===========

              All marketable debt securities will be redeemed by January 15, 2004. In the fourth quarter of 2003, due to a permanent decline in value for some of the securities, the Company recorded an impairment of its investment in those securities. The impairment was in the amount of $ 52.

NOTE 4:-      INVENTORIES

                                                              DECEMBER 31,
                                                       -------------------------
                                                          2002          2003
                                                       -----------   -----------

               Raw materials, parts and supplies       $       962   $     1,662
               Finished products                             2,182         1,574
                                                       -----------   -----------

                                                       $     3,144   $     3,236
                                                       ===========   ===========


NOTE 5:-      INVESTMENT IN AFFILIATES AND OTHERS

              a. The Company holds 40% of an affiliate, which serves as a regional marketing office responsible for marketing in the former Soviet territories (excluding Ukraine and Moldavia). During 2003, the affiliate downsized all of its operation, and the Company decided to write-off its entire investment in the affiliate in the amount of $ 48.

              b. In December 1997, the Company established Supercom Slovakia in equal parts with another investor as a result of a transaction with the Slovakian ministry of interior.

                     In March 2000, the Company purchased an additional 16% of Supercom Slovakia, at the nominal value of $1, and granted to the third party a loan in the amount of $ 275, bearing interest of 0.7% per month for any amounts outstanding. This interest is compounded to the outstanding principal of the loan and will be repaid under the same conditions of the loan.

                     The third party has an option to buy back 16% of the shares, for $ 1, subsequent to repayment of the loan to the Company.

                     The Company currently owns 66% of Supercom Slovakia's outstanding shares. The Company has accounted for this investment using the equity method of accounting, due to the minority interest participation rights. (See also Note
                     10c).

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 6:-      PROPERTY AND EQUIPMENT

                                                        DECEMBER 31,
                                                      ----------------
                                                       2002      2003
                                                      ------    ------
              Cost:
                Computers and peripheral equipment    $2,287    $2,281
                Office furniture and equipment           410       408
                Leasehold improvements                 1,027     1,107
                                                      ------    ------

                                                       3,724     3,796
                                                      ------    ------
              Accumulated depreciation:
                Computers and peripheral equipment     1,423     1,412
                Office furniture and equipment           164       192
                Leasehold improvements                   257       516
                                                      ------    ------

                                                       1,844     2,120
                                                      ------    ------

              Depreciated cost                        $1,880    $1,676
                                                      ======    ======

              Depreciation expenses for the years ended December 31, 2001, 2002 and 2003 are $ 372, $ 442 and $ 371, respectively.

NOTE 7:-      OTHER ASSETS

              On November 17, 2003, the Company purchased 20% of the remaining shares of Supercom Asia Pacific from the minority in consideration of $ 70.

              The acquisition was accounted for under the purchase method of accounting. Accordingly, the consideration of $ 70 was attributed to customer related intangible assets.



                                                              DECEMBER 31,
                                                             ------------
                                                             2002    2003
                                                             ----    ----

              Customer related intangible assets             $ --    $ 70
              Capitalized software production costs,
                net (see Note 2n)                             173      86
                                                             ----    ----
                                                             $173    $156
                                                             ====    ====

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 8:-      BANK CREDIT

              a. As of December 31, 2003, the Company had credit lines from several banks in the aggregate amount of $ 1,957 (including long-term loans credit lines in the amount of $ 719, of which the amount of $ 628 was used), of which $ 1,238 is denominated in NIS and bears interest at the rate of Prime, plus an additional 1% - 3%, and $ 719 is denominated in dollars and bears interest at the rate of LIBOR plus 2.5% -3.2%.

                     The weighted average interest rate on the credit lines as of December 31, 2002 and 2003 was approximately 11.71% and approximately 7.7%, respectively.

                     In addition, the Company received short-term loans from a bank in the amount of $ 500, under certain conditions (see
                     Note 10e). The average interest rate on the loans as of December 31, 2003, was approximately 5.7%.

                     The Company had an unused credit facility in the amount of approximately $ 139 as of December 31, 2003 (there is no fee for the unused portion of the credit facility).

              B.     LONG-TERM LOANS:

                                                                    DECEMBER 31,
                                                                    ------------
                                                                    2002    2003
                                                                    ----    ----

                     Banks                                          $786    $628
                     Less - current maturities of long-term loans    357     441
                                                                    ----    ----

                                                                    $429    $187
                                                                    ====    ====

                     The loans bear annual average interest at the rate of LIBOR +2.8%.

NOTE 9:-      ACCRUED EXPENSES AND OTHER LIABILITIES

              Customer advances                                   $  140  $  166
              Deferred revenues                                      304     437
              Accrued expenses                                       259     171
              Commissions                                            960      --
              Other                                                   71      48
                                                                  ------  ------

                                                                  $1,734  $  822
                                                                  ======  ======

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 10:-     COMMITMENTS AND CONTINGENT LIABILITIES

              a.     Lease commitments:

                     The Company's facilities and those of certain subsidiaries are rented under several operating lease agreements for periods ending in 2006.

                     Future minimum lease commitments under non-cancelable operating leases for the years ended December 31, are as follows:

                     2004           $   370
                     2005               354
                     2006               308
                                    -------

                                     $ 1,032
                                    =======

                     Rent expenses for the years ended December 31, 2001, 2002 and 2003, were approximately $ 571, $ 414 and $ 312, respectively.

              b.     Guarantees:

                     1. The Company obtained bank guarantees in the amount of $ 60, in order to secure the Company's lease and, as a condition for those guarantees, the Company deposited $ 60 with the bank. The Company provided a guarantee in favor of Bank Hapoalim Ltd. in the amount of $ 450, for debt and other obligations. The Company provided bank guarantees in the amount of $ 91, in order to secure other obligations.

                     2. The Company mortgaged its deposits in the amount of $ 183 in Israel Discount Bank Ltd. in favor of the bank, and an amount of $ 117 in favor of Bank Otsar Ha-Hayal Ltd.

                     3. In order to secure an agreement with a customer, the Company obtained short-term loans in the amount of $ 500 and provided bank guarantees in the amounts of $ 158 and $ 156, which were deposited by the Company.

              c.     Litigations

                     1. On January 19, 2000, Supercom Slovakia, a 66% owned subsidiary of the Company, filed a claim against the ministry of interior of the Republic of Slovakia for the breach of the delivery of technology, co-operation and services agreement. The Company requests performance of the agreement. On November 17, 2003, the arbitration procedure was finalized and the ministry of interior of Slovakia has been ordered to pay Supercom Slovakia the amount of SKK

                            80,000 (approximately US$ 2,270 as of December 31,
                            2003) plus an average interest rate of 16.4% from March 1999. In addition, the Slovakian ministry of interior has been ordered to pay the costs of arbitration in the amount of(euro)42,716 and Supercom Slovakia's legal fees in the amount of(euro)63,611. The Slovakian ministry of interior has the right to appeal in the Austrian Courts within three months from the date of this award on only legal procedures. The company has begun the enforcement procedure of the arbitral award and correspondingly, indirectly received information that the Slovakian ministry of interior has filed an appeal.



                     2. On December 12, 1999, Secu-Systems filed a lawsuit with the District Court in Tel-Aviv-Jaffa jointly and severally against the Company and InkSure Ltd. (a former subsidiary) seeking a permanent injunction and damages. The plaintiff asserted in its suit that the printing method applied to certain products that have been developed by InkSure Ltd. constitutes inter alia:

                            (a) the breach of a confidentiality agreement between the plaintiff and the Company; (b) unjust enrichment of the Company and InkSure Ltd; (c) breach of fiduciary duties owed to the plaintiff by the Company and InkSure Ltd., and (d) a tort of misappropriation of trade secrets and damage to plaintiff's property. Secu-Systems, based on such allegations, asked the court to order the Company and InkSure to: (i) cease any activity which involves the plaintiff's confidential information;
                            (ii) furnish the plaintiff with a certified report detailing all profits derived by the Company and InkSure Ltd. from such activity; (iii) pay the plaintiff an amount equal to all such profits, and
                            (iv) pay the plaintiff additional damages in the amount of NIS 100,000. Alternatively, the plaintiff asked the court to declare that the above-mentioned products are owned by the plaintiff and InkSure in equal parts and that the plaintiff is entitled to 50% of all profits derived therefrom, in which case, the plaintiffs asked that the Company and InkSure allocated 50% of the profits from the printing method at issue.

                            Based upon the facts known to the Company and those provided by InkShure Ltd. and the Company's legal advisors advise which is based, inter-alia, on said facts, the Company's management is of the opinion that, the prospects are favorable that the court will not grant the permanent injunction or award damages of a substantial amount in connection with the litigation. Accordingly, the management of the Company did not provide for such potential liability.

                     3. On July 14, 2003, an Israeli agent ("the claimant") filed a lawsuit with the District Court in Tel-Aviv-Jaffa against the Company and its chairman of the Board of Directors; the claimant claims that the Company owes him NIS 250,000 (approximately $ 54,550) in commissions allegedly due for his part in establishing business connections for the Company in Eastern Asia during the years 1993-1998. The Company plans to contest this claim.

                            The Company's management and its legal advisors cannot assess at this stage the outcome of this claim.

                     4. During March 2004, the Company was informed indirectly that the Ministry of Ukraine has filed a claim in order to declare the agreement that was signed between the parties on April 9, 2002, void due to errors in the tender procedures under which the contract had been awarded to the Company. The Company is currently investigating the claim. During 2002, the Company began the delivery of the first phase pursuant to this agreement and generated revenues of $2,100. During 2003, the Company generated an aggregate of $ 1,970, in revenues from this project.

                            The Company's management has decided to increase its allowance for doubtful accounts in an aggregate amount of $ 2,133 due to the Ukraine government debt to the Company. In addition, the Company has reduced its obligation to pay commissions to the distributor that mediated this agreement.

                            The Company does not anticipate any revenues from this project during 2004. The management believes that the claim has no merits and intends to vigorously defend the validity of the contract.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 11:-      TAXES ON INCOME

              a. Tax benefits under the Law for the Encouragement of Capital Investments, 1959 ("the law"):

                     The Company's production facilities have been granted status as an "Approved Enterprise", under the law, for three separate investment programs that were approved in July 1992, October 1994 and March 1996.


                     Since the Company is operating more than one approved enterprise and since the Company is not entitled to tax benefits on part of its taxable income that is taxed at the rate of 36%, under the abovementioned law, its effective tax rate will be the result of a weighted combination of the various applicable rates and tax exemptions. The computation is made in respect of income derived from each project, on the basis of formulas specified by law and approvals.

                     The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the above law, regulations published thereunder and the letters of approval for the specific investments in "approved enterprises". In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest. As of December 31, 2003, management believes that the Company is meeting all of the aforementioned conditions.

                     The tax-exempt profits that will be earned by the Company's "Approved Enterprises" can be distributed to shareholders' without tax liability to the Company only upon the complete liquidation of the Company. If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company, they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative system of benefits (currently 25% for an "Approved Enterprise"). The Company's Board of Directors has determined that such tax-exempt income will not be distributed as dividends.

                     The period of tax benefits, detailed above, is subject to limits of 12 years from the commencement of production, or 14 years from the approval date, whichever is earlier.

                     The law also grants entitlement to claim accelerated depreciation on buildings, machinery and equipment used by the "Approved Enterprise", during the first five tax years.

                     Should the Company derive income from sources other than an "Approved Enterprise" during the relevant period of benefits, such income will be taxable at regular corporate tax rate of 36%.

              b. Tax benefits under the Law for the Encouragement of Industry (Taxation), 1969:

                     The Company is an "industrial company", as defined by this law and, as such, is entitled to certain tax benefits, mainly accelerated depreciation of machinery and equipment, the right to claim public issuance expenses and amortization of patents and other intangible property rights as a deduction for tax purposes.

              c. Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments), 1985.

                     Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increase in Israel's Consumer Price Index ("CPI"). As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in Israel's CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on this difference between the functional currency and the tax bases of assets and liabilities.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 11:-     TAXES ON INCOME (CONT.)

              d.     Israeli tax reform:

                     On January 1, 2003, the Law for Amendment of the Income Tax Ordinance (Amendment No. 132) 2002, known as the tax reform, became effective. The tax reform changed Israel's tax system from one on a territorial basis into that of a personal basis.

                     In addition, the concept of a "controlled foreign corporation" was introduced, according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary's primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains. Management of the Company does not expect that the tax reform will have any significant impact on the Company's activities.

              e.     Deferred income taxes:

                     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts, used for income tax purposes. Significant components of the deferred tax assets of the Company and its subsidiaries' are as follows:

                                                                           DECEMBER 31,
                                                                       -------------------
                                                                         2002        2003
                                                                       -------     -------
                     Operating loss carryforward                       $ 3,256     $ 2,338
                     Reserves and allowances                               290         828
                                                                       -------     -------

                     Net deferred tax asset before valuation allowance  3,546       3,166
                     Valuation allowance                               (3,546)     (3,166)
                                                                       -------     -------

                     Net deferred tax asset                            $    --     $    --
                                                                       =======     =======
                     Deferred income taxes consist of the following:
                       Domestic                                        $ 2,640     $ 2,971
                       Valuation allowance                              (2,640)     (2,971)
                                                                        -------     -------

                       Foreign                                             906         195
                       Valuation allowance                                (906)       (195)
                                                                        -------     -------

                                                                        $    --     $    --
                                                                        =======     =======


                     The Company and its subsidiaries have provided valuation allowances of $ 3,166 in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that since the Company and its subsidiaries have a history of losses the deferred tax assets will not be realized in the foreseeable future.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 11:-     TAXES ON INCOME (CONT.)

              f.     Net operating losses carryforward:

                     Supercom Ltd. has accumulated losses for tax purposes as of December 31, 2003, in the amount of approximately $ 9,737, which may be carried forward and offset against taxable income in the future for an indefinite period.

                     Supercom's subsidiaries - in the United States and Hong Kong, have estimated total available carryforward tax losses of $ 9 and $ 1,070, respectively, which are available to offset against future taxable income, if any, in the future for an indefinite period in Hong Kong and expiring in 2019 in the United States.

                     Utilization of U.S. net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

              g. Income (loss) from continuing operations before taxes on income consists of the following:

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                           2001        2002        2003
                                          -------     -------     -------

                     Domestic             $(3,330)    $ 5,614     $(1,902)
                     Foreign               (1,930)        601         (45)
                                          -------     -------     -------

                                          $(5,260)    $ 6,215     $(1,947)
                                          =======     =======     =======

              h. Reconciliation of the theoretical tax expense (benefit) to the actual tax expense (benefit):

                     A reconciliation of theoretical tax expense, assuming all income is taxed at the statutory rate applicable to the income of companies in Israel (36% for each of the years ended December 31, 2001, 2002 and 2003, respectively), and the actual tax expense, is as follows:

                                                                           YEAR ENDED DECEMBER 31,
                                                                       ---------------------------------
                                                                        2001         2002         2003
                                                                       -------      -------      -------
                     Income (loss) from continuing operations
                       before taxes on income, as reported in
                       the consolidated statements of operations
                                                                       $(5,260)     $ 6,215      $(1,947)
                                                                        =======      =======      =======
                     Statutory tax rate in Israel
                                                                           36%          36%          36%
                                                                        =======      =======      =======
                     Theoretical tax expenses (benefit)
                                                                        $(1,894)     $ 2,237      $  (701)
                     Carryforward losses and other deferred taxes
                       for which a full valuation allowance was
                       recorded
                                                                          1,894       (2,237)         701
                     Taxes due to a subsidiary                               --           --           --
                                                                         -------      -------      -------
                     Actual income tax                                  $    --      $    --      $    --
                                                                         =======      =======      =======


SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 12:-     SHARE CAPITAL

              a.     Shareholders' rights:

                     The Ordinary shares confer upon the holders the right to receive notice to participate and vote in the general meetings of the Company, and the right to receive dividends, if declared.

              b.     Stock options:

                     1. On February 14, 1999, the Board of Directors adopted the 1999 Employee Stock Option Plan that was amended and restated in March 2002 (the "Option Plan"). Under the Option Plan, 1,000,000 shares have been reserved for issuance.

                            Options become exercisable ratably over a period of three to five years, commencing with the date of grant. The options generally expire no later than 10 years from the date of grant. Any options, which are forfeited or canceled before expiration, become available for future grants.

                            On January 26, 2003, at the general meeting, it was resolved to grant an option to acquire up to 50,000 shares of the Company to each of the directors of the Company, who are not outside directors. The exercise price under the terms of such options is $
                            0.42 per share.

                            It was also approved to grant an option to acquire up to 670,981 shares of the Company (the "Option") to Mr. Eli Rozen in lieu of his rights due to the termination of his employment. The exercise price under the terms of the Option is $ 0.42 per share.

                            In December 2003, employees of the Company exercised their options into Ordinary shares in consideration of $ 84.

                            On November 13, 2003, the Board of Directors approved to reprice 136,919 options to two senior employees from $ 4.02 per share to $ 0.42, the options vest over five equal portions each over a 12 month period, with the first portion vesting on February 2, 1999. The employees exercised the options and, as a result, the Company did not record any compensation expenses.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 12:-     SHARE CAPITAL (CONT.)

                     2. A summary of the Company's stock option activity, and related information is as follows:



                                                            YEAR ENDED DECEMBER 31
                                    ----------------------------------------------------------------------
                                              2001                       2002                      2003
                                    -------------------     -----------------------     -----------------------
                                           WEIGHTED                    WEIGHTED                    WEIGHTED
                                           AVERAGE                     AVERAGE                     AVERAGE
                                   NUMBER OF    EXERCISE     NUMBER OF      EXERCISE     NUMBER OF      EXERCISE
                                   OPTIONS       PRICE       OPTIONS         PRICE       OPTIONS         PRICE
                                   --------     --------     ----------     --------     ----------     --------
          Outstanding at           768,410     $    4.3        543,495     $   5.19        880,712     $   2.88
          beginning of year
                    Granted         65,000     $   0.42        443,081     $   0.42      1,005,981     $   0.42
                    Exercised         --       $     --             --     $     --       (200,533)    $   0.42
          Canceled and forfeited  (289,915)    $   3.36       (105,864)    $   4.41       (151,646)    $   0.72
                                  ---------                  ----------                  ----------
          Outstanding at end
             of year               543,495     $   5.19        880,712     $   2.88      1,534,514     $   1.8
                                   =========     ========     ==========     ========    ==========     ========
          Exercisable at end
             of year               329,842     $   5.58        478,714     $   4.32      1,082,846     $   1.91
                                   ==========     ========     ==========    ========    ==========     ========


                            Compensation expenses recognized by the Company related to its share-based employee compensation awards was $ 66, $ 0 and $ 26 for the years ended December 31, 2001, 2002 and 2003, respectively.

                            The options outstanding as of December 31, 2003, have been separated into ranges of exercise price as follows:

                      OPTIONS          WEIGHTED                        OPTIONS
                      OUTSTANDING      AVERAGE         WEIGHTED        EXERCISABLE        WEIGHTED
                      AS OF            REMAINING       AVERAGE         AS OF              AVERAGE
EXERCISE              DECEMBER 31,     CONTRACTUAL     EXERCISE        DECEMBER 31,       EXERCISE
PRICE                 2003             LIFE (YEARS)    PRICE           2003               PRICE
--------------------  ---------------  --------------  --------------  -----------------  --------------
     $ 0.42           1,303,781           8.95           $  0.42          869,314
     $ 0.42

     $ 2.00              15,000           2              $  2.0             9,000
     $ 2.0

$ 4.00 - $ 6.00          18,670           0.5            $  5.09           16,180           $  5.25

$ 8.00 - $ 9.60         197,063           0.2            $  8.14          188,352           $  8.52

                      -----------                                       -----------
                      1,534,514                          $  1.8         1,082,846           $  1.91
                      ===========                       ============    ============       =============

              c.     Dividends:

                     In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.

SUPERCOM LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 13:-     RELATED PARTY TRANSACTIONS

              a. On October 1, 2001, the Company entered into a consulting agreement with a company owned by the Chairman of the Board of Directors who is one of the co-founders of the Company.

                     In consideration of these services, the Company has undertaken to pay $ 10.5 per month plus motor vehicle expenses. During 2003, the Company paid $ 126, pursuant to this agreement.

              b. On October 1, 2001, the Company entered into a consulting agreement with a company owned by a member of the Company's Board of Directors, one of the Company's co-founders and a principal shareholder.

                     In consideration of these services, the Company has undertaken to pay $ 4.6 per month plus motor vehicle expenses. During 2003, the Company paid $ 55, pursuant to this agreement.

              c. On October 1, 2001, the Company entered into a consulting agreement with a company owned by one of the co-founders of the Company.

                     In consideration for these services, the Company has undertaken to pay $ 4.6 per month plus motor vehicle expenses. During 2003, the Company paid $ 55, pursuant to this agreement.

              d. On September 1, 2001, the Company entered into an agreement with its 40% affiliate, pursuant to which the Company agreed to sub-lease office space in the Raanana, Israel facility to CT Card Tech and to provide CT Card Tech with certain additional services in consideration of a monthly payment of $ 1. In November 2003, CT Card Tech surrendered a portion of its office space, which reduced the monthly payment to $ 0.5.

              e. On March 7, 2000, the Company entered into an agreement with IFTIC Ltd., a company registered in Israel and wholly-owned by a member of the Company's Board of Directors. Under the terms of the agreement, IFTIC provides the Company with market promotion and management services for a minimum fee of $ 2.5 per month for the first 10 hours and an additional fee of 1.5% of sales initiated from new customers first introduced by the member of the Board. The Company paid IFTIC approximately $ 17 in 2003.

              f. During 2002, Avi Landman, one of the Company's co-founders, received $152,442 as back compensation in connection with salary and social benefits for the period he served as an employee in connection with the termination of his employment agreement.

NOTE 14:-     SEGMENTS, CUSTOMERS AND GEOGRAPHIC INFORMATION

              a.     Summary information about geographic areas:

                     The Company manages its business on the basis of one reportable segment (see Note 1 for a brief description of the Company's business) and follows the requirements of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information".

                     The following is a summary of operations within geographic areas, based on the location of its customers:



YEAR ENDED DECEMBER 31,

           ----------------------------------------------------------------------------------
                      2001                         2002                         2003
           --------------------------   -------------------------  -------------------------
           TOTAL        LONG-LIVED      TOTAL       LONG-LIVED     TOTAL        LONG-LIVED
           REVENUES     ASSETS          REVENUES    ASSETS         REVENUES     ASSETS
           ----------   ------------   ----------   ------------   ----------   -----------

Ukraine      $   --        $   --        $2,120        $   --        $1,970        $   --

Moldova       1,075            --         1,554            --         1,184            --

Eastern Europe  674            --             6            --            --            --

Hong-Kong     2,212           144         1,942            58         2,067            28

England         213            --           285            --           154            --

Israel          327         1,493           229         1,822           460         1,647

Turkey           --            --         1,272            --            --            --

United States 2,241           120           581            --           828             1

Africa           --            --            --            --           536            --

Other           147           106            38            --            45            --

           ----------   ------------   ----------   ------------   ----------   -----------
             $6,889        $1,863        $8,027        $1,880        $7,244        $1,676
           ==========   ============   ==========   ============   ==========   ===========

              b.     Summary of operations based on products and services:

                                                        YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                       2001      2002      2003
                                                      ------    ------    ------

                     SPPL 1000                        $4,606    $2,080    $  551
                     Raw materials and equipment          --     4,879     6,116
                     License fee                       1,667       446        --
                     Maintenance                         616       622       577
                                                      ------    ------    ------

                                                      $6,889    $8,027    $7,244
                                                      ======    ======    ======



NOTE 14:-     SEGMENTS, CUSTOMERS AND GEOGRAPHIC INFORMATION (CONT.)

              c.     Major customers data as a percentage of total sales:

                                               YEAR ENDED DECEMBER 31,
                                      ------------------------------------------
                                         2001           2002           2003
                                      ------------   ------------   ------------

                     Customer A            --             26%            27%
                                      ============   ============   ============
                     Customer B            16%            19%            16%
                                      ============   ============   ============
                     Customer C            --             16%            --
                                      ============   ============   ============
                     Customer D            17%            12%            12%
                                      ============   ============   ============
                     Customer E            --          *) --             11%
                                      ============   ============   ============
                     Customer F            23%         *) --             --
                                      ============   ============   ============
                     Customer G            14%            --             --
                                      ============   ============   ============

                     *) Less than 10%.

NOTE 15:-     FINANCIAL INCOME (EXPENSES), NET



                                               YEAR ENDED DECEMBER 31,

                                       ---------------------------------
                                        2001          2002          2003
                                        -----         -----         -----
Financial expenses:

Interest, bank charges and fees        $(116)        $(119)        $(207)

Foreign currency translation              --            --           (98)
                                        -----         -----         -----
                                        (116)         (119)         (305)
                                        -----         -----         -----
Financial income:

Foreign currency translation             108            50            --

Interest                                 131            34            72
                                        -----         -----         -----

                                         239            84            72
                                        -----         -----         -----

                                        $ 123         $ (35)        $(233)
                                        =====         =====         =====


NOTE 16:-     OTHER INCOME (EXPENSES), NET

 Loss on sale of property and equipment, net                 $  (511)        $  (209)        $    (5)
 Decline in market value of held-to-maturity securities            --              --             (52)
                Gain on sale of subsidiary's shares               250           1,936              --
                Gain on sale of a subsidiary                       --           2,685              --
                     Gain on issuance of subsidiary's shares       --           1,802              --
                     Other                                         20             (11)            (26)
                                                               -------         -------         -------
                                                              $  (241)        $ 6,203         $   (83)
                                                               =======         =======         =======

NOTE 17:-     SIGNIFICANT EVENTS

              a. On May 6, 2003, the Company announced that it had executed a letter of intent which sets forth the preliminary terms and conditions of a proposed merger between the Company and PerfectData Corporation. In connection with the merger, the shareholders of the Company were to exchange their shares in the Company for shares of Common stock of PerfectData.

                     On October 24, 2003, Perfect Data has filed with the Securities and Exchange Commission its Registration Statement on Form S-4 regarding the proposed merger between the Company and Perfect Data.

                     On January 20, 2004, the Company and Perfect Data announced that their merger agreement and related agreements have been terminated according to the terms of the agreements.

              b. On October 23, 2003, the Company transferred the listing of its Ordinary shares to the Euronext Brussels New Market, under the symbol SUP and has requested the delisting from NASDAQ Europe following the announcement by NASDAQ Europe that it will be discontinuing its operations by the end of November 2003. The delisting was effected at the close of business on November 27, 2003.

                              - - - - - - - - - - -


AUDITORS

THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY, INCLUDING THE NOTES THERETO, AS OF AND FOR THE YEARS ENDED 31 DECEMBER, 2001, 2002 AND 2003, INCLUDED IN ITEM 18 OF THIS REGISTRATION FORM, HAVE BEEN PREPARED IN ACCORDANCE WITH U.S. GAAP AND HAVE BEEN AUDITED BY KOST, FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, INDEPENDENT PUBLIC ACCOUNTANTS, LOCATED AT 3 AMINADAV STREET, TEL AVIV, ISRAEL. THE CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN INCLUDED IN THIS ANNUAL REPORT IN RELIANCE UPON THE REPORT OF KOST, FORER GABBAY & KASIERER, GIVEN ON THE AUTHORITY OF THAT FIRM AS EXPERTS IN AUDITING AND ACCOUNTING.

DIRECTORS & SENIOR EXECUTIVES OF THE ISSUER

                       SUPERCOM LTD. AND ITS SUBSIDIARIES


                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS


                               AS OF JUNE 30, 2004


                                 IN U.S. DOLLARS


                                    UNAUDITED




                                      INDEX


                                                                            PAGE

CONSOLIDATED BALANCE SHEETS.................................................F-48

CONSOLIDATED STATEMENTS OF OPERATIONS.......................................F-49

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY...............................F-50

CONSOLIDATED STATEMENTS OF CASH FLOWS.......................................F-51

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................................F-52


                            - - - - - - - - - - - -

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. dollars in thousands



                                                                               DECEMBER  JUNE 30,
                                                                               31, 2003    2004
                                                                               --------  --------
                                                                                         UNAUDITED
                                                                                         ---------
      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                    $ 1,912   $ 1,528
  Restricted cash deposits                                                         681       434
  Short-term deposit                                                             1,196       601
  Marketable debt securities                                                       117      --
     Trade receivables (net of allowance for doubtful accounts of $ 3,333 as
     of December 31, 2003 and June 30, 2004)                                     1,808     1,798
  Other accounts receivable and prepaid expenses                                   680       879
  Inventories                                                                    3,236     2,836
                                                                               -------   -------

Total current assets                                                             9,630     8,076
                                                                               -------   -------

LONG-TERM INVESTMENTS:
   Long term trade receivables                                                     364       305
   Investment in an affiliate and others                                           275       275
   Severance pay fund                                                              333       356
                                                                               -------   -------
                                                                                   972       936
                                                                               -------   -------

PROPERTY AND EQUIPMENT, NET                                                      1,676     1,886
                                                                               -------   -------

OTHER ASSETS                                                                       156       134
                                                                               -------   -------

                                                                               $12,434   $11,032
                                                                               =======   =======


The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS

                                                                                         DECEMBER     JUNE 30,
                                                                                         31, 2003     2004
                                                                                         --------     --------
                                                                                                      UNAUDITED
                                                                                                      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Short-term bank credit and current maturities of long-term loan                     $  2,131    $  1,741
   Trade payables                                                                           1,085       1,033
   Employees and payroll accruals                                                             161         192
     Accrued expenses and other liabilities                                                   822         660
                                                                                         --------    --------
Total current liabilities                                                                   4,199       3,626
                                                                                         --------    --------

LONG-TERM LIABILITIES:
     Long-term loan, net of current maturities                                                187         185
     Accrued severance pay                                                                    436         465
                                                                                         --------    --------
Total long-term liabilities                                                                   623         650
                                                                                         --------    --------

SHAREHOLDERS' EQUITY:
  Share capital:
    Ordinary shares of NIS 0.01 par value -
    Authorized: 26,500,000 shares at December 31, 2003 and June 30, 2004; Issued and outstanding: 12,906,872 and 12,966,872 shares at December 31, 2003 and June 30,
       2004, respectively                                                                      40          41
     Additional paid-in capital                                                            25,814      25,856
     Deferred stock compensation                                                               --         (14)
     Receipt on account of shares                                                              --         775
     Accumulated deficit                                                                  (18,242)    (19,902)
                                                                                         --------    --------

Total shareholders' equity                                                                  7,612       6,756
                                                                                         --------    --------
                                                                                         $ 12,434    $ 11,032
                                                                                         ========    ========


The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)


                                                                      SIX MONTHS ENDED              THREE MONTHS ENDED
                                                                           JUNE 30,                      JUNE 30,
                                                               ----------------------------    ----------------------------
                                                                   2003            2004            2003            2004
                                                               ------------    ------------    ------------    ------------
                                                                                          UNAUDITED
                                                               ------------------------------------------------------------
Revenues                                                       $      3,905    $      2,484    $      1,021    $      1,173
Cost of revenues                                                      1,504           1,564             447             738
                                                               ------------    ------------    ------------    ------------

Gross profit                                                          2,401             920             574             435
                                                               ------------    ------------    ------------    ------------

Operating expenses:
   Research and development                                             465             377             229             183
   Selling and marketing                                              1,547           1,129             260             572
   General and administrative                                           939             944             438             441
                                                               ------------    ------------    ------------    ------------

Total operating expenses                                              2,951           2,450             927           1,196
                                                               ------------    ------------    ------------    ------------

Operating loss                                                         (550)         (1,530)           (353)           (761)
Financial expenses, net                                                 146              77             131              70
Other expenses, net                                                      41              53              11              49
                                                               ------------    ------------    ------------    ------------

Net loss                                                       $       (737)   $     (1,660)   $       (495)   $       (880)
                                                               ============    ============    ============    ============


Basic and diluted net loss per share                           $      (0.06)   $      (0.13)   $      (0.04)   $      (0.07)
                                                               ============    ============    ============    ============

Weighted average number of Ordinary shares used in computing
    basic and diluted net loss per share                         12,706,339      12,949,070      12,706,339      12,966,872
                                                               ============    ============    ============    ============


The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                                       RECEIPT
                                 NUMBER OF                 ADDITIONAL    DEFERRED                      ON ACCOUNT      TOTAL
                                 ORDINARY     SHARE        PAID-IN       STOCK           ACCUMULATED   OF              SHAREHOLDERS'
                                 SHARES       CAPITAL      CAPITAL       COMPENSATION    DEFICIT       SHARES          EQUITY
                                 --------------------------------------------------------------------------------------------------
Balance as of January 1, 2004    12,906,872           40       25,814           --         (18,242)            --          7,612

Deferred stock compensation              --           --           19          (19)             --             --             --
Conversion of loan to ordinary
  shares, net                        60,000            1           23           --              --             --             24
 Amortization of deferred
   stock compensation                    --           --           --            5              --             --              5
Receipt on account of shares             --           --           --           --              --            775            775
Net loss                                 --           --           --           --          (1,660)            --         (1,660)
                                 ----------   ----------   ----------   ----------       ----------    ----------     ----------
Balance as of June 30, 2004      12,966,872   $       41   $   25,856   $      (14)      $  (19,902)   $      775     $    6,756
                                 ==========   ==========   ==========   ==========       ==========    ==========     ==========


The accompanying notes are an integral part of the consolidated financial statements.

SUPERCOM LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                              SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                                          -----------------------
                                                                           2003             2004
                                                                          -------         -------
                                                                                  UNAUDITED
                                                                          -----------------------
 Cash flows from operating activities:
   Net loss                                                               $  (737)        $(1,660)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization                                            189             167
     Accrued severance pay, net                                                10               6
     Amortization of deferred stock compensation                               26               5
     Decrease (increase) in trade receivables                              (1,649)             69
     Decrease (increase) in other accounts receivable and prepaid
        expenses                                                               76            (199)
     Decrease  in inventories                                                 246             330
     Increase (decrease) in trade payables                                    294             (52)
     Increase  in employees and payroll accruals                               42              56
     Increase (decrease) in accrued expenses and other liabilities            603            (162)
     Others                                                                     6               7
                                                                          -------         -------

 Net cash used in operating activities                                       (894)         (1,433)
                                                                          -------         -------

 Cash flows from investing activities:
    Proceeds from sale of property and equipment                                1              --
    Purchase of property and equipment                                        (31)           (285)
    Short-term deposits matured                                                --             595
    Investment in short-term deposits                                        (791)             --
    Proceeds from redemption of marketable debt securities                    335             110
    Restricted cash deposits, net                                             (15)            247
                                                                          -------         -------

 Net cash provided by (used in) investing activities                         (501)            667
                                                                          -------         -------

 Cash flows from financing activities:
    Short-term bank credit, net                                               768            (555)
    Receipt of long-term loan                                                 167             400
    Issuance expenses related to conversion of loan into shares                --              (1)
    Receipt of proceeds on account of shares                                   --             775
    Repayment of long-term loan                                              (175)           (237)
                                                                          -------         -------
 Net cash provided by financing activities                                    760             382
                                                                          -------         -------
 Decrease in cash and cash equivalents                                       (635)           (384)
 Cash and cash equivalents at the beginning of the period                   4,567           1,912
                                                                          -------         -------

 Cash and cash equivalents at the end of the period                       $ 3,932         $ 1,528
                                                                          =======         =======

 Supplemental disclosure of cash flows information:
Cash paid during the period for:
  Interest                                                                $    37         $    69
                                                                          =======         =======

 Supplemental disclosure of non-cash activities:

    Transfer of inventory to property and equipment                       $    --         $    70
                                                                          =======         =======

    Conversion of loan to ordinary shares                                 $    --         $    25
                                                                          =======         =======


The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1:-         GENERAL

                 The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial statements. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. These financial statements should be read in conjunction with the Company's annual audited financial statements and accompanying notes as of December 31, 2003, included in this Registration Statement.



NOTE 2:-        SIGNIFICANT ACCOUNTING POLICIES

                a. The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2003, are applied consistently in these financial statements.

                b.      Accounting for stock-based compensation:


                        The Company elected to follow Accounting Principles Board Opinion No. 25, ("APB 25") "Accounting for Stock Issued to Employees" and FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" in accounting for its employee stock option plans. According to APB 25, compensation expense is measured under the intrinsic value method, whereby compensation expense is equal to the excess, if any, of the quoted market price of the stock over the exercise price at the grant date of the award.

U.S. DOLLARS IN THOUSANDS, (EXCEPT PER SHARE DATA)

            The following pro forma information presents the effect on the consolidated stock-based employee compensation expense, consolidated net loss and loss per share as if the fair value based method provided under SFAS No. 123 had been applied to all outstanding awards in each reported period. (5)


                                                              SIX MONTHS ENDED               THREE MONTHS ENDED
                                                                   JUNE 30,                       JUNE 30,
                                                           -----------------------         -----------------------
                                                             2003            2004            2003            2004
                                                           -------         -------         -------         -------
                                                                   UNAUDITED                      UNAUDITED
                                                           -----------------------         -----------------------
Net loss as reported                                       $  (737)        $(1,660)        $  (495)      $    (880)
   Deduct: Stock based compensation
     expenses determined under fair value
     based method                                             (253)           (154)            (28)            (45)
   Add: stock based compensation expenses
     included in reported net loss                              26               5               1               1
                                                           -------         -------         -------         -------
Pro forma net loss                                         $  (964)        $(1,809)        $  (522)     $     (924)
                                                           =======         =======         =======         =======
Basic and diluted net loss per share, as reported          $ (0.06)        $ (0.13)        $ (0.04         $ (0.07)
                                                           =======         =======         =======         =======
Pro forma basic and diluted net loss per
   share                                                   $ (0.08)        $ (0.14)        $ (0.04)        $ (0.07)
                                                           =======         =======         =======         =======

U.S. DOLLARS IN THOUSANDS

         The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:


                                                         SIX MONTHS ENDED                    THREE MONTHS ENDED
                                                             JUNE 30,                             JUNE 30,
                                               ------------------------------------ ------------------------------------
                                                      2003              2004              2003             2004(*)
                                               ------------------ ----------------- ----------------  ------------------
                                                            UNAUDITED                            UNAUDITED
                                               ------------------------------------ ------------------------------------
 Risk free interest rates                              1%               3.35%              1%                 -
 Dividend yields                                       -                  -                -                  -
 Volatility                                          1.642              1.092            1.642                -
 Expected life                                         5                  5                5                  -

(*)     No options were granted during the period.


        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period by the straight line method.

NOTE 3:- INVENTORIES
                                        DECEMBER 31,        JUNE 30,
                                       -------------------------------
                                              2003              2004
                                        --------------      ----------

Raw materials, parts and supplies                1,662           1,262
Finished products                                1,574           1,574
                                        --------------      ----------

                                        $        3,236      $    2,836
                                        ==============      ==========

U.S. DOLLARS IN THOUSANDS, (EXCEPT SHARE AND PER SHARE DATA)

NOTE 4: -     SIGNIFICANT  EVENTS

              a. During June and July 2004, the Company received aggregate gross proceeds of $1,225 from a private placement of 1,441,178 Ordinary shares and five-year warrants to purchase 360,296 Ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, the Company's placement advisors received fully exercisable warrants to purchase 72,058 Ordinary shares with the same terms as above. As of the balance sheet date the Company has received $ 775 out of the total proceeds. The amount received was presented in shareholders equity as a receipt on account of shares.

              b. During August and September 2004, the Company received gross proceeds of $2,200 from a private placement of 2,588,237 ordinary shares and five-year warrants to purchase 1,251,473 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, the Company's placement agent received fully exercisable warrants to purchase 183,765 ordinary shares at an exercise price of $1.10 per share and 444,706 ordinary shares at an exercise price of $ 0.85 per share. All of such warrants issued in this private placement, except the 444,706 warrants with the exercise price of $0.85, may be called by the Company at a redemption price of $0.01 per warrant at any time after the closing price (or closing bid price) of the Company's ordinary shares on the U.S. stock exchange, Nasdaq or the OTC Bulletin Board is equal to or greater than $2.50 per share for 10 out of any 15 consecutive trading days.

                     According to the Subscription Agreement,the Company has agreed to file a registration statement on Form F-1 with respect to the resale of the securities issued,not later than 45 days following the date of the completion of the placement (completion date) and to have such registration statement declared effective by the SEC within 135 days after the completion date. In addition the Company agreed to cause the registration Statement to remain effective until the date which is the earlier of (a) at such time that all the securities issued are sold or (b) at such time as all the securities issued may be sold pursuant to Rule 144(k) under the 1933 Act. In the event that the Company does not comply with the aforementioned agreements )"Registration Default"(, it will be required to pay the investors a penalty equal to one half percent of the gross proceeds received for all or part of each 30-day period during which the Registration Default remains uncured.

U.S. DOLLARS IN THOUSANDS,

NOTE 5:  -    CONTINGENT LIABILITIES

              There were no material changes in the status of the Company's contingent liabilities as described in the Company's annual financial statements except as mentioned in par. 1 below, the details of which are as follows:

              1. In April 2004, the Company was informed by the International Commercial Arbitration Court at the Ukrainian Chamber of Commerce and Industry ("Arbitration Court") that the Department for Resources Supply of the Ministry had filed with the Arbitration Court a statement of claim to declare the agreement between the Company and the Ukraine government (the "Contract") as void due to defaults in the tender proceedings under which the Contract had been awarded to SuperCom. On July 22, 2004 the Company was informed by the law firm representing the Company in the arbitration proceedings that on July 19, 2004, the Arbitration Court issued a negative award declaring the Contract as void. The Company strongly believes that the award is wrong due to many defaults that occurred in the arbitration proceedings and it intends to challenge the validity of the award in the civil courts of Ukraine. The Company does not anticipate any revenues from this project during the year 2004 and the following years.

              2. On January 19, 2000, Supercom Slovakia, a 66% owned subsidiary of the Company, filed a claim against the ministry of interior of the Republic of Slovakia for the breach of the delivery of technology, co-operation and services agreement. The Company requests performance of the agreement. On November 17, 2003, the arbitration procedure was finalized and the ministry of interior of Slovakia has been ordered to pay Supercom Slovakia the amount of SKK 80 thousands (approximately US$ 2,270 as of June 30, 2004) plus an average interest rate of 16.4% from March 1999. In addition, the Slovakian ministry of interior has been ordered to pay the costs of arbitration in the amount of
                     (euro) 43 thousands and Supercom Slovakia's legal fees in the amount of (euro) 64 thousands. The Slovakian ministry of interior has the right to appeal in the Austrian Courts within three months from the date of this award. The company has begun the enforcement procedure of the arbitral award and correspondingly, indirectly received information that the Slovakian ministry of interior has filed an appeal.

U.S. DOLLARS IN THOUSANDS,

              3. On December 12, 1999, Secu-Systems filed a lawsuit with the District Court in Tel-Aviv-Jaffa against the Company and InkSure Ltd. (a former subsidiary) seeking a permanent injunction and damages. The plaintiff asserted in its suit that the printing method applied to certain products that have been developed by InkSure Ltd. constitutes inter alia:
                     (a) the breach of a confidentiality agreement between the plaintiff and the Company; (b) unjust enrichment of the Company and InkSure Ltd; (c) breach of fiduciary duties owed to the plaintiff by the Company and InkSure Ltd., and
                     (d) a tort of misappropriation of trade secrets and damage to plaintiff's property. Secu-Systems, based on such allegations, asked the court to order the Company and InkSure to: (i) cease any activity which involves the plaintiff's confidential information; (ii) furnish the plaintiff with a certified report detailing all profits derived by the Company and InkSure Ltd from such activity;
                     (iii) pay the plaintiff an amount equal to all such profits, and (iv) pay the plaintiff additional damages in the amount of NIS 100 thousands. Alternatively, the plaintiff asked the court to declare that the above-mentioned products are owned by the plaintiff and InkSure in equal parts and that the plaintiff is entitled to 50% of all profits derived therefrom, in which case, the plaintiffs asked that the Company and InkSure allocate 50% of the profits from the printing method at issue.

                     Based upon the facts known to the Company and those provided by InkSure Ltd. and the Company's legal advisors advise which is based, inter-alia, on said facts, the Company's management is of the opinion that, the prospects are favorable that the court will not grant the permanent injunction or award damages of a substantial amount in connection with the litigation. Accordingly, the management of the Company did not provide for such potential liability.

              4. On July 14, 2003, an Israeli agent ("the claimant") filed a lawsuit with the District Court in Tel-Aviv-Jaffa against the Company and its chairman of the Board of Directors; the claimant claims that the Company owes him NIS 250 thousands (approximately $ 55) in commissions allegedly due for his part in establishing business connections for the Company in Eastern Asia during the years 1993-1998. The Company plans to contest this claim. The Company's management and its legal advisors cannot assess at this stage the outcome of this claim.

                            6,341,713 ORDINARY SHARES


                                [LOGO] SuperCom


                                   ----------
                                   PROSPECTUS
                                   ----------





                               ____________, 2004



      All dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Companies Law, an Israeli company may only exculpate an office holder in advance, in whole or in part, for breach of duty of care and only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. A company may not exculpate an office holder for breach of duty of loyalty. However, the company may approve an act performed in breach of the duty of loyalty of an office holder provided that the office holder acted in good faith, the act or its approval does not harm the company, and the office holder discloses the nature of his or her personal interest in the act and all material facts and documents a reasonable time before discussion of the approval.

      Under the Companies Law, an Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided a provision authorizing such indemnification is inserted in its articles of association. Advance indemnification of an office holder must be limited to foreseeable liabilities and reasonable amounts determined by the board of directors. A company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

      o a financial liability imposed on him in favor of another person pursuant to a judgment, settlement or arbitrator's award approved by court; and

      o reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him by the company, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted or as a result of conviction for a crime that does not require proof of criminal intent.

A company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

      o a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

      o     a breach of duty of care to the company or to a third party; and

      o a financial liability imposed on the office holder in favor of a third party.

An Israeli company may not indemnify or insure an office holder against any of the following:

      o a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

      o     a breach of duty of care committed intentionally or recklessly;

      o an act or omission committed with intent to derive illegal personal benefit; or

      o     a fine levied against the office holder.

      Under the Companies Law, indemnification and insurance of office holders must be approved by our audit committee and our board of directors and, in specified circumstances, by our shareholders.

      Exemption, Insurance And Indemnification Of Directors And Officers

      Under the Companies Law, an Israeli company may not exempt an office holder from liability for breach of his duty of loyalty, but may exempt in advance an office holder from liability to the company, in whole or in part, for a breach of his duty of care, provided the articles of association of the company allow it to do so. Our Articles allow us to exempt our office holders entirely and in advance from liability to any damage suffered as a result of this breach of duty of care towards us.

      Our Articles provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders for any act done by him or her by virtue of being an office holder, in respect of any of the following:

      o     a breach of duty of care towards us or any other person,

      o a breach of fiduciary obligations towards us, provided that the office holder acted in good faith and had reasonable grounds to assume that his or her act would not be to our detriment, or

      o a financial liability imposed on him or her in favor of another person.

Indemnification of Office Holders

      Our Articles provide that we may indemnify an office holder, post factum, for the following cases of liability and expenses incurred by him or her as a result of an act done by him or her by virtue of being an office holder :

      o a monetary liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement judgment or an arbitrator award approved by a, and

      o reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed on him or her by a court, in a proceeding brought against him by or on our behalf or by another person, or in a criminal proceeding from which he or she were acquitted, or in a criminal proceeding in which he or she were convicted for a criminal offense that does not require evidence of criminal mens rea.

      We have obtained directors and officers liability insurance for the benefit of our office holders.

      Limitations on Exemption, Insurance and Indemnification

      The Israeli Companies Law provides that a company may not exempt or indemnify an office holder, or enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

      o a breach by the office holder of his or her duty of loyalty towards the company unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

      o a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;

      o any act or omission done with the intent to derive an illegal personal benefit; or

      o     any fine levied against the office holder.


ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

      The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act, of 1933, as amended (the "Securities Act").

Since May 1, 1999, we have granted options to purchase an aggregate of 3,081,045 ordinary shares to employees, directors and consultants. Since that date, we have issued a total of 260,533 ordinary shares pursuant to the exercise of options. We currently have outstanding options to purchase an aggregate of 2,172,878 ordinary shares. In addition, we authorized grants of options to employees and officers, under our option plan, with an exercise price of $0.85, to purchase an aggregate of 1,400,000 shares, which remains subject to all required approvals under Israeli law. We believe that such issuances were exempt from registration under the U.S. Securities Act because they were made pursuant to an exemption from registration provided under Section 4(2) of the Securities Act and/or Rule 701 and the regulations promulgated thereunder.

      During June and July, 2004, the Company received aggregate gross proceeds of $1,225,000 from a private placement of 1,558,826 ordinary shares and five-year warrants to purchase 623,535 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement advisors received warrants to purchase 77,941 ordinary shares at an exercise price of $1.10 per share. These securities were issued in reliance upon an exemption from registration set forth in Regulation S of the Securities Act of 1933, as amended.

      In August and September 2004, we received gross proceeds of $2,200,000 from a private placement to accredited investors of 2,470,589 ordinary shares and five-year warrants to purchase 988, 234 ordinary shares at an exercise price of $1.10 per share. In connection with the private placement, our placement agent received warrants to purchase 177,882 ordinary shares at an exercise price of $1.10 per share and 444,706 ordinary shares at an exercise price of $ 0.85 per share. All of such warrants issued in this private placement except 444,706 warrants with an exercise price of $0.85, may be called by us at a redemption price of $.01 per warrant at any time after the closing price (or closing bid price) of our ordinary shares on an U.S. stock exchange, Nasdaq or the OTC Bulletin Board is equal to or greater than $2.50 per share for 10 out of any 15 consecutive trading days. These securities were issued in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.


ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)         Exhibits

3.1*        Memorandum of Association.

3.2*        Articles of Association.

3.3*        Amendment to Articles of Association.

4.1*        Forms of Stock Certificates Representing Ordinary Shares.

5.1 Form of Opinion of Yossi Avraham & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares(including consent).

10.1* The SuperCom Ltd. 1999 Employee Stock Option Plan (As Amended and Restated in 2002).

10.2*       Service Agreement between SuperCom and Avi Schechter, dated July 1,
            2002.

10.3*       Employment Agreement between SuperCom and Eyal Tuchman, dated July
            1, 2002.

10.4*       Employment Agreement between SuperCom and Eli Basson, dated July 28,
            1997.

10.5*       Service Agreement between SuperCom and Eli Rozen, dated October 1,
            2001.

10.6*       Service Agreement between SuperCom and Avi Landman, dated October 1,
            2001.

10.7* Stock Purchase Agreement between SuperCom and Elad Ink, dated as of March 4,2002.

10.8* Stock Purchase Agreement between SuperCom and ICTS BV, dated as of April 29, 2002.

10.9* Stock Purchase Agreement between SuperCom and ICTS-USA, Inc., dated as of September 27, 2002.

21.1        List of Subsidiaries.

            The following are the principal subsidiary entities of SuperCom Ltd. (all wholly-owned except as indicated):

            o   SuperCom, Inc. (United States)

            o   SuperCom Asia Pacific Ltd. (Hong Kong)

            o   SuperCom Slovakia A.S. (Slovakia) (owned 66% by SuperCom Ltd.)

            o CT CardTech Technologies (1994) Ltd. (Israel) (owned 40% by SuperCom Ltd.)

23.1 Consent of Kost, Forer, Gabbay & Kasierer, a Member of Ernst & Young Global, independent public accountants.

23.2        Consent of BDO McCabe Lo & Company, independent public accountants

23.3 Consent of Yossi Avraham & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)

24.1        Powers of Attorney (included in signature page to Registration
            Statement)

-----------------
* Previously filed as exhibits to, and incorporated herein by reference from, the company's Registration Statement on Form 20-F (File No.: 0-50790 filed on July 29, 2004).

#          To be filed by amendment


ITEM 9. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than any payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Raanana, Israel, on October 29, 2004.

                                            SUPERCOM LTD.

                                            By: /s/ Eli Rozen
                                                --------------------------------
                                                Name: Eli Rozen
                                                Title: Chairman

                                            By: /s/ Avi Schechter
                                                --------------------------------
                                                Name: Avi Schechter
                                                Title: President

KNOW ALL MEN BY THESE PRESENTS, that each director and executive officer of SuperCom Ltd. whose signature appears below constitutes and appoints Avi Schechter and Eyal Tuchman, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement (and any registration statement relating to the same offering and filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on October 29, 2004.


            Signature                          Title(s)                                          Date
------------------------------            --------------------------------------------      ----------------
/s/ Avi Schechter
------------------------------            Chief Executive Officer and President             October 29, 2004
Avi Schechter                             (principal executive officer)

/s/ Eyal Tuchman
------------------------------            Vice President and Chief Financial Officer        October 29, 2004
Eyal Tuchman                              (principal financial and accounting officer)

/s/ Eli Rozen
------------------------------            Chairman of the Board                             October 29, 2004
Eli Rozen

/s/ Avi Landman
------------------------------            Director                                          October 29, 2004
Avi Landman

/s/ Menachem Meron
------------------------------            Director                                          October 29, 2004
Menachem Meron

/s/ Avi Elkind
------------------------------            Director                                          October 29, 2004
Avi Elkind

/s/ Michal Brikman
------------------------------            Director                                          October 29, 2004
Michal Brikman